Exhibit 10.1

EXECUTION VERSION

INDENTURE AND SECURITY AGREEMENT

between

PENNANTPARK CLO VIII, LLC,

Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Collateral Trustee

Dated as of February 22, 2024

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EXHIBITS AND SCHEDULES

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Certificated Secured Note
A-3	Form of Rule 144A Global Subordinated Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Transferee Certificate for Rule 144A Global Secured Note
B-5	Form of Transferee Certificate for Regulation S Global Secured Note
B-6	Form of Transferor Certificate for Rule 144A Global Subordinated Notes
B-7	Form of Transferee Certificate for Rule 144A Global Subordinated Notes
B-8	Form of Transferor Certificate for Transfer to Certificated Subordinated Notes
B-9	Form of Transferee Certificate for Certificated Subordinated Notes

Exhibit C	Form of Securities Account Control Agreement
Exhibit D	Form of Beneficial Ownership Certificate
Exhibit E	Form of Weighted Average S&P Recovery Rate Notice
Exhibit F	Form of Notice of Substitution or Repurchase

Schedule 1	Schedule of Collateral Obligations
Schedule 2	Calculation of S&P Equivalent Diversity Score
Schedule 3	S&P Industry Classifications
Schedule 4	Moody’s Rating Definitions
Schedule 5	S&P Recovery Rate Tables
Schedule 6	[Reserved]
Schedule 7	S&P CDO Monitor Formula Definitions

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INDENTURE AND SECURITY AGREEMENT, dated as of February 22, 2024, between PennantPark CLO VIII, LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”) and Wilmington Trust, National Association, a national banking association, in its capacity as collateral trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Collateral Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein and to incur the Class A-1 Loans pursuant to the Credit Agreement, dated as of the Closing Date, among the Issuer, as borrower, the Loan Agent, the Collateral Trustee and the lenders party thereto from time to time (the “Credit Agreement”). Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer and the Collateral Trustee are entering into this Indenture and accepting the agreements established hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Trustee, for the benefit and security of the Holders of the Secured Debt, the Collateral Trustee, the Collateral Manager, the Loan Agent, the Posting Agent, the Transferor, the Collateral Administrator and the Custodian (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) and all payments thereon or with respect thereto, (b) each of the Accounts, and any Eligible Investments on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Securities Account Control Agreement, the Collateral Administration Agreement, the Master Loan Sale Agreement and the Credit Agreement, (d) all Cash or Money owned by the Issuer, (e) any Equity Securities received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any other property of the Issuer and (h) all proceeds with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”); provided that, such Grants shall not include Margin Stock. For the avoidance of doubt, Margin Stock shall not be included in the above grants, but shall be included in the term “Assets” for all other purposes under this Indenture.

The above Grant is made in trust to secure the Secured Debt and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Note or Class A-1 Loan on one hand and any other Note or Class A-1 Loan on the other by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with their respective terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreement, the Credit Agreement and the Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of the Collateral Trustee, be deemed to include any securities and any investments granted to the Collateral Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Collateral Trustee acknowledges such Grant and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation”. All references herein to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision. Any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Trustee), except to the extent the Collateral Trustee requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

“17g-5 Information”: The meaning specified in Section 14.17(a).

“17g-5 Website”: A password-protected website which shall initially be located at https://17g5.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Collateral Manager, the Placement Agent, and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

“25% Limitation”: The meaning specified in Section 2.5.

“Accountants’ Certificate”: The meaning set forth in Section 7.18(d).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Interest Reserve Account, (vii) the Contribution Account and (viii) the Custodial Account.

“Act” and “Act of Holders”: The meanings specified in Section 14.2(a).

“Acquisition Test”: A test that is satisfied, as determined by the Collateral Manager, in connection with and at the time of the purchase by the Issuer of any Collateral Obligation that is not an Affiliate Originated Collateral Obligation, if, after taking into account any such proposed acquisition, the aggregate outstanding principal amount of Affiliate Originated Collateral Obligations then owned by the Issuer is more than fifty percent (50%) of the aggregate outstanding principal amount of all Collateral Obligations then owned by the Issuer.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Long-Dated Obligations, Deferring Obligations and Discount Obligations), plus (b) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, plus (c) the aggregate of the Defaulted Obligation Balances for each Defaulted Obligation, plus (d) (1) for each Long-Dated Obligation with a stated maturity less than or equal to 12 months after the Stated Maturity of the Secured Debt, as follows: the lower of (i) its Market Value and (ii)(A) for each Long-Dated Obligation with a stated maturity less than or equal to six months after the Stated Maturity of the Secured Debt, 90% multiplied by its Principal Balance or (B) for each Long-Dated Obligation with a stated maturity greater than six months but less than or equal to 12 months after the Stated Maturity of the Secured Debt, 80% multiplied by its Principal Balance, (2) for each Long-Dated Obligation with a stated maturity greater than 12 months but less than or equal to 24 months after the Stated Maturity of the Secured Debt, 70% multiplied by its Principal Balance and (3) for each Long-Dated Obligation with a stated maturity greater than 24 months after the Stated Maturity of the Secured Debt, zero, plus (e) for each Deferring Obligation, its S&P Collateral Value; plus (f) the aggregate of the purchase prices for each Discount Obligation, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof, for such Discount Obligation, minus (g) the Excess CCC Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Long-Dated Obligation, Deferring Obligations and Discount Obligation, or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations to which it otherwise belongs and which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date) to the sum of (a) 0.03% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the related Determination Date and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses and indemnities and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first on a pari passu basis (a), to the Collateral Trustee and the Loan Agent for their respective fees, expenses and indemnities in each of their capacities hereto and pursuant to Section 6.7 and the other provisions of this Indenture and the other Transaction Documents (including the Credit Agreement), and (b), to the Collateral Administrator pursuant to the Collateral Administration Agreement and to the Bank in any of its other capacities under the Transaction Documents, second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent Review Party, Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Aggregate Collateral Management Fee; (iv) the independent manager of the Issuer for fees and expenses; (v) any other Person in connection with satisfying the requirements of the Securitization Regulations; and (vi) any other Person in respect of any other fees or expenses permitted under this Indenture, the Credit Agreement, the Debt and the documents delivered pursuant to or in connection with this Indenture (including any expenses or costs related to the Issuer complying with the tax laws, the payment of facility rating fees, the payment to any website providers and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Debt, including but not limited to, any amounts due in respect of the listing of the Notes on any securities exchange or trading system, any Re-Pricing, redemption,

Refinancing or additional issuance of Debt, and third, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document not otherwise provided above; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Secured Debt and distributions on the Subordinated Notes) shall not constitute Administrative Expenses.

“Administrative Service Provider”: PennantPark Investment Administration, LLC, a Delaware limited liability company.

“Affected Class”: Any Class of Secured Debt that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affected Investor”: Each EU Affected Investor or UK Affected Investor.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Originated Collateral Obligation”: Any Collateral Obligation with respect to which the Transferor, either itself or through related entities (including without limitation the Issuer), directly or indirectly, was involved in the original agreement which created such Collateral Obligation.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees and Cumulative Deferred Management Fees, excluding any Waived Collateral Management Fee.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the required current cash interest required by the Underlying Documents thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated coupon payable in cash on such Collateral Obligation expressed as a percentage and (ii) the Principal Balance of such Collateral Obligation; provided that, for purposes of this definition, the interest in respect of a fixed rate Step-Down Obligation shall be deemed to be the lowest possible coupon for the purposes of this definition.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest based on the Benchmark for the Floating Rate Debt (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread payable in Cash on such Collateral Obligation above such index multiplied by (ii) the outstanding Principal Balance of such Collateral Obligation; provided that, with respect to any Benchmark Floor Obligation, the stated interest rate spread payable in Cash on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread payable in Cash over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the applicable index; and

(b) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest at a spread over an index other than the Benchmark for the Floating Rate Debt (including, for any Deferrable Obligation or Partial Deferrable Obligation, only the required current cash pay interest required by the Underlying Documents thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the excess of the sum of such spread and such index payable in Cash over the Benchmark for the Secured Debt as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding Principal Balance of each such Collateral Obligation;

provided that, for purposes of this definition, the interest over the applicable index in respect of a floating rate Step-Down Obligation shall be deemed to be the lowest possible interest spread over such index under the Underlying Documents relating to such Step-Down Obligation.

“Aggregate Outstanding Amount”: (i) With respect to any of the Secured Debt as of any date, the aggregate unpaid principal amount of such Secured Debt Outstanding on such date and (ii) with respect to the Subordinated Notes, the Outstanding amount of such Subordinated Notes on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning specified in the Granting Clauses hereof.

“Assignment/Conversion”: The meaning specified in Section 2.5(p)(iv).

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that, the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Collateral Trustee to authenticate such Notes on behalf of the Collateral Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Wilmington Trust, National Association, in its individual capacity and not as Collateral Trustee, or any successor thereto.

“Bankruptcy Code”: The United States federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law.

“Bankruptcy Exchange”: The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another Obligor which, but for the fact that such debt obligation is a Defaulted Obligation or a Credit Risk Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Collateral Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Collateral Manager, at the time of the exchange, the debt obligation received on exchange is not less senior in right of payment vis-à-vis such Obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis-à-vis its Obligor’s other outstanding indebtedness, (iii) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, each of the Coverage Tests is satisfied or, if any Coverage Test was not satisfied prior to such exchange, the coverage ratio relating to such test shall be at least as close to being satisfied after giving effect to such exchange as it was before giving effect to such exchange, (iv) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, not more than 5.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, (v) the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes in this

Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vi) the Bankruptcy Exchange Test is satisfied, (vii) the Aggregate Principal Balance of the obligations received in Bankruptcy Exchanges since the Closing Date is not more than 10.0% of the Target Initial Par Amount and (viii) if the debt obligation received on exchange is a Credit Risk Obligation, it has an S&P Rating.

“Bankruptcy Exchange Test”: A test that is satisfied if, in the Collateral Manager’s reasonable business judgment, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange is greater than the projected internal rate of return of the Defaulted Obligation exchanged in a Bankruptcy Exchange, calculated by the Collateral Manager by aggregating all Cash and the Market Value of any Collateral Obligation subject to a Bankruptcy Exchange at the time of each Bankruptcy Exchange; provided that the foregoing calculation shall not be required for any Bankruptcy Exchange prior to and including the occurrence of the third Bankruptcy Exchange.

“Base Rate Modifier”: A modifier, determined by the Collateral Manager, applied to a reference or base rate in order to cause such rate to be comparable to the three-month Term SOFR Rate, which modifier is recognized or acknowledged as being the industry standard by the LSTA or the ARRC and which modifier may include an addition or subtraction to such unadjusted rate. For the avoidance of doubt, to the extent the Base Rate Modifier does not exist, it will be zero for purposes of this definition.

“BDC”: PennantPark Floating Rate Capital Ltd., a Maryland corporation, together with its successors and assigns.

“Benchmark”: With respect to the Secured Debt, initially, the Term SOFR Rate; provided, that if the Term SOFR Reference Rate component of the Term SOFR Rate or the then-current Benchmark is unavailable or no longer reported, as determined by the Collateral Manager on any date of determination, then upon written notice from the Collateral Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Collateral Trustee of such event and the designation of a Fallback Rate, then “Benchmark” means such Fallback Rate for all purposes relating to the Secured Debt in respect of such determination on such date and all determinations on all subsequent dates; provided, further, that with respect to any Class of Secured Debt, the Benchmark will be no less than zero. With respect to any Collateral Obligation, when used in the context of such Collateral Obligation, “Benchmark” or “Benchmark-based index” means the London interbank offered rate, the forward-looking term rate based on SOFR or the applicable benchmark rate currently in effect for such floating rate Collateral Obligation and determined in accordance with the related Underlying Document.

“Benchmark Floor Obligation”: As of any date, a Floating Rate Obligation (a) for which the related Underlying Documents allow an interest rate option based on the Benchmark, (b) that provides that such rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the Benchmark for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on the Benchmark, but only if as of such date the Benchmark for the applicable interest period is less than such floor rate.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: Any of the following (i) a “benefit plan investor” as defined in the Plan Asset Regulation, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) any plan to which Section 4975 of the Code applies or (iii) an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity within the meaning of the Plan Asset Regulation.

“Book Value”: “Book value” within the meaning of Treasury Regulations section 1.704 1(b)(2)(iv), adjusted (to the extent permitted under Treasury Regulations section 1.704 1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the beneficial owners of the Subordinated Notes (as determined for U.S. federal income tax purposes).

“Bridge Loan”: Any secured loan that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Collateral Trustee or the Loan Agent is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16(a).

“Cash”: Such money (as defined in Section 1-201(b)(24) of the UCC) and funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Cash Contribution”: The meaning specified in Section 10.5.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: The amount equal to the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the outstanding Principal Balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Note”: Each Certificated Secured Note and each Certificated Subordinated Note.

“Certificated Secured Note”: The meaning set forth in Section 2.3(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”: The meaning set forth in Section 2.3(b)(iii).

“Class”: (a) In the case of the Secured Debt, all Secured Debt having the same Interest Rate, Stated Maturity and class designation; provided that, the Class A-1 Notes and the Class A-1 Loans will be treated as a single Class of Secured Debt except as otherwise expressly described herein or as the context otherwise requires; provided, further, that for purposes of calculating the Interest Coverage Ratio and the Overcollateralization Ratio, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes will be treated as a single Class; and (b) in the case of the Subordinated Notes, all of the Subordinated Notes.

“Class A-1 Debt”: Collectively, the Class A-1 Notes and the Class A-1 Loans.

“Class A-1 Lender”: Each lender party to the Credit Agreement.

“Class A-1 Loans”: The Class A-1 Senior Secured Loans incurred pursuant to the Credit Agreement.

“Class A-1 Notes”: The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”: The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class A/B Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class A/B Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

“Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class of Secured Debt in full. Prior to the S&P CDO Monitor Switchover Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Schedule 5 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class C Notes.

“Class D Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D Notes.

“Class D Interest Coverage Test”: The Interest Coverage Test, as applied with respect to the Class D Notes.

“Class D Notes”: The Class D Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class D Overcollateralization Ratio Test”: The Overcollateralization Ratio Test, as applied with respect to the Class D Notes.

“Class Default Differential”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), (i) prior to the S&P CDO Monitor Switchover Date, the rate calculated by subtracting (x) the Class Scenario Default Rate at such time for such Class from (y) the Class Break-even Default Rate, and (ii) on and after the S&P CDO Monitor Switchover Date, the rate calculated by subtracting (x) the S&P CDO Monitor SDR at such time for such Class from (y) the S&P CDO Monitor Adjusted BDR for such Class of Secured Debt.

“Class Scenario Default Rate”: With respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt), an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Clean-Up Call Redemption”: A redemption of the Secured Debt in accordance with Section 9.8.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: February 22, 2024.

“Closing Date Participation Interests”: Any Participation Interest in an asset conveyed to the Issuer on the Closing Date pursuant to the Master Loan Sale Agreement until elevated by assignment, which may be settled directly into the Issuer pursuant to such applicable agreement. For the avoidance of doubt, the failure to elevate any Closing Date Participation Interest will not result or be deemed to result in a Default or Event of Default under this Indenture or any other Transaction Document.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: Wilmington Trust, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, but including Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manger in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.15% per annum (calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Collateral Management Fee Shortfall Amount”: To the extent all or a portion of the Collateral Management Fee is not paid on a Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), the Collateral Management Fee due on such Payment Date (or the unpaid portion thereof, as applicable). Such amount is automatically deferred for payment on the succeeding Payment Dates, with interest at the rate specified in the Collateral Management Agreement, as certified to the Collateral Trustee (with a copy to the Collateral Administrator) by the Collateral Manager, in accordance with the Priority of Payments.

“Collateral Manager”: PennantPark Investment Advisers, LLC, a Delaware limited liability company, until such time, if any, as a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Notes”: Any Notes owned by the Collateral Manager, the Administrative Service Provider, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager, the Administrative Service Provider or an Affiliate thereof or for which the Collateral Manager, the Administrative Service Provider or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager, the Administrative Service Provider or an Affiliate thereof exercises discretionary control thereover.

“Collateral Manager Standard”: The meaning specified in the Collateral Management Agreement.

“Collateral Obligation”: A debt obligation that is a Senior Secured Loan (including, but not limited to, interests in middle market loans acquired by way of a purchase or assignment), a Second Lien Loan, a Senior Secured Note or a DIP Collateral Obligation (or a Participation Interest in any of the foregoing), that as of the date the Issuer commits to acquire such Asset (or, in the case of a Collateral Restructured Asset, as of any date on or after the date of acquisition thereof):

(i) is U.S. Dollar denominated and is neither convertible by the Obligor thereof into, nor payable in, any other currency;

(ii) is not (A) a Defaulted Obligation (unless such obligation is being acquired in connection with a Bankruptcy Exchange or is a Collateral Restructured Asset) or (B) a Credit Risk Obligation;

(iii) is not a lease;

(iv) if it is (A) a Deferrable Obligation, it is not deferring payment of any accrued and unpaid interest which would have otherwise been due and continues to remain unpaid or (B) a Partial Deferrable Obligation, it is not in default with respect to the portion of the interest due thereon to be paid in cash on each payment date with respect thereto;

(v) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi) does not constitute Margin Stock;

(vii) provides for payments that do not, at the time the obligation was acquired, subject the Issuer to withholding tax unless the related Obligor is required to make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

(viii) has an S&P Rating (unless such obligation is a Collateral Restructured Asset);

(ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Document, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of payment);

(xi) does not have an “f,” “p,” “sf” or “t” subscript assigned to the rating by S&P, or an “sf” subscript assigned to the rating by Moody’s;

(xii) is not a commodity forward contract, a bond, a Structured Finance Obligation or a note or any debt obligation that is not a loan (unless it is a Senior Secured Note);

(xiii) will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiv) is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security and does not have Equity Securities attached thereto as part of a unit;

(xv) is not the subject of an Offer of exchange, or tender by its Obligor, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvi) does not mature after the earliest Stated Maturity of any Outstanding Secured Debt (unless such obligation is a Collateral Restructured Asset);

(xvii) is Registered;

(xviii) is not a Synthetic Security;

(xix) does not pay interest less frequently than semi-annually;

(xx) is not a letter of credit and does not support a letter of credit;

(xxi) is not an interest in a grantor trust;

(xxii) is purchased at a price at least equal to 65% of its Principal Balance;

(xxiii) is not issued by an Obligor Domiciled in (x) Greece, Italy, Portugal, Spain or Russia or (y) any country, territory or jurisdiction that is the target of subject to any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury or any other relevant sanctions authority;

(xxiv) is issued by a Non-Emerging Market Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxv) if it is a Participation Interest (other than a Closing Date Participation Interest), the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xxvi) is not an obligation of a Portfolio Company;

(xxvii) does not have attached equity warrants (unless such obligation is a Collateral Restructured Asset);

(xxviii) is not a warrant;

(xxix) is not a Loan for which the underlying collateral consists primarily of real property owned by the obligor;

(xxx) other than in the case of a Recurring Revenue Loan, is not issued by an Obligor with an EBITDA (calculated in accordance with the related Underlying Documents as of the time of purchase by the Issuer) of less than U.S.$5,000,000;

(xxxi) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or the Benchmark or (b) a similar interbank offered rate, commercial deposit rate or any other index; and

(xxxii) is not an ESG Prohibited Obligation.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a Principal Balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if any such test is not satisfied at the time of reinvestment, the level of compliance with such test is maintained or improved as described in the Investment Criteria):

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) the S&P CDO Monitor Test;

(iv) prior to the S&P CDO Monitor Switchover Date, the Minimum Weighted Average S&P Recovery Rate Test; and

(v) the Weighted Average Life Test.

“Collateral Restructured Asset”: Any Restructured Asset that is a Loan or other debt obligation and which (i) on or after the date of acquisition thereof by the Issuer, satisfies each of the requirements of the definition of “Collateral Obligation” (giving effect to the carve-outs for Collateral Restructured Assets set forth therein), (ii) ranks at least pari passu in right of payment to the Collateral Obligation in respect of which it was received and (iii) is designated as a “Collateral Restructured Asset” by the Collateral Manager by written notice to the Collateral Trustee and the Collateral Administrator.

“Collateral Trustee”: The meaning specified in the first sentence of this Indenture.

“Collection Account”: The account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the eighth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Secured Debt, on the Redemption Date and (c) in any other case, at the close of business on the eighth Business Day prior to such Payment Date.

“Concentration Limitations”: Limitations satisfied on each Measurement Date on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements (excluding clause (vii)(B) of this definition) must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i) not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments (assuming for purposes of these calculations that Eligible Investments representing Principal Proceeds are Senior Secured Loans);

(ii) not more than 5.0% of the Collateral Principal Amount may, in the aggregate, consist of First-Lien Last-Out Loans, Second Lien Loans and Senior Secured Notes; provided that not more than 1.5% of the Collateral Principal Amount may consist of Second Lien Loans and First-Lien Last-Out Loans issued by a single Obligor and its Affiliates;

(iii) not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, without duplication, Senior Secured Loans issued by up to five obligors and their respective Affiliates may each constitute up to 3.0% of the Collateral Principal Amount; provided that one Obligor shall not be considered an Affiliate of another Obligor solely because they are controlled by the same financial sponsor;

(iv) not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of “CCC+” or below (other than Defaulted Obligations);

(v) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(vi) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(vii) (A) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests, and (B) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest; provided that Closing Date Participation Interests will be excluded for purposes of this clause (vii) for the first 90 days following the Closing Date;

(viii) not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”;

(ix) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	All countries (in the aggregate) other than the United States;

10.0%	Canada;

5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;

2.5%	any individual Group I Country;

2.0%	all Group II Countries in the aggregate;

2.0%	any individual Group II Country;

1.5%	all Group III Countries in the aggregate; and

1.5%	all Tax Jurisdictions in the aggregate;

(x) not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount; (y) the second-largest S&P Industry Classification may represent up to 17.5% of the Collateral Principal Amount; and (z) the third-largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xi) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations;

(xii) not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(xiii) not more than 15.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; provided that, not more than 0.0% of the Collateral Principal Amount may consist of Cov-Lite Loans that are issued by an Obligor with a most recently calculated EBITDA (calculated in accordance with the related Underlying Documents at the time of purchase by the Issuer) of less than $40,000,000;

(xiv) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest at least semi-annually, but less frequently than quarterly;

(xv) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(xvi) not more than 5.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xvii) not more than 7.5% of the Collateral Principal Amount may consist of Recurring Revenue Loans;

(xviii) not more than 5.0% of the Collateral Principal Amount may consist of Bridge Loans; and

(xix) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations (excluding Recurring Revenue Loans) with respect to which the related Obligor’s EBITDA (calculated in accordance with the related Underlying Documents at the time of purchase by the Issuer) is less than

$10,000,000.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 10.5.

“Contribution Account”: The account established pursuant to Section 10.3(f).

“Controlling Class”: The Class A-1 Debt so long as any Class A-1 Notes or Class A-1 Loans are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the Subordinated Notes.

“Controversial Weapons”: Any controversial weapons (such as cluster bombs, anti-personnel mines, chemical or biological weapons) which are prohibited under applicable international treaties or conventions.

“Consenting Holder”: The meaning specified in Section 9.7(b)(ii).

“Conversion Date”: The meaning specified in Section 2.5(o).

“Conversion Option”: The option of a Converting Lender to convert all or a portion of its Class A-1 Loans into an equivalent principal amount of Class A-1 Notes pursuant to the Credit Agreement and this Indenture.

“Converting Lender”: A Class A-1 Lender that has exercised a Conversion Option.

“Corporate Trust Office”: The designated corporate trust office of (a) the Collateral Trustee at which the Collateral Trustee administers this Indenture and the other Transaction Documents to which it is a party, currently located at (i) for Note transfer purposes and for presentment and surrender of the Notes for final payment thereon, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-1605, Attention: CLO Administration – PennantPark CLO VIII, LLC, and (ii) for all other purposes, Wilmington Trust, National Association, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: CLO Administration – PennantPark CLO VIII, LLC, email: PennantPark@WilmingtonTrust.com and (b) the Loan Agent at which the Loan Agent administers the Credit Agreement and the other Transaction Documents to which it is a party, currently located at 1100 North Market Street, Rodney Square North Wilmington, Delaware 19890-1605, Attention: CLO Administration – PennantPark CLO VIII, LLC, email: PennantPark@WilmingtonTrust.com; or in each case, such other address as the Collateral Trustee or the Loan Agent may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Collateral Trustee or loan agent.

“Co-Structuring Agent”: KeyBanc Capital Markets Inc.

“Cov-Lite Loan”: A Senior Secured Loan whose Underlying Documents (i) do not contain any financial covenants or (ii) do not require the borrower to comply with a Maintenance Covenant; provided that for all purposes other than the determination of the S&P Recovery Rate for such Collateral Obligation, a Collateral Obligation described in clause (i) or (ii) above which contains either a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with an Incurrence Covenant or a Maintenance Covenant will be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Debt.

“Credit Agreement”: The meaning set forth in the Preliminary Statement.

“Credit Amendment”: A Maturity Amendment that, in the Collateral Manager’s reasonable judgment, is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) due to the materially adverse financial condition of the related Obligor, to minimize material losses on the related Collateral Obligation.

“Credit Improved Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) such Collateral Obligation has experienced a reduction in its credit spread of 10% or more compared to the credit spread in effect as of the Cut-Off Date for such Collateral Obligation, such reduction in spread being determined by reference to an Eligible Loan Index; or

(b) such Collateral Obligation has a Market Value above the higher of (i) 95% of its Principal Balance and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation.

“Credit Improved Obligation”: Any Collateral Obligation which, in the Collateral Manager’s judgment, exercised in accordance with the Collateral Management Agreement, has significantly improved in credit quality after it was acquired by the Issuer; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with positive implication by S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) the spread over the Benchmark or other Eligible Loan Index for such Collateral Obligation has been increased since the date of purchase by the Issuer by (A) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 2%), (B) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 2% but less than or equal to 4%) or (C) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 4%) due, in each case, to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation; or

(b) the Market Value of such Collateral Obligation has decreased by at least 2.5% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation.

“Credit Risk Obligation”: Any Collateral Obligation (other than a Defaulted Obligation) that, in the Collateral Manager’s judgment, exercised in accordance with the Collateral Management Agreement, has a significant risk of declining in credit quality or price; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with negative implication by S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Cumulative Deferred Management Fee”: All or a portion of the previously deferred Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest prior to the Payment Date on which the payment of such Collateral Management Fee Shortfall Amount was deferred by the Collateral Manager), which may be declared due and payable by the Collateral Manager on any Payment Date.

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Collateral Management Fees or Collateral Management Fee Shortfall Amounts (including accrued interest), due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager.

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Collateral Trustee and the Collateral Administrator in writing that it believes, in its reasonable business judgment, that (a) the Obligor of such Collateral Obligation is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due and (c) (A) has an S&P Rating of at least “CCC+” and a Market Value of at least 80% of its par value or (B) has an S&P Rating of at least “CCC” and its Market Value is at least 85% of its par value (Market Value being determined, solely for the purposes of clause (c) without taking into consideration clause (iii) of the definition of the term “Market Value”).

“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The account established pursuant to Section 10.3(b).

“Custodian”: The custodian appointed by the Issuer, initially Wilmington Trust, National Association, in its capacity as custodian under the Securities Account Control Agreement, together with its successors and assigns, as applicable, which custodian shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Debt”: The Secured Debt and the Subordinated Notes, collectively.

“Debt Interest Amount”: With respect to any Class of Secured Debt and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Debt.

“Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-1 Notes and the Class A-1 Loans, until the Class A-1 Notes and the Class A-1 Loans have been paid in full;

(ii) to the payment of principal of the Class A-2 Notes, until the Class A-2 Notes have been paid in full;

(iii) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(iv) to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) and then any Deferred Interest on the Class C Notes until such amounts have been paid in full;

(v) to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(vi) to the payment of any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) and then any Deferred Interest on the Class D Notes until such amounts have been paid in full; and

(vii) to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

provided that, in connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Secured Debt in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate Dispersion”: The meaning specified in Schedule 7.

“Defaulted Obligation”: Any obligation which is (i) a Collateral Restructured Asset, unless and until such Collateral Restructured Asset constitutes a Collateral Obligation without regard to any carveouts for Collateral Restructured Assets set forth in the definition of “Collateral Obligation” (and which, for the avoidance of doubt, does not constitute a Defaulted Obligation pursuant to clause (ii) of this definition) or (ii) a Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (a)), or waiver or forbearance thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (b)), or waiver or forbearance thereof, after the passage of three Business Days or five calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral);

(c) the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) such Collateral Obligation has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

(e) [reserved];

(f) the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Documents and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Documents;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(i) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

provided that (1) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (2) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b), (c) and (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “SD” or “CC” or lower).

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Collateral Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified that a Collateral Obligation has become a Defaulted Obligation, the Collateral Trustee and the Collateral Administrator shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation. The Collateral Trustee and the Collateral Administrator shall be entitled to conclusively rely upon such notice from the Collateral Manager and shall have no liability for relying thereon. Notwithstanding the foregoing, the Collateral Trustee shall remain obligated to perform its duties set forth in and in accordance with Section 6.1 hereof.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the S&P Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Notes”: The Class C Notes and/or the Class D Notes.

“Deferrable Obligation”: A Collateral Obligation (not including any Partial Deferrable Obligation) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferred Interest”: With respect to each Class of Deferrable Notes, the meaning specified in Section 2.7(a).

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Documents relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Delayed Funding Restructured Asset”: A Restructured Asset that does not satisfy clause (x) of the definition of “Collateral Obligation.”

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a) causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b) causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii) in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian; and

(b) causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB; and

(b) causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v) in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a) causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account;

(b) causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account; and

(c) causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi) in the case of Cash or Money,

(a) causing the delivery of such Cash or Money to the Collateral Trustee for credit to the applicable Account or to the Custodian;

(b) if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC) for the benefit of the Collateral Trustee; and

(c) causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the Delaware Division of Corporations of the State of Delaware naming the Issuer as debtor and the Collateral Trustee as secured party.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Documents relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its Principal Balance, if such Collateral Obligation has an S&P Rating lower than “B-,” or (b) 80% of its Principal Balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that:

(x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day;

(y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its Principal Balance and (D) has an S&P Rating no lower than the S&P Rating of the previously sold Collateral Obligation, will not be considered to be a Discount Obligation; and

(z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied, disregarding any Collateral Obligation that has ceased to be a Discount Obligation pursuant to clause

(x) above in this proviso, or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10% of the Target Initial Par Amount.

“Dissolution Expenses”: The amount of accrued and unpaid Administrative Expenses plus the amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer as reasonably calculated by the Collateral Manager or the Issuer, based in part on expenses reasonably likely to be incurred by the Collateral Trustee and the Loan Agent and reported to the Collateral Manager or Issuer.

“Distribution Report”: The meaning specified in Section 10.7(b).

“Dodd-Frank”: The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to a Collateral Obligation, (a) except as provided in clause (b) below, its country of organization; or (b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor).

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“Effective Date”: The earlier to occur of (i) June 18, 2024 and (ii) the first date on which the Collateral Manager certifies to the Collateral Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Interest Deposit Condition”: A condition that is satisfied if (A) the total amount designated for deposit to the Collection Account as Interest Proceeds from the Principal Collection Subaccount and the Ramp-Up Account does not exceed 1.00% of the Target Initial Par Amount and (B) after giving effect to any such deposit, (x) the Collateral Principal Amount is at least equal to the Target Initial Par Amount, assuming for purposes of such calculation that each Defaulted Obligation has a principal amount equal to its S&P Collateral Value and (y) each of the Overcollateralization Ratio Tests, Collateral Quality Test and Concentration Limitations is satisfied.

“Effective Date Report”: A report prepared by the Collateral Administrator in accordance with the terms of the Collateral Administration Agreement and hereof and determined as of the Effective Date, containing (A) the information required in a Monthly Report, (B) a calculation with respect to whether the Target Initial Par Condition is satisfied, and (C) the results of calculations indicating satisfaction of the Effective Date Specified Tested Items. For the avoidance of doubt, the Effective Date Report shall not include or refer to the Accountants’ Certificate.

“Effective Date Specified Tested Items”: The Collateral Quality Test (other than the S&P CDO Monitor Test), the Overcollateralization Ratio Tests, the Concentration Limitations and the Target Initial Par Condition.

“Election to Retain”: The meaning specified in Section 9.7(b)(ii).

“Eligible Investment Required Ratings”: Such obligation or security has a short-term credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least “AA-” by S&P.

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is delivered to the Collateral Trustee (directly or through an intermediary or custodian), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof, and (y) is one or more of the following obligations or securities:

(i) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper (other than extendible commercial paper or Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bears interest or is sold at a discount from the face amount thereof and has a maturity of not more than 183 days from its date of issuance; and

(iv) registered money market funds that have, at all times, credit ratings of “AAAm” by S&P;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank or any Affiliate of the Bank in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (b) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction (other than withholding imposed pursuant to FATCA) unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation, (h) such obligation or security is represented by a certificate of interest in a grantor trust or (i) such obligation has an “f,” “r,” “p,” “q,” “t,” or “sf” subscript assigned by S&P. Any direction from the Collateral Manager to the Collateral Trustee to invest in an Eligible Investment shall be deemed to be confirmation that such Eligible Investment complies with the foregoing. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or an Affiliate of the Bank acts as offeror or provides services and receives compensation, provided that such investments meet the foregoing requirements of this definition.

“Eligible Loan Index”: With respect to each Collateral Obligation, one of the following indices as selected by the Collateral Manager upon the acquisition of such Collateral Obligation: the Credit Suisse Leveraged Loan Indices (formerly the DLJ Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Merrill Lynch Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any successor or other comparable nationally recognized loan index; provided that the Collateral Manager may change the index applicable to a Collateral Obligation to another Eligible Loan Index at any time following the acquisition thereof after giving notice to the Rating Agencies, the Collateral Trustee, the Loan Agent and the Collateral Administrator so long as the same index applies to all Collateral Obligations for which this definition applies.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security”: Any security or debt obligation (including Margin Stock) that is not eligible for purchase by the Issuer as a Collateral Obligation (without regard to the requirement in the definition thereof restricting Equity Securities) and is not an Eligible Investment (other than a Restructured Asset, which shall be treated in accordance with the definition thereof); it being understood that Equity Securities may not be purchased by the Issuer but it is possible that the Issuer may receive an Equity Security in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“ESG Prohibited Obligation”: Any debt obligation or debt security where the consolidated group to which the relevant Obligor belongs is a group whose Primary Business Activity is, as determined by the Collateral Manager in its sole discretion:

(a) thermal coal mining; or

(b) (i) the production of or trade in Controversial Weapons; or (ii) the production of or trade in components or services that have been specifically designed or designated for military purposes for the functioning of Controversial Weapons; or

(c) the trade in:

(i) hazardous chemicals, pesticides and wastes, ozone depleting substances, or endangered or protected wildlife or wildlife products, of which, in each case, production or trade is banned by applicable global conventions and agreements;

(ii) pornography or prostitution; or

(iii) tobacco or tobacco-related products; or

(d) dealing, distribution or processing of illegal drugs, chemicals, substances or the sale of illegal drug paraphernalia or materials; or

(e) medical and recreational marijuana cultivation, dispensaries and sales, including in states that have legalized marijuana sales; or

(f) payday, title and predatory lending; or

(g) political campaign committees and political candidates; or

(h) embassies and foreign consulates; or

(i) private prisons.

“EU Affected Investor:” Each “institutional investor” as defined in the EU Securitization Regulation and each relevant affiliate thereof.

“EU Securitization Regulation”: Regulation (EU) 2017/2402.

“EU Transparency Requirements”: The information required under Article 7 of the EU Securitization Regulation, in accordance with the frequency and modalities provided for thereunder.

“EU/UK Retention Holder”: On the Closing Date, PennantPark Floating Rate Capital Ltd., as an originator, and thereafter any successor, assignee or transferee thereof permitted under the Securitization Regulations and notified in writing to the Issuer, the Collateral Trustee and the Collateral Administrator.

“EU/UK Retention Interest”: An interest in the first loss tranche within the meaning of paragraph (d) of Article 6(3) of the Securitization Regulations as in effect as of the Closing Date, by way of holding, subject to the provisions of the Retention of Net Economic Interest Letter, the minimum amount of Subordinated Notes currently required by the applicable Securitization Regulations.

“EU/UK Risk Retention Requirements”: The requirements to hold the EU/UK Retention Interest in accordance with the Securitization Regulations.

“EU/UK Transparency Requirements”: The EU Transparency Requirements and the UK Transparency Requirements.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: The meaning specified in Section 7.18(c).

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expense Reserve Account”: The account established pursuant to Section 10.3(d).

“Failed Optional Redemption”: Any announced Optional Redemption (i) with respect to which notice of redemption has been given pursuant to Section 9.4, (ii) such notice is no longer capable of being withdrawn pursuant to Section 9.4(c), and (iii) the Issuer has sold or entered into commitments to sell Assets in connection with such Optional Redemption and has insufficient funds to pay the Redemption Prices due and payable on the Secured Debt in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments; provided that any Optional Redemption with respect to which an expected Refinancing fails to occur shall not be a Failed Optional Redemption.

“Fallback Rate”: The first alternative rate (other than Libor) (which shall include a Base Rate Modifier (if one exists) and, if applicable, the methodology for calculating such reference rate), as capable of being determined by the Collateral Manager in its commercially reasonable discretion, which is any of amongst the following, in order of hierarchy: (i) the quarterly pay reference rate that is used in calculating the benchmark for at least 50% of CLO securities issued in the previous three months (other than Libor), (ii) the quarterly pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations or (iii) any quarterly pay rate acknowledged as a standard replacement in the leveraged loan market for leveraged loans; provided that the Fallback Rate shall not be less than zero. For the avoidance of doubt, the Fallback Rate shall not be a rate that is unavailable or no longer reported.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S., non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate principal balance of all Defaulted Obligations and (c) without duplication, the aggregate amount of all Principal Financed Accrued Interest and Principal Financed Capitalized Interest.

“Fiduciary”: The meaning specified in Section 2.5(j)(iii).

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First-Lien Last-Out Loan”: A Senior Secured Loan that, prior to a default with respect to such Loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same Obligor, but following a default becomes fully subordinated to other Senior Secured Loans of the same Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“First Interest Determination End Date”: April 18, 2024.

“Fixed Rate Debt”: Secured Debt that bears a fixed rate of interest.

“Fixed Rate Notes”: Notes that bear a fixed rate of interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Debt”: Secured Debt that bears a floating rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Regulation S Global Secured Note, Temporary Regulation S Global Note or Rule 144A Global Note.

“Global Rating Agency Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, satisfaction of the S&P Rating Condition.

“Global Secured Note”: Any Regulation S Global Secured Note, Temporary Regulation S Global Note or Rule 144A Global Secured Note.

“Governmental Authority”: Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom.

“Group II Country”: Germany, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Iceland, Ireland, Liechtenstein, Luxembourg and Norway.

“Holder” or “holder”: With respect to (a) any Note, the Person whose name appears on the Note Register as the registered holder of such Note or the holder of a beneficial interest in (i.e., a beneficial owner of) such Note and (b) the Class A-1 Loans, each Class A-1 Lender recorded in the Loan Register, in each case, except as otherwise provided herein.

“Holder Proposed Re-Pricing Rate”: The meaning specified in Section 9.7(b)(ii).

“Holder Purchase Request”: The meaning specified in Section 9.7(b)(iii).

“IAI/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an Institutional Accredited Investor and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust) and each shareholder, partner, member or other equity owner of which is a Qualified Purchaser).

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This indenture and security agreement as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no special member, manager, director or independent review party of any Person will fail to be Independent solely because such Person acts as an independent special member, independent manager, independent director or independent review party thereof or of any such Person’s affiliates.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Review Party”: The meaning set forth in the Collateral Management Agreement.

“Index Maturity”: With respect to any Class of Secured Debt (other than any Fixed Rate Notes), the maturity of the Benchmark used to calculate the Interest Rate for such Class as indicated in Section 2.3.

“Industry Diversity Measure”: The meaning specified in Schedule 7.

“Ineligible Collateral Obligation”: The meaning set forth in the Master Loan Sale Agreement.

“Initial Rating”: With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

“Initial Sale and Contribution”: The initial sale and contribution of Collateral Obligations, in each case on the Closing Date, from the Transferor to the Issuer.

“Institutional Accredited Investor”: An “accredited investor” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Re-Priced Class or a Class that is subject to a Refinancing, the first Payment Date following the Re-Pricing Date or the Refinancing, respectively), the period from and including the Closing Date (or, in the case of (x) a Re-Pricing, the Re-Pricing Date and (y) a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Debt is paid in full or made available for payment; provided, that, for purposes of determining any Interest Accrual Period in the case of any Fixed Rate Debt, the Payment Date shall be assumed to be the 18th day of the relevant month (irrespective of whether such day is a Business Day).

“Interest Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i) (excluding any Collateral Management Fee that would otherwise be payable on the following Payment Date, but that has been designated by the Collateral Manager as a Waived Collateral Management Fee as of such date of determination); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Deferrable Notes) on such Payment Date.

For purposes of calculating the Interest Coverage Ratio, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes shall be treated as a single Class.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Debt as of the Determination Date immediately preceding the second Payment Date and any other date thereafter on which such test is required to be determined hereunder if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes are no longer Outstanding.

“Interest Determination Date”: With respect to (a) the first Interest Accrual Period, (x) for the period from the Closing Date to but excluding the First Interest Determination End Date, the second U.S. Government Securities Business Day preceding the Closing Date, and (y) for the remainder of the first Interest Accrual Period, the second U.S. Government Securities Business Day preceding the First Interest Determination End Date, and (b) each Interest Accrual Period thereafter second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest or Principal Financed Capitalized Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par amount of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Collateral Trustee and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any amounts deposited in the Collection Account from the Expense Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager as provided in Section 10.3(d);

(vi) any amounts deposited in the Collection Account from the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to Section 10.3(e);

(vii) any amounts deposited in the Collection Account from the Contribution Account as Interest Proceeds at the direction of the related Contributor (or, if no direction is given by the Contributor, at the direction of the Collateral Manager in its sole discretion); and

(viii) any amounts deposited in the Collection Account as Interest Proceeds from the Principal Collection Subaccount or the Ramp-Up Account subject to the Effective Date Interest Deposit Condition;

provided that:

(a) except as provided in clause (b) below, any amounts received in respect of any Defaulted Obligation, including any obligation or security received in exchange therefor, will constitute Principal Proceeds (and not Interest Proceeds) until (as determined by the Collateral Manager with notice to the Collateral Trustee and Collateral Administrator) the aggregate of all collections in respect of such Defaulted Obligation and, if such Defaulted Obligation is a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation, any amounts transferred from the Revolver Funding Account to the Principal Collection Subaccount with regard thereto, since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation, and then Interest Proceeds thereafter;

(b) any Restructured Asset Proceeds shall constitute:

(A) if the related Restructured Asset is a Collateral Restructured Asset and no Principal Proceeds were expended in connection with its acquisition, (1) first, Principal Proceeds until the aggregate of all Restructured Asset Proceeds received with respect to such Restructured Asset equals its S&P Collateral Value, and (2) then Interest Proceeds thereafter,

(B) if the related Restructured Asset is not a Collateral Restructured Asset and no Principal Proceeds were expended in connection with its acquisition, Interest Proceeds, and

(C) if the acquisition cost of the related Restructured Asset was funded, in whole or in part, with Principal Proceeds, (1) first, Principal Proceeds until the aggregate of all Restructured Asset Proceeds received with respect to such Restructured Asset equals the sum of (x) the outstanding principal balance of the Defaulted Obligation with respect to which such Restructured Asset was acquired at the time it became a Defaulted Obligation (after giving effect to all other recoveries with respect to such Defaulted Obligation since it became a Defaulted Obligation, including as set forth under clause (a) above), and (y) the greater of (i) the amount of Principal Proceeds applied to acquire such Restructured Asset and (ii) the amount equal to the S&P Collateral Value of such Restructured Asset and (2) then Interest Proceeds thereafter;

(c) capitalized interest shall not constitute Interest Proceeds; and

(d) any amounts relating to Maturity Amendments that are required to be treated as Principal Proceeds under this Indenture shall not constitute Interest Proceeds.

“Interest Rate”: With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period or portion thereof, which rate shall be equal to the rate specified for such Class in Section 2.3 (or any Fallback Rate, if applicable); provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date.

“Interest Reserve Account”: The account established pursuant to Section 10.3(e).

“Interest Reserve Amount”: U.S.$1,500,000.

“Investment Criteria”: The criteria specified in Section 12.2.

“IRS”: The United States Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer LLCA”: The Amended and Restated Limited Liability Company Agreement of the Issuer.

“Issuer Order” and “Issuer Request”: A written order, direction or request (which may be a standing order, direction or request) dated and signed (or, if applicable, sent) in the name of the Issuer or by a Responsible Officer of the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. For the avoidance of doubt, an order, direction or request provided in an email or other electronic communication by a Responsible Officer of the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, unless the Collateral Trustee otherwise requests that such Issuer Order be in writing.

“Junior Class”: With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Loan Agent”: Wilmington Trust, National Association, in its capacity as loan agent pursuant to the Credit Agreement, unless and until a successor Person shall have become the loan agent pursuant to the provisions thereof, and thereafter, the “Loan Agent” shall mean such successor person.

“Loan Register”: The “Register” as defined in the Credit Agreement.

“Long-Dated Obligation”: Any Collateral Obligation, the stated maturity date of which is extended to occur after the earliest Stated Maturity of the Debt Outstanding pursuant to an amendment or modification of its terms following its acquisition by the Issuer.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action and includes a covenant that applies only when the related loan is funded, regardless of whether such covenant is only applicable until or after the expiration of a certain period of time after the initial issuance of such loan.

“Majority”: With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of such Class or Classes, as applicable; provided that, with respect to the Class A-1 Loans, a “Majority of the Class A-1 Lenders” at any time means Class A-1 Lenders holding more than 50% of the Aggregate Outstanding Amount of the Class A- 1 Loans Outstanding at such time.

“Mandatory Tender”: The meaning specified in Section 9.7(b)(iv).

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i) either (A) the “bid side” price determined by the Loan Pricing Corporation, Markit Group Limited, LoanX Mark-It Partners, FT Interactive, Bridge Information Systems, KDP, IDC, Bank of America High Yield Index, Interactive Data Pricing and Reference Data, Inc., Pricing Direct Inc., S&P Security Evaluations Service, Thompson Reuters Pricing Service, TradeWeb Markets LLC or any other third party nationally recognized pricing service selected by the Collateral Manager or (B) if data for such Collateral Obligation is not available from such a pricing service, an analysis performed by a third party nationally recognized valuation firm to establish a fair market value of such Collateral Obligation that reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in an expedited sale on an arm’s-length basis; or

(ii) if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset;

(A)

the average of the bid side prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of the bid side prices of such two bids; or

(C)

if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer that is Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager, such bid; or

(iii) if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Collateral Trustee and the Collateral Administrator; or

(iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

“Master Loan Sale Agreement”: That certain Master Loan Sale Agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and among the Transferor and the Issuer pursuant to which the Transferor will sell and/or contribute to the Issuer, without recourse (except as set forth therein), all of the right, title and interest of the Transferor in and to the Collateral Obligations and the proceeds thereof contemplated thereby.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Class of Debt, the date on which the unpaid principal of such Class becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: The meaning specified in Section 7.20.

“Measurement Date”: (i) Any day on which the Issuer (or the Collateral Manager on its behalf) commits to purchase a Collateral Obligation, (ii) any Determination Date, (iii) the Monthly Report Determination Date, (iv) with five Business Days’ prior written notice, any Business Day requested by a Rating Agency and (v) the Effective Date.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Denomination”: (i) In the case of the Secured Debt, U.S.$250,000 and (ii) in the case of the Subordinated Notes, U.S.$650,000, in each case, in integral multiples of U.S.$1 in excess thereof.

“Minimum Floating Spread”: The applicable percentage set forth in the definition of “S&P CDO Monitor” upon the option chosen by the Collateral Manager in accordance with Section 2 of Schedule 5.

“Minimum Floating Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: If any of the Collateral Obligations are Fixed Rate Obligations, 7.00%.

“Minimum Weighted Average Coupon Test”: The test that is satisfied on any date of determination as of which the Collateral Obligations include any Fixed Rate Obligations if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination prior to the S&P CDO Monitor Switchover Date if the Weighted Average S&P Recovery Rate for the most senior Class of Secured Debt then Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class of Secured Debt selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Derived Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto.

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto.

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Substitute Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then-unfunded funding obligations thereunder, and (ii) the amount necessary to cause, upon completion of such substitution on the applicable Cut-Off Date, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Transferor to the Issuer under the Master Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Transferor prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations (other than Ineligible Collateral Obligations) repurchased or substituted by the Transferor prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding February 22, 2026.

“Non-Consenting Holder”: The meaning specified in Section 9.7(b)(iv).

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America, (b) any other country that has a foreign currency government bond rating of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P, or (c) a Tax Jurisdiction.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(c).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Note Register”: The meaning specified in Section 2.5(a).

“Note Registrar”: The meaning specified in Section 2.5(a).

“Noteholder”: With respect to any Note, the Holder of such Note.

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3), together with any additional Notes issued pursuant to and accordance with this Indenture.

“Notice of Substitution”: The meaning specified in Section 12.3(a)(ii).

“NRSRO”: Any nationally recognized statistical rating organization, other than any Rating Agency.

“NRSRO Certification”: A certification executed by an NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Obligor Diversity Measure”: The meaning specified in Schedule 7.

“Offer”: The meaning specified in Section 10.8(c).

“Offering”: The offering of the Notes pursuant to the Offering Circular.

“Offering Circular”: The offering circular dated February 21, 2024 relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a) with respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company, (b) with respect to the Collateral Manager, any manager or member of the Collateral Manager or any duly authorized officer of the Collateral Manager with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Collateral Trustee, the Loan Agent, the Collateral Administrator or the Bank in any other capacity under the Transaction Documents, a Trust Officer.

“Operational Arrangements”: The meaning specified in Section 9.7(b)(ii).

“Opinion of Counsel”: A written opinion addressed to the Collateral Trustee, the Loan Agent and, if required by the terms hereof, each Rating Agency, as applicable, in form and substance reasonably satisfactory to the Collateral Trustee and the Loan Agent (and, if so addressed, each Rating Agency, as applicable), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any state of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Collateral Trustee and the Loan Agent. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Collateral Trustee and the Loan Agent (and, if required by the terms hereof, each Rating Agency, as applicable) or shall state that the Collateral Trustee and the Loan Agent (and, if required by the terms hereof, each Rating Agency, as applicable) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Secured Debt in accordance with Section 9.2.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to (a) the Class A-1 Loans, any of the Class A-1 Loans incurred pursuant to the Credit Agreement, to the extent such Class A-1 Loan has not been repaid in accordance with the Credit Agreement or converted to Class A-1 Notes pursuant to Section 2.5(o) and (b) the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation in accordance with the terms of Section 2.9;

(ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Collateral Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Collateral Trustee has been made;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Collateral Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) Debt owned by the Issuer and (only in the case of a vote on (A) the removal of the Collateral Manager for “cause,” (B) the approval of a successor Collateral Manager if the appointment of the Collateral Manager is being terminated pursuant to the Collateral Management Agreement for “cause” and (C) the waiver of any event constituting “cause”) Collateral Manager Notes shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Collateral Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Collateral Trustee actually knows to be so owned shall be so disregarded and (2) Debt so owned that has been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Collateral Trustee the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of such Class or Classes (including, in the case of the Deferrable Notes, any accrued Deferred Interest that remains unpaid) and each Priority Class with respect to such Class or Classes of Secured Debt. For purposes of calculating the Overcollateralization Ratio, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes shall be treated as a single Class.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Secured Debt as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder, if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt is no longer outstanding.

“Partial Deferrable Obligation”: Any Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest and that by the terms of the related Underlying Document carries a required current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, the Benchmark plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Partial Refinancing Interest Proceeds”: In connection with a redemption by Refinancing of one or more Classes of Secured Debt, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the Redemption Date or, in the case of a Refinancing occurring on a date other than a Payment Date, only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account scheduled distributions on the Assets that are expected to be received prior to the next Determination Date.

“Participation Interest”: A participation interest in a loan that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria:

(i) such loan would constitute a Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, and (vii) the participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”: The Collateral Trustee in its capacity as Paying Agent, and any successor or other Person authorized by the Issuer to pay the principal of or interest on any Secured Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The account established pursuant to Section 10.3(a).

“Payment Date”: The 18th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on the Payment Date in July 2024, except that the final scheduled Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Payment Date in April 2036, as well as any other date not specified above that is a Redemption Date in connection with a redemption in whole but not in part.

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted RIC Distribution Date”: Any date designated under this Indenture for the payment of a Permitted RIC Distribution.

“Permitted RIC Distributions”: Distributions to a Holder of Subordinated Notes to the extent required (as determined by the Issuer, or the Collateral Manager on its behalf) to allow such Holder to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate U.S. federal or state income or excise taxes payable by such Holder in or with respect to any taxable year of such Holder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of such Holder shall not exceed 102% of the amounts that the Issuer would have been required to distribute to such Holder to: (i) allow the Issuer to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be subject to tax as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Issuer’s liability for U.S. federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Issuer’s liability for U.S. federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Issuer had qualified to be subject to tax as a regulated investment company under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Majority of the Controlling Class) and (C) amounts may be distributed pursuant to this definition only from Interest Proceeds to the extent available in the Interest Collection Subaccount and only so long as (w) all Coverage Tests are satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution, (x) after giving effect on a pro forma basis to the application of Interest Proceeds to the payment of Permitted RIC Distributions and taking into account Scheduled Distributions that are expected to be received prior to the next Payment Date, sufficient Interest Proceeds will be available on the next Payment Date to pay in full all amounts due on all Classes of Secured Debt under the Priority of Payments and all Coverage Tests are expected to be satisfied on the next Payment Date, (y) the Issuer gives at least one (1) Business Day’s prior written notice thereof to the Collateral Manager, the Collateral Trustee and the Collateral Administrator and (z) the Issuer and the Collateral Manager confirm in writing (which may be by email) to the Collateral Trustee and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Use”: With respect to any Cash Contribution, any of the following uses at the direction of the related Contributor (or, if no direction is given by the Contributor, at the direction of the Collateral Manager): (i) the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds (so long as the Issuer has consented thereto); (iii) the payment of any transaction costs (including fees) in connection with any Refinancing, Re-Pricing or an additional issuance of Secured Debt (in each case, so long as the Issuer has consented thereto); (iv) to make payments in connection with the exercise of an option, warrant, right of conversion, preemptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation, in each case, subject to the limitations set forth in Article XII; and (v) any other use of funds permitted under, or otherwise not prohibited under, this Indenture.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent”: GreensLedge Capital Markets LLC, in its capacity as placement agent of the Secured Notes under the Placement Agreement.

“Placement Agreement”: The placement agency agreement dated as of February 22, 2024, by and among the Issuer, the Collateral Manager, the Transferor and the Placement Agent, as amended from time to time in accordance with the terms thereof.

“Plan Asset Regulation”: The U.S. Department of Labor regulations under 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Posting Agent”: Wilmington Trust, National Association, in its capacity as Posting Agent under the Posting Agent Letter Agreement.

“Posting Agent Letter Agreement”: The Posting Agent Letter Agreement dated as of January 22, 2024 among the Posting Agent, the Issuer and the Collateral Manager.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2(a).

“Primary Business Activity”: In relation to a consolidated group of companies, for the purposes of determining whether a debt obligation or debt security is an ESG Prohibited Obligation, where such group derives more than 50 percent of its revenues from the relevant business, trade or production (as applicable).

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Delayed Funding Restructured Asset, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Delayed Funding Restructured Asset, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Delayed Funding Restructured Asset (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Delayed Funding Restructured Asset; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The account established pursuant to Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Financed Capitalized Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of capitalized interest on a Deferrable Obligation or Partial Deferrable Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in clause 1(b) of Schedule 5.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Antares Capital; Ares Capital Corporation; Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; Golub Capital; Guggenheim; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; NatWest Markets plc; NewStar Financial, Inc.; Northern Trust Company; Royal Bank of Canada; Société Générale; SunTrust Banks, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: A “qualified purchaser” within the meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-2 or 2a51-3 under the 1940 Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P or, with respect to the Secured Debt or the Collateral Obligations, as applicable, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). Notwithstanding anything to the contrary herein, references herein to “the Rating Agencies,” “each Rating Agency” and words of similar effect shall be deemed to refer solely to S&P.

“Record Date”: As to any Payment Date, Redemption Date or date designated for a Permitted RIC Distribution, as applicable, with respect to the Notes and the Subordinated Notes, the date 15 days prior to such date.

“Recurring Revenue”: The definition of annualized recurring revenue used in the Underlying Documents for each such Collateral Obligation, any comparable term or definition for “Recurring Revenue”, “Revenue” or “Adjusted Revenue” in the Underlying Documents for each such Collateral Obligation, or if there is no such term in the Underlying Documents, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Collateral Manager (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Documents (determined on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable).

“Recurring Revenue Loan”: A Senior Secured Loan that (i) is underwritten to Recurring Revenue, (ii) requires the Obligor to comply with a maximum Recurring Revenue Multiple or minimum Recurring Revenue financial covenant, (iii) at the time of origination of the Loan, does not include and would not customarily be expected to include (as determined by the Collateral Manager) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan.

“Recurring Revenue Multiple”: With respect to any Loan for any relevant period of measurement, either (a) the meaning of “Recurring Revenue Multiple” or comparable definition set forth in the Underlying Documents for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Documents do not include a definition of “Recurring Revenue Multiple” or comparable definition, the aggregate indebtedness of the related Obligor that is pari passu with or senior to such Loan divided by Recurring Revenue.

“Redemption Date”: Any Business Day specified for a redemption of a Class of Debt in accordance with Section 9.2 or Section 9.8 or any Payment Date specified for a redemption of Debt in accordance with Section 9.3.

“Redemption Price”: For (a) the Secured Debt of each Class to be redeemed or sold and transferred (as applicable) in connection with a Tax Redemption, Clean-Up Call Redemption, Optional Redemption or Re-Pricing, (x) 100% of the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including, for the avoidance of doubt, Deferred Interest on such Class due and payable pursuant to Section 2.7(a), interest on any accrued and unpaid Deferred Interest and defaulted interest) to the Redemption Date or Re-Pricing Date; and (b) each Subordinated Note, its proportional share (based on the Aggregate Outstanding Amount of the Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Debt in whole or after all Secured Debt has been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Collateral Management Fees and Administrative Expenses) of the Issuer; provided that, in connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption of the Secured Debt in whole or of any Class of Secured Debt in connection with a Refinancing of such Class, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt being redeemed may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Issuer or, upon request by the Issuer, by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Debt in connection with an Optional Redemption.

“Refinancing Proceeds”: The net Cash proceeds from a Refinancing.

“Regional Diversity Measure”: The meaning specified in Schedule 7.

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in section 163(f)(2)(A) of the Code).

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date occurring in April 2028, (ii) the date of the acceleration of the Maturity of any Class of Secured Debt pursuant to Section 5.2, (iii) the date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement for a period of not less than 20 days, or (iv) the date of any Tax Redemption, Clean- Up Call Redemption or Optional Redemption of the Secured Debt in whole other than in connection with a Refinancing; provided that in the case of clause (iii), the Collateral Manager will notify the Collateral Trustee, the Loan Agent and the Collateral Administrator of such determination; provided, further, that if the Reinvestment Period is terminated pursuant to clause (ii) or clause (iii) above, the Reinvestment Period may be reinstated at any time prior to the date set forth in clause (i) above with the consent of the Collateral Manager, written notice to each Rating Agency and, in the case of termination under clause (ii), if the acceleration has been rescinded in accordance with the terms of this Indenture.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Debt through the payment of Principal Proceeds (excluding any repayment of Deferred Interest) plus (ii) the Aggregate Outstanding Amount of any additional Debt issued or incurred, as applicable, under and in accordance with Sections 2.13 and 3.2 and the Credit Agreement, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance or incurrence, as applicable, of such additional Debt.

“Re-Priced Class”: The meaning specified in Section 9.7(a).

“Re-Pricing”: The meaning specified in Section 9.7(a).

“Re-Pricing Date”: The meaning specified in Section 9.7(b).

“Re-Pricing Eligible Notes”: Each Class of Notes designated as “Re-Pricing Eligible Notes” under Section 2.3.

“Re-Pricing Intermediary”: The meaning specified in Section 9.7(a).

“Re-Pricing, Mandatory Tender and Election to Retain Announcement”: The meaning specified in Section 9.7(b)(i).

“Re-Pricing Rate”: The meaning specified in Section 9.7(b)(i).

“Re-Pricing Redemption”: The meaning specified in Section 9.7(b)(iv).

“Re-Pricing Replacement Notes”: Notes issued in connection with a Re-Pricing.

“Re-Pricing Sale Price”: With respect to each Re-Priced Class of Secured Notes, an amount equal to 100% of the Aggregate Outstanding Amount of such Notes, plus accrued and unpaid interest thereon (including Deferred Interest, interest on any accrued and unpaid Deferred Interest and, in the case of a Re-Priced Class that is not a Class of Deferred Interest Notes, any interest on any defaulted interest) to the Re-Pricing Date, if any, with respect to such Re-Priced Class of Secured Notes. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Secured Notes of a Re-Priced Class held by Non-Consenting Holders, the Secured Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Date notwithstanding the receipt of the Re- Pricing Sale Price delivered to such Non-Consenting Holders in connection therewith.

“Repurchase and Substitution Limit”: The meaning specified in Section 12.3(c).

“Required Interest Coverage Ratio”: (a) For the Class A-1 Debt, the Class A-2 Notes and the Class B Notes, 115.0%, (b) for the Class C Notes, 110.0% and (c) for the Class D Notes, 105.0%.

“Required Overcollateralization Ratio”: (a) For the Class A-1 Debt the Class A-2 Notes and the Class B Notes, 137.1%, (b) for the Class C Notes, 123.6% and (c) for the Class D Notes, 116.0%.

“Required S&P Credit Estimate Information”: S&P’s “ Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Reset Amendment”: The meaning specified in Section 8.2(a).

“Resolution”: With respect to the Issuer, an action in writing by its designated manager.

“Responsible Officer”: With respect to (i) the Collateral Trustee, the Loan Agent or the Collateral Administrator, a Trust Officer, and (ii) any other any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Period”: The meaning specified in Section 2.2(b).

“Restricted Trading Period”: The period during which (a) S&P’s rating of the Class A-1 Loans or the Class A-1 Notes (to the extent outstanding) is one or more sub-categories below its rating on the Closing Date or has been withdrawn and not reinstated or (b) S&P’s rating of any of the Class B Notes, the Class C Notes or the Class D Notes (to the extent outstanding) is two or more sub-categories below its rating on the Closing Date or has been withdrawn and not reinstated; provided, that such period will not be a Restricted Trading Period (so long as S&P’s rating of such Class has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Controlling Class.

“Restructured Asset”: A security, debt obligation or other interest acquired by the Issuer resulting from, or received in connection with, the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an Equity Security. For the avoidance of doubt, a Restructured Asset will constitute an Equity Security unless and until, as of any date following the acquisition thereof by the Issuer, such Restructured Asset either (i) constitutes a Collateral Restructured Asset or (ii) satisfies each of the requirements set forth in the definition of “Collateral Obligation” (without regard to any carveouts for Collateral Restructured Assets set forth in this Indenture), after which such Restructured Asset shall constitute a Collateral Obligation for all purposes under this Indenture. The acquisition of Restructured Assets will not be required to satisfy the Investment Criteria.

“Restructured Asset Proceeds”: Any proceeds received by the Issuer (including all Sale Proceeds and payments of interest and principal in respect thereof) on a Restructured Asset (for the avoidance of doubt, including any Restructured Asset that constitutes a Collateral Obligation) acquired by the Issuer in accordance with the terms hereof.

“Retention Deficiency”: A failure by the EU/UK Retention Holder to hold the EU/UK Retention Interest as required by the Retention of Net Economic Interest Letter.

“Retention Interest”: The EU/UK Retention Interest and/or the U.S. Retention Interest, as the context may require.

“Retention of Net Economic Interest Letter”: The letter relating to the retention of net economic interest in accordance with the Securitization Regulations, dated as of the Closing Date and addressed by the EU/UK Retention Holder to the Issuer and the Placement Agent.

“Revolver Funding Account”: The meaning specified in Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines (including any portions thereof that may be drawn by the borrower relating to its letter of credit facilities), unfunded commitments under specific facilities and other similar loans) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”: The meaning specified in Section 2.13(a).

“Rule 17g-5”: The meaning specified in Section 14.17(a).

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Global Subordinated Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“S&P”: S&P Global Ratings, an S&P Global Inc. business, and any successor or successors thereto.

“S&P CDO Monitor”: The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Manager and the Collateral Administrator. Each S&P CDO Monitor will be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 5 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the Weighted Average S&P Recovery Rate for the most senior Class of Secured Debt then Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Benchmarks”: The S&P Weighted Average Rating Factor, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

“S&P CDO Monitor Non-Model Adjustments”: The meaning specified in Section 7.18(f).

“S&P CDO Monitor Switchover Date”: The date specified by the Collateral Manager, on not less than five Business Days’ prior written notice to S&P, the Collateral Trustee, Loan Agent and the Collateral Administrator, upon which the Collateral Manager shall cease utilizing the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination during the Reinvestment Period (and, prior to the S&P CDO Monitor Switchover Date, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio with respect to the most senior Class of Secured Debt then Outstanding (other than the Class A-1 Debt) is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation, Deferring Obligation or Closing Date Participation Interest, the lesser of (i) the S&P Recovery Amount of such Collateral Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Collateral Obligation, as of the relevant Measurement Date.

“S&P Deemed Rating Confirmation”: The meaning specified in Section 7.18(f).

“S&P Equivalent Diversity Score”: The meaning specified in Schedule 2.

“S&P Equivalent Rating Factor”: With respect to any Collateral Obligation, the S&P equivalent rating factor corresponding to the S&P Rating of such Collateral Obligation in the following table:

S&P Rating	S&P equivalent rating factor
AAA	1
AA+	10
AA	20
AA-	40
A+	70
A	120
A-	180
BBB+	260
BBB	360
BBB-	610
BB+	940
BB	1,350
BB-	1,766
B+	2,220
B	2,720
B-	3,490
CCC+	4,770
CCC	6,500
CCC-	8,070
CC	10,000
SD	10,000
D	10,000

“S&P Equivalent Weighted Average Rating Factor”: The number (rounded up to the nearest whole number) determined by: (a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the S&P Equivalent Rating Factor of such Collateral Obligation and (b) dividing such sum by the Principal Balance of all such Collateral Obligations.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 3 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology (except the rating of Current Pay Obligations shall be determined in accordance with clause (iv) of this definition):

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with the then-current S&P Criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P; provided that (a) such credit rating was assigned by S&P within 12 months of such date of determination and (b) the Collateral Manager (on behalf of the Issuer) will notify S&P if the Collateral Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (d) below:

(a) if an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within thirty (30) days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided that, if such Required S&P Credit Estimate Information is submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Collateral Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further that, pending receipt from S&P of such credit estimate, the S&P Rating will be no higher than “B”; provided further, that if such Required S&P Credit Estimate Information is not submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (A) the S&P Rating as determined by the Collateral Manager for a period of up to ninety (90) days after the acquisition of such Collateral Obligation and (B) an S&P Rating of “CCC-” following such ninety day period; unless, during such ninety day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that (I) if such ninety day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; (II) if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P’s then-current criteria) have elapsed after the withdrawal or suspension of the public rating; (III) such credit estimate shall expire 12 months after the date of the assignment thereof by S&P, following which such Collateral Obligation shall have an S&P Rating of “CCC-” for a period of 12 months unless, during such 12-month period following the assignment of the credit estimate, the Issuer applies for renewal thereof in accordance with the Indenture (and concurrently submits all available Required S&P Credit Estimate Information in respect of such renewal), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation (and the Collateral Manager, by providing such credit estimate to the Collateral Trustee and the Collateral Administrator, will be deemed to certify to the Collateral Trustee and the Collateral Administrator that it believes that such S&P Rating is commercially reasonable), until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; and (IV) such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the assignment of the credit estimate by S&P and (when renewed annually in accordance with the Indenture) on each 12-month anniversary thereafter;

(c) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or, for a period of up to 90 days (or such earlier date if an S&P Rating is assigned prior to the expiration of such 90-day period), such higher rating as reasonably determined by the Collateral Manager (not to be called into question as a result of subsequent events) so long as the Collateral Manager reasonably expects that such DIP Collateral Obligation is newly issued and will be assigned an S&P Rating equal to or higher than such S&P Rating determined by the Collateral Manager no later than 90 days after such determination; provided, that (A) if such DIP Collateral Obligation has no issue rating by S&P at the expiration of such 90-day period, the S&P Rating will be, at the election of the Issuer “CCC-” or such lower rating as applicable in accordance with this definition of “S&P Rating” and (B) the Collateral Manager will provide Required S&P Credit Estimate Information with respect to such DIP Collateral Obligation to S&P, if available; and

(d) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer are current and the Collateral Manager reasonably expects them to remain current, and (iii) prior to or within thirty (30) days after such election, the Issuer shall have submitted all available Required S&P Credit Estimate Information in respect of such Collateral Obligation to S&P and thereafter shall submit such further available Required S&P Credit Estimate Information in respect of such Collateral Obligation as reasonably requested by S&P; or

(iv) the S&P Rating of any Current Pay Obligation will be the higher of “CCC” and the credit rating assigned to such issue by S&P;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating provided further that, for purposes of the determination of the S&P Rating, if (x) the issuer or Obligor of any Collateral Obligation was a debtor under Chapter 11 of the Bankruptcy Code, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (y) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11 of the Bankruptcy Code, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “CCC-” for a period not exceeding twelve months from the deemed designation thereof, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11 of the Bankruptcy Code; provided further that, (i) if any issuer, Obligor or Selling Institution, as applicable, has not exited the applicable bankruptcy proceeding and (ii) the applicable rating assigned by S&P to such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) has been withdrawn, then the S&P Rating for such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) shall be deemed to be such withdrawn S&P rating, so long as S&P has not taken any rating action with respect thereto since the date on which such S&P rating was withdrawn.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (including by means of electronic message, facsimile transmission, press release or posting to its website) to the Issuer, the Collateral Trustee and the Loan Agent (unless in the form of a press release or posted to its website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Debt will occur as a result of such action; provided that, such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P; or (ii) S&P has communicated to the Issuer, the Collateral Manager, the Collateral Trustee or the Loan Agent (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Secured Debt.

“S&P Rating Factor”: The meaning specified in Schedule 7.

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate; multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 5 using the Initial Rating of the most senior Class of Secured Debt Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 5 hereto.

“S&P Region Classification”: The S&P Region Classifications set forth in Schedule 5 hereto, which region classifications may be updated at the option of the Collateral Manager if S&P publishes revised region classifications.

“S&P Weighted Average Life”: The meaning specified in Schedule 7.

“S&P Weighted Average Rating Factor”: The meaning specified in Schedule 7.

“S&P’s Credit Estimate Guidelines”: S&P’s “ Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021, as such guidelines may be amended, supplemented, or updated after the date hereof.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales or other dispositions of such Assets in accordance with the restrictions described in Article XII or Article V, as applicable, less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Collateral Trustee (other than amounts payable as Administrative Expenses) in connection with such sales or other disposition. Sale Proceeds will include Principal Financed Accrued Interest and Principal Financed Capitalized Interest received in respect of such sale or other disposition.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the borrower and Principal Balance of each Collateral Obligation included therein, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 and Section 12.3 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Documents.

“Second Lien Loan”: Any Loan or assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral (subject to customary exceptions for permitted liens, including, without limitation, any tax liens) securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

“Secured Debt”: The Class A-1 Loans and the Secured Notes.

“Secured Noteholders”: The Holders of the Secured Notes.

“Secured Notes”: The Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes, collectively.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Collateral Trustee and the Custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Securitization Laws”: The Securitization Regulations, together with any supplementary regulatory technical standards, implementing technical standards and any regulatory guidance published in relation thereto and/or in relation to the preceding risk retention legislation, as applicable, by the European Supervisory Authorities or the United Kingdom, as applicable, each as in force on the Closing Date.

“Securitization Regulation”: (a) With respect to the European Union, Regulation (EU) 2017/2402 and (b) with respect to the United Kingdom, Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Loan”: Any assignment of, or Participation Interest in, a Loan (other than a First Lien Last Out Loan) that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to a Senior Working Capital Facility, if any, or trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan, which security interest or lien is subject to customary liens and liens securing a Senior Working Capital Facility, if any; (c) the value of the collateral securing the Loan at the time of the purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral.

“Senior Secured Note”: An assignment of or Participation Interest in or other interest in a senior secured note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust or other similar entity, bearing interest at a floating rate and that is secured by a pledge of collateral and has a senior pre-petition priority (including pari passu with other obligations of the Obligor, but subject to customary permitted liens, such as, but not limited to, any tax liens, liquidation, trade claims, capitalized leases or similar obligations) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

“Senior Working Capital Facility”: With respect to a Loan, a working capital facility incurred by the obligor of such Loan; provided that the outstanding principal balance and unfunded commitments of such working capital facility do not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus (y) the outstanding principal balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in the Subordinated Notes by virtue of its interest therein and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: The Secured Overnight Financing Rate.

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; or

(f) reduce the principal amount of the applicable Collateral Obligation.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“STAMP”: The meaning specified in Section 2.5(a).

“Standby Directed Investment”: The investment specified from time to time in writing by the Issuer, or the Collateral Manager on behalf of the Issuer, to the Collateral Trustee, which investment is an Eligible Investment of the type described in clause (ii) or (iv) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such other maturities expressly provided herein).

“Stated Maturity”: With respect to any Class of Debt, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.

“Structuring Agreement”: The structuring agency agreement dated as of February 22, 2024, by and among the Issuer, the Collateral Manager, the Transferor and the Co-Structuring Agent, as amended from time to time in accordance with the terms thereof.

“Subordinated Notes”: The Subordinated Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Substitute Collateral Obligations”: Collateral Obligations conveyed by the Transferor to the Issuer as substitute Collateral Obligations pursuant to Section 12.3(a).

“Substitute Collateral Obligations Qualification Conditions”: The following conditions:

(i) the Coverage Tests, Collateral Quality Test and Concentration Limitations are satisfied, or if not satisfied, are maintained or improved (provided that, with respect to each substitution after the end of the Reinvestment Period, the Coverage Tests must be satisfied);

(ii) the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii) the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv) (x) if any of the Collateral Obligations being substituted for are Second Lien Loans, the Aggregate Principal Balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the Principal Balance of the Collateral Obligation(s) being substituted for that are Second Lien Loans and

(y) if none of the Collateral Obligations being substituted for are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v) with respect to each substitution after the end of the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for; and

(vi) the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for.

“Substitution Event”: An event which shall have occurred with respect to any Collateral Obligation that:

(i) becomes a Defaulted Obligation;

(ii) has a Material Covenant Default;

(iii) becomes subject to a proposed Specified Amendment; or

(iv) becomes a Credit Risk Obligation.

“Substitution Period”: The meaning specified in Section 12.3(a)(ii).

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to the Debt or any Class thereof, the Holders of more than two thirds of the Aggregate Outstanding Amount of such Class, as the case may be; provided that, with respect to the Class A-1 Loans, a “Supermajority of the Class A-1 Lenders” at any time means Class A-1 Lenders holding more than two thirds of the Aggregate Outstanding Amount of the Class A-1 Loans Outstanding at such time.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$350,000,000.

“Target Initial Par Condition”: A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with (a) the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date and (b) without duplication of clause (a) above, amounts designated as Principal Proceeds and transferred to the Collection Account (other than any such amounts that have been reinvested or committed to be reinvested in Collateral Obligations by the Issuer on the Effective Date), will equal or exceed the Target Initial Par Amount; provided that, for purposes of this definition, any Collateral Obligation that either (x) becomes a Defaulted Obligation prior to the Effective Date or (y) is a Closing Date Participation Interest and has not been elevated to an assignment by the Effective Date shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: Any event that occurs if (i)(x) any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any Tax required to be withheld under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Collateral Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Collateral Trustee receives written notice from the Collateral Manager or otherwise, the Collateral Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands or the Channel Islands so long as each such tax advantaged jurisdiction is rated at least “A-” by S&P.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Temporary Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager with notice to the Collateral Trustee and the Collateral Administrator.

“Term SOFR Rate”: The Term SOFR Reference Rate for the Index Maturity, as such rate is published by the Term SOFR Administrator on the related Interest Determination Date; provided that if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Term SOFR Reference Rate for the Index Maturity has not been published by the Term SOFR Administrator, then the Term SOFR Rate will be (x) the Term SOFR Reference Rate for the Index Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Index Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
Below A	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) shall be 0%.

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Master Loan Sale Agreement, the Credit Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Placement Agreement, the Posting Agent Letter Agreement, the Structuring Agreement and the Retention of Net Economic Interest Letter.

“Transaction Parties”: The Issuer, the Transferor, the Collateral Manager, the Collateral Trustee, the Collateral Administrator, the Loan Agent, the Custodian, the Co-Structuring Agent and the Placement Agent.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding Principal Balance of such Collateral Obligation together with accrued interest thereon through such date of determination (but in no event less than the fair market value thereof).

“Transferor”: PennantPark Floating Rate Capital Ltd., a Maryland corporation, together with its successors and assigns.

“Treasury Regulations”: The United States Department of Treasury regulations promulgated under the Code.

“Trust Officer”: When used with respect to (a) the Collateral Trustee or the Loan Agent, any officer within the Corporate Trust Office of the Collateral Trustee (or any successor group of the Bank) including any vice president, assistant vice president or officer of the Collateral Trustee or the Loan Agent, as applicable, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture and (b) the Collateral Administrator, any officer within the principal corporate trust office of the Collateral Administrator (or any successor group of the Collateral Administrator) including any vice president, assistant vice president or officer of the Collateral Administrator as applicable, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the principal corporate trust office of the Collateral Administrator because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture or the Collateral Administration Agreement.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“UK Affected Investor”: Each “institutional investor” as defined in the UK Securitization Regulation and each relevant affiliate thereof.

“UK Securitization Regulation”: Regulation (EU) 2017/2402 (applicable as of December 31, 2020), as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019.

“UK Transparency Requirements”: The information required under Article 7 of the UK Securitization Regulation, in accordance with the frequency and modalities provided for thereunder.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Document”: The indenture, loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“USA PATRIOT Act”: Collectively, (i) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, signed into law on and effective as of October 26, 2001 and as amended, which, among other things, requires that financial institutions, a term that includes bank, broker-dealers and investment companies, establish and maintain compliance programs to guard against money laundering activities, and (ii) the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions and money laundering.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the Securities Industry and Financial Markets Association website.

“U.S. Person”: A “U.S. person” within the meaning specified in Regulation S.

“U.S. Retention Interest”: The “eligible horizontal residual interest” held by the Transferor in accordance with the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The United States federal interagency credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of Dodd- Frank, and promulgated at 17 C.F.R. Part 246.

“Waived Collateral Management Fee”: The meaning specified in Section 11.1(d).

“Weighted Average Coupon”: As of any Measurement Date, is the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date (in each case including, for any Deferrable Obligation or Partial Deferrable Obligation, only the required current cash interest required by the Underlying Documents).

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the outstanding Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the Principal Balance of such Collateral Obligation;

and dividing such sum by:

(c) the Aggregate Principal Balance at such time of all such Collateral Obligations.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the number of years corresponding to the Closing Date or the most recent Payment Date on or preceding such date of determination as set forth in the table below:

Payment Date (or Closing Date)	Number of Years
Closing Date	8.00
July 2024	7.59
October 2024	7.34
January 2025	7.09
April 2025	6.84
July 2025	6.59
October 2025	6.34
January 2026	6.09
April 2026	5.84

July 2026	5.59
October 2026	5.34
January 2027	5.09
April 2027	4.84
July 2027	4.59
October 2027	4.34
January 2028	4.09
April 2028	3.84
July 2028	3.59
October 2028	3.34
January 2029	3.09
April 2029	2.84
July 2029	2.59
October 2029	2.34
January 2030	2.09
April 2030	1.84
July 2030	1.59
October 2030	1.34
January 2031	1.09
April 2031	0.84
July 2031	0.59
October 2031	0.34
January 2032	0.09
On and after April 2032	0.00

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Debt, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding S&P Recovery Rate, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

Section 1.2 Usage of Terms. (a) With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

(b) Unless expressly stated otherwise, references hereunder to (i) the “redemption” of Debt shall be understood to refer, in the case of the Class A-1 Loans, to the repayment of the Class A-1 Loans by the Issuer in accordance with the Credit Agreement, (ii) references to the “issuance” of Debt or to the “execution,” “authentication” and/or “delivery” of Debt shall be understood to refer, in the case of the Class A-1 Loans, to the incurrence of the Class A-1 Loans by the Issuer pursuant to the Credit Agreement and this Indenture and (iii) in all instances where any notice is to be delivered to the Loan Agent, there shall be implied a duty that such notice be promptly delivered or made available by the Loan Agent to Class A-1 Lenders, except that the Monthly Reports and Distribution Reports shall be made available directly to Class A-1 Lenders via the Collateral Trustee’s website.

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on or prior to a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Secured Debt or other amounts payable pursuant to this Indenture. For the avoidance of doubt, all amounts calculated pursuant to this Section 1.3(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.3(d) being greater than the actual amounts available. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on the Secured Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of “Defaulted Obligation,” then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount as set forth in the proviso to the definition of “Defaulted Obligation.”

(h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(i) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Collateral Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k) If the Issuer (or the Collateral Manager on behalf of the Issuer) is notified by the administrative agent or other withholding agent or otherwise for the syndicate of lenders in respect of (x) any amendment, waiver, consent or extension fees or (y) commitment fees or other similar fees in respect of Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation that any amounts associated therewith are subject to withholding tax imposed by any jurisdiction, the applicable Collateral Quality Test and the Coverage Tests will be calculated thereafter net of the full amount of such withholding tax unless the related Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Documents with respect thereto.

(l) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture and the Credit Agreement shall be in Dollars.

(m) Any reference herein to an amount of the Collateral Trustee’s, the Loan Agent’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on the Fee Basis Amount as of the beginning of the Collection Period.

(n) To the extent of any ambiguity in the interpretation of any definition or term contained herein or in the Credit Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator, Loan Agent or Collateral Trustee may request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator, Loan Agent and/or the Collateral Trustee shall be entitled to follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(o) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(p) For purposes of calculating compliance with the Collateral Quality Test, DIP Collateral Obligations shall be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(q) If any Collateral Obligation that is a Closing Date Participation Interest is not elevated by an assignment agreement prior to the Effective Date, such Collateral Obligation will be deemed to have a Principal Balance for purposes of determining the Adjusted Collateral Principal Amount equal to the S&P Collateral Value until the date on which such Collateral Obligation is assigned to the Issuer.

(r) Any direction or Issuer order required under this Indenture relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Collateral Manager or the Issuer to the Collateral Trustee and any certifications required to be made by the Issuer or the Collateral Manager shall be deemed to have been made upon delivery of such trade ticket, confirmation of trade, or other instruction.

ARTICLE II

THE NOTES

Section 2.1 Forms Generally. The Notes and the Collateral Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officer of the Issuer executing such Notes as evidenced by his or her execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes. (a) The forms of the Notes shall be as set forth in the applicable part of Exhibit A hereto.

(b) Notes.

(i) Except as set forth in paragraph (v) below, the Secured Notes of each Class sold to Qualified Purchasers that are not U.S. Persons outside the United States in reliance on Regulation S shall each be issued initially in the form of one permanent global note per Class (or Temporary Regulation S Global Notes) in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, in the case of the Secured Notes, a “Temporary Regulation S Global Note” or “Regulation S Global Secured Note”, as applicable), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Collateral Trustee or the Authenticating Agent as hereinafter provided. On or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes (the “Restricted Period”), interests in Temporary Regulation S Global Notes will be exchangeable for interests in a permanent Regulation S Global Note of the same class upon certification that the beneficial interests in such Temporary Regulation S Global Notes are owned by Qualified Purchasers that are not “U.S. persons.” A beneficial interest in a Temporary Regulation S Global Note will not be transferable to a Person that takes delivery in the form of an interest in a Rule 144A Global Note or a U.S. person that takes delivery of a Certificated Note during the Restricted Period. Upon the exchange of Temporary Regulation S Global Notes for permanent Regulation S Global Secured Notes, such Regulation S Global Secured Note will be deposited on behalf of the subscribers for such Notes with the Collateral Trustee as custodian for DTC and registered in the name of a nominee of DTC for the respective accounts of Euroclear and Clearstream.

(ii) Except as set forth in paragraphs (iv) and (v) below, the Notes of each Class sold to U.S. Persons that are QIB/QPs shall each be issued initially in the form of one permanent global note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (in the case of the Secured Notes each, a “Rule 144A Global Secured Note” or in the case of the Subordinated Notes, a “Rule 144A Global Subordinated Note” and, together with the Rule 144A Global Secured Notes, the “Rule 144A Global Notes”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Collateral Trustee or the Authenticating Agent as hereinafter provided.

(iii) The Notes of each Class sold to U.S. Persons that are IAI/QPs shall each be issued in the form of one or more definitive, fully registered notes, without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto (in the case of Secured Notes, each a “Certificated Secured Note,” or in the case of Subordinated Notes, a “Certificated Subordinated Note”) and shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Collateral Trustee or Authenticating Agent as hereinafter provided.

(iv) The Notes of each Class sold to Persons that are QIB/QPs, at the request of such Person at the time of acquisition, purported acquisition or proposed acquisition, shall be issued in the form of Certificated Notes and shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Collateral Trustee or Authenticating Agent as hereinafter provided.

(v) A beneficial interest in a Subordinated Note may not be sold or transferred to purchasers that have represented that they are (i) not a U.S. Person acquiring such Note outside the United States in reliance on Regulation S or (ii) Benefit Plan Investors.

(vi) [Reserved].

(vii) The aggregate principal amount of the Regulation S Global Secured Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Collateral Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC. The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Collateral Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee as the absolute owner of such Global Note for all payment purposes whatsoever, and for all other purposes except as provided in Section 14.2(e). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Collateral Trustee, or any agent of the Issuer or the Collateral Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC, or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture, together with any Class A-1 Loans that may be incurred pursuant to the Credit Agreement, is limited to U.S.$350,550,000 (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture and (ii) additional securities issued in accordance with Section 2.13 and 3.2).

The Class A-1 Loans and the Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	Class A-1 Loans		Class A-1 Notes		Class A-2 Notes		Class B Notes		Class C Notes		Class D Notes		Subordinated Notes
Original Principal Amount[1]	U.S.$60,000,000		U.S.$139,500,000	[4]	U.S.$14,000,000		U.S.$24,500,000		U.S.$28,000,000		U.S.$21,000,000		U.S.$63,550,000
Stated Maturity	Payment Date in April 2036		Payment Date in April 2036		Payment Date in April 2036		Payment Date in April 2036		Payment Date in April 2036		Payment Date in April 2036		Payment Date in April 2036
Fixed Rate	No		No		No		No		No		No		N/A
Floating Rate	Yes		Yes		Yes		Yes		Yes		Yes		N/A
Interest Rate:
Index	Benchmark		Benchmark		Benchmark		Benchmark		Benchmark		Benchmark		N/A
Index Maturity[2]	3 month		3 month		3 month		3 month		3 month		3 month		N/A
Spread/Coupon[3]	2.30%		2.30%		2.70%		2.90%		3.90%		5.90%		N/A
Initial Rating(s):
S&P	“AAA	(sf)”	“AAA	(sf)”	“AAA	(sf)”	“AA	(sf)”	“A	(sf)”	“BBB-	(sf)”	N/A
Priority Classes	None		None		A-1 Loans, A-1 Notes		A-1 Loans, A-1 Notes, A-2		A-1 Loans, A-1 Notes, A-2, B		A-1 Loans, A-1 Notes, A-2, B, C		A-1 Loans, A-1 Notes, A-2, B, C, D
Junior Classes	A-2, B, C, D, Subordinated		A-2, B, C, D, Subordinated		B, C, D, Subordinated		C, D, Subordinated		D, Subordinated		Subordinated		None
Pari Passu	A-1 Notes		A-1 Loans		None		None		None		None		None
Classes Interest	No		No		No		No		Yes		Yes		N/A
Deferrable
Re-Pricing	No		No		No		Yes		Yes		Yes		N/A
Eligible Form	N/A		Book-Entry (Physical for IAI/ QPs)		Book-Entry (Physical for IAI/QPs)		Book-Entry (Physical for IAI/QPs)		Book-Entry (Physical for IAI/QPs)		Book-Entry (Physical for IAI/QPs)		Book-Entry (Physical for IAI/QPs)

[1]	As of the Closing Date.
[2]

The initial Benchmark will be the Term SOFR Rate. The Benchmark may be changed to the Fallback Rate in accordance with the definition of “Benchmark” and certain other conditions specified herein. The Index Maturity shall be a term of three months; provided that for the period from the Closing Date to the First Interest Determination End Date, the Benchmark will be determined by interpolating linearly (and rounding to five decimal places) between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available.

[3]

The spread over the Benchmark or the stated Interest Rate, as applicable, with respect to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class of Secured Debt, subject to the conditions set forth in Section 9.7.

[4]

The outstanding principal amount of the Class A-1 Notes will be U.S.$139,500,000 on the Closing Date and may be increased to up to U.S.$199,500,000 in aggregate upon the exercise of the Conversion Option which shall effect the conversion of the Class A-1 Loans into the Class A-1 Notes pursuant to this Indenture. The Class A-1 Loans are not being issued pursuant to this Indenture. At the election of a Class A-1 Lender, all or a portion of the outstanding principal amount of the Class A-1 Loans held by such Class A-1 Lender may be converted into Class A-1 Notes, in which case the Aggregate Outstanding Amount of the Class A-1 Notes will be increased by the amount of the Class A-1 Loans so converted and the outstanding principal amount of the Class A-1 Loans will be decreased accordingly.

The Notes shall be issued in Minimum Denominations. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual, facsimile or electronic.

(b) Notes bearing the manual, facsimile or electronic signatures of individuals who were at the time of execution Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Collateral Trustee or the Authenticating Agent for authentication and the Collateral Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in respect of a transfer of Notes hereunder, shall have been deemed to have been provided upon the Issuer’s delivery of an executed Note to the Collateral Trustee), shall authenticate and deliver such Notes as provided herein and not otherwise.

(d) Each Note authenticated and delivered by the Collateral Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(e) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

(f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Collateral Trustee or by the Authenticating Agent by the manual facsimile or electronic signature of one of their authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. (a) (i) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Note Register”) at the office of the Collateral Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Collateral Trustee is hereby initially appointed registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Note Register maintained in the United States as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

(ii) If a Person other than the Collateral Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Collateral Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Collateral Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Collateral Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time, the Note Registrar shall provide to the Issuer, the Collateral Manager or the Placement Agent a current list of Holders as reflected in the Note Register.

(iii) Subject to this Section 2.5 and Section 2.12, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Collateral Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. Upon written request at any time, the Collateral Trustee shall provide to the Issuer, the Collateral Manager or the Placement Agent a current list of Holders.

(iv) In addition, the Issuer, the Collateral Trustee and the Collateral Manager shall be entitled to conclusively rely upon any certificate of ownership provided to the Collateral Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit D and the continued ownership of any Note indicated therein) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby and shall have no liability for relying on the same. Upon written request at any time, the Collateral Trustee shall provide to the Issuer, the Collateral Manager or the Placement Agent a copy of each Beneficial Ownership Certificate that the Collateral Trustee has received unless such beneficial owner instructs the Collateral Trustee otherwise.

(v) At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Collateral Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, the Notes that the Holder making the exchange is entitled to receive.

(vi) All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(vii) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(viii) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Collateral Trustee or the Transfer Agent may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. The Collateral Trustee or the Transfer Agent shall be permitted to request such evidence reasonably satisfactory to it documenting the identity, authority and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c) (i) No interest in a Subordinated Note may be transferred to a Benefit Plan Investor, and the Collateral Trustee shall not recognize any such transfer to a Person that represents that it is a Benefit Plan Investor. Each initial purchaser or subsequent transferee of an interest in a Subordinated Note in the form of a Global Note or an interest therein will be deemed to have represented and warranted, that: (A) it is not, and is not acting on behalf of, a Benefit Plan Investor; and (B) if such Person is a governmental, church, non-U.S. or other plan, (i) it is not, and for so long as it holds an interest in such Global Note will not be, subject to any Similar Law, and (ii) its acquisition, holding and disposition of its interest in such Global Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law.

(ii) No transfer of any Subordinated Note (or any interest therein) to a Benefit Plan Investor will be effective. Transfer of an interest in a Rule 144A Global Subordinated Note to a Person that is a Benefit Plan Investor will not be permitted and the Collateral Trustee shall not recognize any such transfer.

(iii) Each purchaser or transferee of an interest in a Subordinated Note from the Issuer or the initial holder thereof on the Closing Date will be required to provide the Issuer and the Collateral Trustee substantially in the form of the applicable transfer certificate.

(d) No transfer of a beneficial interest in a Note will be effective if the transferee’s acquisition, holding or disposition of such interest would constitute or result in a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or violation of other applicable law, unless an exemption is available and all conditions to permit such transfer have been satisfied.

(e) Notwithstanding anything contained herein to the contrary, the Collateral Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof and the Collateral Trustee shall be permitted to rely solely on the representations made or deemed to have been made, as applicable, by such Holders (or beneficial owners) in connection with any limitation or restriction in respect thereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Collateral Trustee by a prospective transferor or transferee, the Collateral Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms. Notwithstanding the foregoing, the Collateral Trustee, relying solely on representations made or deemed to have been made by Holders of an interest in any Subordinated Note shall not permit any transfer of an interest in a Subordinated Note if such transfer would result in a violation of the 25% Limitation in respect of the Subordinated Notes.

(f) Transfers of Global Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(f), and Section 2.12.

(i) Rule 144A Global Secured Note to Regulation S Global Secured Note. Subject to the rules and procedures of DTC and this Section 2.5(f)(i), holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC may at any time exchange its interest in such Rule 144A Global Secured Note for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note, or transfer its interest in such Rule 144A Global Secured Note to a Person taking delivery thereof in the form of an equivalent beneficial interest in the corresponding Regulation S Global Secured Note; provided that such exchanging holder or transferee, as applicable, is a Qualified Purchaser that is not a U.S. Person. Upon receipt by the Collateral Trustee, the Note Registrar and the Transfer Agent of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Transfer Agent to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such Class of Secured Notes, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a duly-executed certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser that is not a U.S. Person and is purchasing such beneficial interest in reliance on Regulation S, and (D) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser that is not a U.S. Person and is purchasing such beneficial interest outside the United States in reliance on Regulation S, then the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the principal amount of the applicable Rule 144A Global Secured Note and to increase, or cause to be increased, the principal amount of the corresponding Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of such Rule 144A Global Secured Note.

(ii) Regulation S Global Secured Note to Rule 144A Global Secured Note. Subject to the rules and procedures of DTC and this Section 2.5(f)(ii), a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC may at any time exchange its interest in such Regulation S Secured Global Note for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note or transfer its interest in such Regulation S Global Secured Note to a Person taking delivery thereof in the form of an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Collateral Trustee, the Note Registrar and the Transfer Agent of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Transfer Agent to credit or cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest the Regulation S Global Secured Note to be exchanged or transferred, but not less than the Minimum Denomination applicable to such Class of Secured Notes, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a duly-executed certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a QIB/QP, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a QIB/QP, then the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note and to increase or cause to be increased, the principal amount of the corresponding Rule 144A Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be or exchanged or transferred and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of such Regulation S Global Secured Note.

(iii) Global Note to Certificated Note. Subject to the rules and procedures of Euroclear, Clearstream and/or DTC, as applicable, this Section 2.5(f)(ii) and Section 2.10(a), a holder of a beneficial interest in a Global Note deposited with DTC may at any time transfer its interest in such Global Note to one or more Persons taking delivery thereof in the form of a corresponding Certificated Note. Upon receipt by the Collateral Trustee, the Note Registrar and the Transfer Agent of (A) one or more duly-executed certificates substantially in the form of Exhibit B-2 and (B) appropriate instructions from DTC, if required, the Transfer Agent shall approve the instructions at DTC to reduce, or cause to be reduced, the principal amount of the applicable Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred and record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer, authentication by the Collateral Trustee or the Authenticating Agent and delivery by the Transfer Agent of one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor) but not less than the Minimum Denomination applicable to such Class of Notes.

(g) Transfers of Subordinated Notes (or beneficial interest therein) will only be made in accordance with Section 2.2(b), this Section 2.5(g) and Section 2.12.

(i) Transfer of Certificated Subordinated Notes to Certificated Subordinated Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-8 attached hereto given by the Holder and (C) a representation letter substantially in the form of Exhibit B-2 attached hereto and a certificate substantially in the form of Exhibit B-9 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall (1) cancel such Certificated Subordinated Note in accordance with Section 2.9, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in Minimum Denominations.

(ii) Transfer of Rule 144A Global Subordinated Notes to Certificated Subordinated Notes. A holder of a beneficial interest in a Rule 144A Global Subordinated Note deposited with DTC, at any time, may exchange its interest in such Rule 144A Global Subordinated Note for a Certificated Subordinated Note or may transfer its interest in such Rule 144A Global Subordinated Note to a Person in the form of a Certificated Subordinated Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) a certificate substantially in the form of Exhibit B-6 attached hereto given by the Holder, (B) a representation letter substantially in the form of Exhibit B-2 attached hereto and a certificate substantially in the form of Exhibit B-7 attached hereto executed by the transferee and (C) appropriate instructions from DTC, if required. Upon receipt of the foregoing, the Registrar shall (1) approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Subordinated Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Subordinated Note to be transferred or exchanged, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more Certificated Subordinated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Subordinated Note transferred by the transferor), and in Minimum Denominations.

(iii) Transfer of Certificated Subordinated Notes to Rule 144A Global Subordinated Notes. A Holder of a Certificated Subordinated Note, at any time, may exchange its interest in such Note for a beneficial interest in a Rule 144A Global Subordinated Note or may transfer such Note to a Person in the form of a beneficial interest in a Rule 144A Global Subordinated Note, subject to Section 2.5(b) and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, by delivering to the Registrar (A) such Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-8 attached hereto given by the Holder of such Certificated Subordinated Note, (C) a certificate substantially in the form of Exhibit B-7 attached hereto executed by the transferee, (D) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Rule 144A Global Subordinated Note in an amount equal to the Certificated Subordinated Notes to be transferred or exchanged, but not less than the Minimum Denomination applicable to the Notes to be exchanged or transferred, and (E) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase. Upon receipt of the foregoing, the Registrar shall (1) cancel such Certificated Subordinated Note, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) approve the instructions at DTC, concurrently with such recordation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Subordinated Note equal to the principal amount of the Certificated Subordinated Note transferred or exchanged.

(iv) Each transferee of an interest in a Subordinated Note from the Issuer is required to certify that it is a United States person (as defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

(h) Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b), this Section 2.5(h) and Section 2.12.

(i) Certificated Notes to Rule 144A Global Notes or Regulation S Global Secured Notes. Subject to the rules and procedures of Euroclear, Clearstream and/or DTC, as applicable, and this Section 2.5(h)(i), a holder of a Certificated Note may at any time exchange all or a portion of its interest in such Certificated Note for a beneficial interest in a corresponding Rule 144A Global Notes or, solely in the case of a Certificated Secured Note, Regulation S Global Secured Note or to transfer all or a portion of such Certificated Note to one or more Persons taking delivery thereof in the form of a beneficial interest in the corresponding Rule 144A Global Note or the Regulation S Global Secured Note. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to one or more transferee, (B) a duly-executed certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-4 or B-5 (as applicable) attached hereto executed by each transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the corresponding Rule 144A Global Notes or Regulation S Global Secured Notes, as applicable, in an amount equal to the Certificated Notes to be transferred to each such transferee or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Notes or Regulation S Global Secured Note equal to the principal amount of the Certificated Note transferred to each such transferee or exchanged.

(ii) Certificated Notes to Certificated Notes. Subject to this Section 2.5(h)(ii), a holder of a Certificated Note may at any time exchange such Certificated Note for one or more Certificated Notes and/or transfer all or a portion of such Certificated Note to one or more Person taking delivery thereof in the form of a Certificated Note. Upon receipt by the Note Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to each transferee, and (B) a duly-executed certificates substantially in the form of Exhibit B-2 attached hereto executed by each transferee, the Note Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Note Register in accordance with Section 2.5(a) and upon execution by the Issuer, authentication by the Collateral Trustee or the Authenticating Agent and delivery by the Collateral Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor) but not less than the Minimum Denomination applicable to such Class of Notes.

(i) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the applicable legend shall not be removed unless there is delivered to the Collateral Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Collateral Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Collateral Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(j) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows (except as may be expressly agreed in writing between an initial purchaser and the Issuer, which writing shall be provided to the Collateral Trustee):

(i) In connection with the purchase of such Notes, such beneficial owner agrees that: (A) none of the Issuer, the Collateral Manager, the Placement Agent, the Co- Structuring Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Co-Structuring Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Co-Structuring Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Administrative Service Provider, the Transferor or any of their respective affiliates; (D) such beneficial owner is either (i) (in the case of a beneficial owner of an interest in a Rule 144A Global Note) both (1) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (2) a Qualified Purchaser or an entity (other than a trust) owned exclusively by Qualified Purchasers or (ii) (in the case of a beneficial owner of an interest in a Regulation S Global Secured Note) both (1) a “qualified person” that is not a “U.S. person” (as defined in Regulation S) and (2) a Qualified Purchaser or an entity (other than a trust) owned exclusively by Qualified Purchasers and is acquiring the Secured Notes in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

(ii) In the case of the Secured Notes, such beneficial owner agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law.

(iii) If the purchaser or transferee of any Secured Notes or beneficial interest therein is a Benefit Plan Investor, it will be deemed to represent, warrant and agree that (i) none of the Transaction Parties or any of their affiliates, has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA to the Benefit Plan Investor, or to any Fiduciary, in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

(iv) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer its interest in such Notes, such interest in the Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered as an investment company under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(v) Such beneficial owner is aware that, except as otherwise provided herein, any Secured Notes (or interest therein) being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

Such beneficial owner agrees to the provisions of Section 2.12 and makes the representations and warranties set forth therein.

(vi) Such beneficial owner agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to this Indenture or, if longer, the applicable preference period (plus one day) then in effect.

(vii) Such beneficial owner agrees that (a) (i) the express terms of this Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) this Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) each beneficial owner shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (b) there are no implied rights under this Indenture to direct the commencement of any such Proceeding, and (c) notwithstanding any provision of this Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider or the Calculation Agent.

(viii) Such beneficial owner agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Notes of a Re-Priced Class held by non-consenting holders pursuant to this Indenture, and if such beneficial owner is a non-consenting holder, it agrees to sell and transfer its Notes in accordance with the provisions of this Indenture and hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to cooperate with the Issuer, the Re-Pricing Intermediary on behalf of the Issuer and/or the Collateral Trustee to effect such sale and transfers.

(k) Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-2.

(l) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Collateral Trustee and the Loan Agent impose additional transfer restrictions on the Notes to comply with the USA PATRIOT Act or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(m) The Note Registrar, the Collateral Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any purchaser, transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, neither the Collateral Trustee nor the Transfer Agent shall be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Collateral Trustee or the Transfer Agent is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(n) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agent may hold a position in a Regulation S Global Secured Note prior to the distribution of the applicable Notes represented by such position.

(o) Conversion of Class A-1 Loans.

(i) Notwithstanding anything herein to the contrary and in accordance with the procedures set forth in Section 3.7 of the Credit Agreement, upon written notice to the Collateral Trustee, the Loan Agent, each Rating Agency and the Issuer, provided in accordance with the Credit Agreement, a Class A-1 Lender may elect any Payment Date (such Payment Date, the “Conversion Date”) upon which all or a portion of the Aggregate Outstanding Amount of the Class A-1 Loans held by such Converting Lender will be converted into Class A-1 Notes of an equal Aggregate Outstanding Amount in accordance with the terms hereof and the terms of the Credit Agreement; provided that (x) such Conversion Date will be no earlier than the fifth Business Day following the date such notice is delivered (or such earlier date as may be reasonably agreed to by such Converting Lender, the Loan Agent and the Collateral Trustee) and (y) the Conversion Date may only occur on a Payment Date.

(ii) On each Conversion Date, (A) the Aggregate Outstanding Amount of the Class A-1 Notes will be increased by the current Aggregate Outstanding Amount of the Class A-1 Loans so converted and (B) the Class A-1 Loans so converted will cease to be Outstanding and will be deemed to have been repaid in full for all purposes hereunder and under the Credit Agreement. Class A-1 Notes may not be converted into Class A-1 Loans.

(iii) The Issuer, the Collateral Manager and the Converting Lender agree to provide reasonable assistance to the Collateral Trustee and the Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC, the Collateral Trustee, the Loan Agent and the Note Registrar or Loan Registrar, as applicable.

(iv) Each Class A-1 Lender may elect, in its sole discretion, to exercise the Conversion Option concurrently with an assignment of all or a portion of its Class A-1 Loans (an “Assignment/Conversion”) such that the effective date of the assignment occurs on the related Conversion Date and the assignee receives Class A-1 Notes (or an interest therein) in lieu of the portion of Class A-1 Loans being assigned. Any assignment made in connection with an Assignment/Conversion must meet the requirements for an assignment set forth in Section 8.4 of the Credit Agreement. Any Class A-1 Lender electing to make an Assignment/Conversion shall deliver to the Collateral Trustee, the Loan Agent and the Issuer at least five Business Days prior to the Conversion Date, (A) an executed Assignment Agreement (as defined in the Credit Agreement), (B) a completed notice substantially in the form of Exhibit C to the Credit Agreement, (C) the assignment fee required under the Credit Agreement and (D) a written certification from the assignee substantially in the form of Exhibit B-4 or Exhibit B-5, as applicable.

(p) Any purported transfer of a Note or interest therein not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. (a) If (i) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Collateral Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Collateral Trustee and such Transfer Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Issuer, the Collateral Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Collateral Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note having the same designation, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

(b) If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Collateral Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Collateral Trustee and the Transfer Agent in connection therewith.

(c) In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

(d) Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee) connected therewith.

(e) Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

(f) The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt of each Class shall accrue interest during each Interest Accrual Period or portion thereof at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. For purposes of determining any Interest Accrual Period, in the case of any Fixed Rate Notes, (i) for any Payment Date that is not a Redemption Date or a Re-Pricing Date, the Payment Date shall be assumed to be the 18th day of the relevant month (irrespective of whether such day is a Business Day) and (ii) for any Payment Date that is a Redemption Date or a Re-Pricing Date, the Payment Date shall be the Redemption

Date or the Re-Pricing Date, as applicable. Payment of interest on each Class of Secured Debt (other than the Class A-1 Debt) (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to a Class of Deferrable Notes, any payment of interest due on such Class of Deferrable Notes that is not available to be paid in accordance with the Priority of Payments on any Payment Date (“Deferred Interest” with respect to such Class) shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferrable Notes, and (iii) the Stated Maturity of such Class of Deferrable Notes. Deferred Interest on the Deferrable Notes shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) that is the Redemption Date with respect to such Class of Deferrable Notes, and (ii) that is the Stated Maturity of such Class of Deferrable Notes. Regardless of whether any Priority Class is Outstanding with respect to a Class of Deferrable Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferrable Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Class of Secured Debt, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Notes or Class A-1 Loans, or if no Class A-1 Notes or Class A-1 Loans are Outstanding, any Class A-2 Notes, or if no Class A-1 Notes, Class A-1 Loans, Class A-2 Notes or Class B Notes are Outstanding, any Class C Notes, or if no Class A-1 Notes, Class A-1 Loans, Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, any Class D Notes, shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of each Class of Secured Debt matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Class becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Debt that are not paid in accordance with the Priority of Payments on any Payment Date (other than the Payment Date that is the Stated Maturity of such Class of Secured Debt or any Redemption Date) because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Debt will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a “United States person” (as defined in Section 7701(a)(30) of the Code) or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) or other certification acceptable to it to enable the Issuer, the Collateral Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Debt or the Holder or beneficial owner of such Debt under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and, if instructed by the Issuer, the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of Debt as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Debt. Nothing herein shall be construed to obligate the Paying Agent or the Collateral Trustee to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of Secured Debt and any payment with respect to any Subordinated Note shall be made by the Collateral Trustee or by a Paying Agent in Dollars to: (1) the Loan Agent, for distribution to the Class A-1 Lenders in the case of the Class A-1 Loans; (2) DTC or its designee with respect to a Global Note; and (3) the Holder or its nominee with respect to a Certificated Note; in each case, by wire transfer, as directed by such Person, in immediately available funds to a Dollar account maintained by the Loan Agent, in the case of the Class A-1 Loans, by DTC or its nominee, in the case of Global Notes, or by the Holder or its nominee, in the case of Certificated Notes; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Collateral Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of such Holder, as it appears on the Note Register. Upon final payment due on the Maturity of (A) a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Collateral Trustee or at the office of any Paying Agent on or prior to such Maturity and (B) the Class A-1 Loans, the Holder thereof shall present and surrender the lender note representing such Class A-1 Loan to the Corporate Trust Office of the Loan Agent in accordance with the Credit Agreement, in each case, on or prior to such Maturity; provided that if the Collateral Trustee, the Loan Agent and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer and the Collateral Trustee that the applicable Note has been acquired by a protected purchaser, such final payment with respect to such shall be made without presentation or surrender. None of the Issuer, the Collateral Trustee, the Collateral Manager or any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members or any of their nominees relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof), the Collateral Trustee, or the Loan Agent, as applicable, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, provide to the Persons entitled thereto at their respective addresses as they appear on the Note Register, a notice which shall specify the date on which such payment will be made and the place where such Notes may be presented and surrendered for such payment.

(f) Payments to Holders of Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of such Class on such Record Date.

(g) Interest accrued with respect to the Secured Debt (other than any Fixed Rate Notes) shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest on any Fixed Rate Notes shall be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months; provided that if a redemption occurs on a Business Day that would not otherwise be a Payment Date, interest on such Fixed Rate Notes will be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h) All reductions in the principal amount of a Note (or one or more predecessor Notes) or Class A-1 Loan effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note or Class A-1 Loan, as applicable, and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i) Notwithstanding any other provision of this Indenture or the Credit Agreement, the obligations of the Issuer under the Secured Notes, the Class A-1 Loans and the Transaction Documents are limited recourse obligations of the Issuer and the Subordinated Notes are non-recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture and the Credit Agreement, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shared personnel, shareholder, authorized Person or incorporator of either of the Issuer, the Collateral Manager or their respective affiliates, successors or assigns for any amounts payable under the Debt, this Indenture or the Credit Agreement. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or the Credit Agreement or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt, this Indenture or the Credit Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder, and the Holders of the Subordinated Notes are not Secured Parties.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

(k) Payments in respect of the Subordinated Notes are subordinated to the payment of interest on and principal of each Class of Secured Debt as provided in Section 11.1, except that notwithstanding the Priority of Payments, Permitted RIC Distributions may be made if the conditions specified in the definition thereof are satisfied.

Section 2.8 Persons Deemed Owners. The Issuer, the Collateral Trustee and any agent of the Issuer or the Collateral Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Note Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on, other than as otherwise expressly provided in this Indenture, any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Collateral Trustee, nor any agent of the Issuer or the Collateral Trustee shall be affected by notice to the contrary.

Section 2.9 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Collateral Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, donation, gift or contribution thereof or other event or circumstance) except for payment as provided herein, or for registration of transfer or exchange in accordance with this Article II or redemption in accordance with Article IX hereof (and, in the case of Special Redemption, a mandatory redemption pursuant to Section 9.1, or an Optional Redemption in part by Class, only to the extent that such Special Redemption, mandatory redemption or Optional Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Collateral Trustee, be delivered to the Collateral Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Collateral Trustee shall be destroyed or held by the Collateral Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it. The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned). The preceding sentence shall not limit any redemption in accordance with Article IX hereof.

Section 2.10 DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of one or more corresponding Certificated Notes to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note, or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after receiving notice of such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be deemed to be surrendered by DTC to the Collateral Trustee’s Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Collateral Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of Section 2.10(b), the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuer will promptly make available to the Collateral Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by Section 2.10(a), the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Collateral Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership and shall have no liability for relying on the same.

Neither the Collateral Trustee nor the Note Registrar shall be liable for any delay in the delivery of directions from the DTC, as depository, and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to a Person that is not a Qualified Purchaser and any transfer of a Subordinated Note to a Person that is not a U.S. Person shall in either case be null and void and any such purported transfer of which the Issuer, the Collateral Trustee and the Loan Agent shall have notice may be disregarded by the Issuer, the Collateral Trustee and the Loan Agent for all purposes. In addition, the acquisition of Notes by a Non-Permitted Holder under Section 2.11(b) shall be null and void ab initio.

(b) If (i) any U.S. Person that is not a QIB/QP (or, solely in the case of Notes issued as Certificated Notes, a U.S. Person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust) of which each shareholder, partner, member or other equity owner is a Qualified Purchaser)), (ii) any non-U.S. Person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust) of which each shareholder, partner, member or other equity owner is a Qualified Purchaser)) or (iii) solely in the case of the Subordinated notes, any non-U.S. Person shall in any case become the Holder or beneficial owner of an interest in any Note (any such Person a “Non-Permitted Holder”), the acquisition of such Notes by such Holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, or upon notice to the Issuer from the Collateral Trustee (if a Trust Officer of the Collateral Trustee obtains actual knowledge (in which case the Collateral Trustee agrees to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Non-Permitted Holder to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes or interest therein, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may (but is not required to) select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Trustee, the Transfer Agent and the Collateral Manager to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any such sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made, as applicable, a prohibited transaction, Benefit Plan Investor, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading (any such Person a “Non-Permitted ERISA Holder”), the Issuer shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice to the Issuer from the Collateral Trustee (if a Trust Officer of the Collateral Trustee obtains actual knowledge (who, in which case, agree to notify the Issuer of such discovery, if any)), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer may select a purchaser by any other means in its sole discretion. The holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Collateral Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Trustee, the Loan Agent or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12 Tax Treatment and Tax Certifications. (a) Each Holder (including for purposes of this Section 2.12, any beneficial owner of an interest in Debt) will treat the Issuer and the Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Such beneficial owner will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

(c) Such beneficial owner of Debt (or interest therein) will be deemed (and may be required) to represent and agree that:

(i) in the case of the Class A-1 Debt, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code),

(a) it:

(i) is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); and

(ii) is not a “10 percent shareholder” with respect to the Issuer (or, for so long as the Subordinated Notes are held by a single beneficial owner, such beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and

(iii) is not a “controlled foreign corporation” that is related to any beneficial owners of the Subordinated Notes within the meaning of Section 881(c)(3)(C) of the Code; or

(b) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(c) it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income tax of payments on the Debt; and

(ii) it will provide the Issuer and the Collateral Trustee with certifications necessary to establish that it is not subject to U.S. federal withholding tax under FATCA; and

(iii) if it is a beneficial owner of Debt, for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

(d) Each Holder of Subordinated Notes (or interest therein) will be deemed (and may be required) to represent and agree that:

(i) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and will provide a properly completed and signed IRS Form W-9 (or applicable successor form). It understands and acknowledges that failure to provide the Issuer or the Collateral Trustee with the applicable tax certifications may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes; and

(ii) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired, and no holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of, transfer or convey in any manner a Subordinated Note (or any interest therein) or other equity interest in the Issuer or cause a Subordinated Note or other equity interest in the Issuer to be marketed, (1) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations or (2) if such acquisition would cause the combined number of holders of Subordinated Notes and any equity interests in the Issuer to be held by more than 90 persons; and

(iii) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Debt or other equity interests in the Issuer (including the amount of distributions on such Debt or such equity interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704 1(a)(2)(i)(B); and

(iv) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect holders of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and any other equity interests of the Issuer held by such person and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes (or any other equity interests in the Issuer) is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h); and

(v) it may not transfer all or any portion of the Subordinated Notes unless: (1) the Person to which it transfers such Subordinated Notes agrees to be bound by the restrictions, conditions, representations, warranties, and covenants set forth in this clause (iii), and (2) such transfer does not violate this clause (iii).

(vi) Any transfer made in violation of this clause (iii), or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Subordinated Notes are transferred shall become a Holder unless such Person agrees to be bound by this clause (iii). However, notwithstanding the immediately preceding sentence, a transfer in violation of this clause (iii) shall be permitted if the Issuer obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that the transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(vii) Each Holder of Subordinated Notes hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Holder to take any such adjustment into account directly. To the fullest extent permitted by law, each Holder of Subordinated Notes hereby agrees to indemnify the Issuer for the Holder’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Holder’s share of the income of the Issuer or attributable to distributions to such Holder.

(viii) In the event such Holder owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes.

(ix) In the event such Holder owns 100% of the Subordinated Notes, such Holder will not sell, transfer, assign, participate, pledge or otherwise dispose of any Debt unless it obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

Section 2.13 Additional Issuance. (a) At any time during the Reinvestment Period (and, solely with respect to additional Subordinated Notes, after the Reinvestment Period), the Issuer may incur additional loans, issue and sell additional Secured Debt of each Class and/or issue and sell additional Subordinated Notes (on a pro rata basis with respect to each Class or, if additional Class A-1 Debt is not being issued, on a pro rata basis for all Classes that are subordinate to the Class A-1 Debt) (except a greater proportion of Subordinated Notes may be issued) and use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture; provided that additional Class A-1 Debt may consist of additional Class A-1 Loans or Class A-1 Notes; provided, further, that, solely with respect to additional issuances of any Class A-1 Debt, Holders of a Majority of the Class A-1 Debt consents to such issuance; provided further that the following conditions are met:

(i) the Collateral Manager, the Transferor and a Majority of the Subordinated Notes consents to such issuance;

(ii) unless such issuance is being made in order for the Transferor, the Collateral Manager or an Affiliate thereof to comply with the U.S. Risk Retention Rules (based on written advice of nationally recognized counsel to the Transferor or the Collateral Manager, as applicable, experienced in such matters) (a “Risk Retention Issuance”), if additional Class A-1 Loans will be incurred, a Majority of the Class A-1 Lenders consents thereto;

(iii) the aggregate principal amount of Debt of any Class issued in all additional issuances shall not exceed 100% of the respective Aggregate Outstanding Amount of such Class on the Closing Date;

(iv) the terms of the Debt issued or incurred, as applicable, must be identical to the respective terms of previously issued or incurred, as applicable, Debt of the applicable Class (except that the interest due on additional Secured Debt will accrue from the issue or incurrence date of such additional Secured Debt and the spread over the Benchmark (or the stated interest rate, in the case of Fixed Rate Debt) and price of such additional Secured Debt do not have to be identical to those of the initial Secured Debt of such Class; provided that the Interest Rate of any such additional Secured Debt must not exceed the Interest Rate applicable to the initial Secured Debt of that Class);

(v) the proceeds of any additional Debt (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds, used to purchase additional Collateral Obligations, or as otherwise permitted hereunder;

(vi) the Overcollateralization Ratio with respect to each Class is maintained or improved after giving effect to such issuance;

(vii) except when only additional Subordinated Notes are being issued, an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Issuer to the effect that (1) such additional issuance will not cause the Issuer (A) to be subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code, or (B) to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (2) any additional Class A-1 Debt, Class A-2 Notes, Class B Notes, Class C Notes or Class D Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion described in this clause (vii)(2) will not be required with respect to any additional Debt that bears a different securities identifier from the Debt of the same Class that is Outstanding at the time of the additional issuance;

(viii) such additional Debt will be issued in a manner that allows the accountants of the Issuer to accurately provide the tax information relating to original issue discount to Holders of Debt; and

(ix) an officer’s certificate of the Issuer is delivered to the Collateral Trustee stating that the foregoing conditions (i) through (viii) have been satisfied.

(b) Except in the case of a Risk Retention Issuance, (i) any additional Class A-1 Debt issued as described above will be offered to the existing holders of Class A-1 Debt in the form of Class A-1 Loans and/or Class A-1 Notes held by each such existing holder (x) first, in such amounts as are necessary to preserve each such holder’s pro rata ownership interest in the Class A-1 Debt and (y) second, in the case of any unsold additional Class A-1 Debt, without regard to each holder’s pro rata ownership interest in the Class A-1 Debt, it being understood that additional Class A-1 Debt offered to an existing holder pursuant to this subclause (y) may be subscribed for by such holder in the form of additional Class A-1 Loans or additional Class A-1 Notes, without regard to the form of such holder’s existing holdings, (ii) any additional Debt of any other Class issued as described above will, to the extent reasonably practicable, be offered first to holders of that Class in such amounts as are necessary to preserve each such holder’s pro rata ownership interest in such Class and (iii) any additional Subordinated Notes issued as described above shall, to the extent reasonably practicable, be offered first to holders of Subordinated Notes in such amounts as are necessary to preserve each such holder’s pro rata ownership interest in the Subordinated Notes . The Collateral Trustee shall provide written notice to S&P of the issuance of any additional Debt pursuant to this Section 2.13.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Collateral Trustee for authentication and thereupon the same shall be authenticated by the Collateral Trustee or the Authenticating Agent and delivered by the Collateral Trustee upon Issuer Order and upon receipt by the Collateral Trustee and the Loan Agent of the following:

(a) Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Credit Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and related Transaction Documents and, in each case, the execution, authentication and delivery of the Notes applied for by it and the incurrence of the Class A-1 Loans, (B) specifying the Stated Maturity, principal amount and Interest Rate (in the case of the Secured Debt) of each Class of Notes to be authenticated and delivered and the Class A-1 Loans to be incurred and (C) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. Either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(c) U.S. Counsel Opinions. Opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Issuer, Clark Hill PLC, Delaware counsel to the Issuer, Dechert LLP, counsel to the Collateral Manager and the Transferor and Locke Lord LLP, counsel to the Collateral Trustee and the Collateral Administrator, in each case dated the Closing Date, in form and substance satisfactory to the Issuer.

(d) [Reserved].

(e) Officer’s Certificate of Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that neither the issuance of the Notes applied for by it nor the incurrence of the Class A-1 Loans will result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made; and that all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(f) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(i) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(ii) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(iii) the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(iv) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Sale and Contribution or entered into binding commitments to purchase or identified for expected purchase on or prior to the Closing Date is at least U.S.$309,378,992.37.

(g) Grant of Collateral Obligations. Contemporaneously with the issuance and sale of the Notes on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Collateral Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Documents related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(h) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(i) in the case of each Collateral Obligation pledged to the Collateral Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Collateral Trustee;

(V) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI) (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(g) have been satisfied;

(VII) upon the Grant by the Issuer, the Collateral Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(ii) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Sale and Contribution or entered into binding commitments to purchase or identified for expected purchase on or prior to the Closing Date is at least U.S.$309,378,992.37.

(i) Rating Letters. An Officer’s certificate of the Issuer to the effect that it has received a letter signed by S&P confirming that each Class of Secured Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(j) Accounts. Evidence of the establishment of each of the Accounts. Issuer Order for Deposit of Funds into Accounts. (i) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$83,892,698.63 from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Ramp-Up Account for use pursuant to Section 10.3(c); (ii) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$1,344,500 from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Expense Reserve Account for use pursuant to Section 10.3(d); (iii) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of an amount equal to the Interest Reserve Amount from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Interest Reserve Account for use pursuant to Section 10.3(e); and (iv) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$0 from the proceeds of the issuance of the Notes and the incurrence of the Class A-1 Loans into the Revolver Funding Account for use pursuant to Section 10.4.

(k) Transaction Documents. An executed counterpart of the Collateral Management Agreement, the Credit Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement and a copy of each purchaser representation letter for Certificated Notes issued on the Closing Date (if any).

(l) Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that nothing in this clause (m) shall imply or impose a duty on the part of the Collateral Trustee to require any other documents.

Section 3.2 Conditions to Additional Issuance. Any additional securities to be issued in accordance with Section 2.13 may be executed by the Issuer and delivered to the Collateral Trustee for authentication and thereupon the same shall be authenticated by the Collateral Trustee or the Authenticating Agent and delivered by the Collateral Trustee upon Issuer Order and upon receipt by the Collateral Trustee and the Loan Agent of the following:

(a) Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (a) evidencing the authorization by Resolution of the execution, authentication and delivery of the Notes applied for by it, (b) specifying the Stated Maturity, principal amount and Interest Rate of each Class of Notes to be authenticated and delivered and (c) certifying that (A) the attached copy of the Resolution is a true and complete copy thereof, (B) such Resolution has not been rescinded and is in full force and effect on and as of the date of issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b) Governmental Approvals. Either (a) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Notes or (b) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional Notes except as has been given.

(c) Officer’s Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the signing Officer’s knowledge, (a) the Issuer is not in default under this Indenture; (b) the issuance of the additional Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; (c) the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Notes applied for by it have been complied with; (d) all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made; and (e) all of the Issuer’s representations and warranties contained herein are true and correct as of the date of additional issuance.

(d) Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e) Rating Agency Notice. Notice shall have been provided by the Issuer to the Rating Agencies.

(f) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

(g) Evidence of Required Consents. Satisfactory evidence of the consent of the Collateral Manager, the Transferor and a Majority of the Subordinated Notes to such issuance.

(h) Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that nothing in this clause (h) shall imply or impose a duty on the part of the Collateral Trustee to require any other documents.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Closing Date (with respect to the Initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to the Custodian or the Collateral Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian and agent for the Collateral Trustee on behalf of the Secured Parties for purposes of perfecting the Collateral Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000 and (B) a rating of at least “BBB+” by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Custodian shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Collateral Trustee or the Custodian, as applicable, by or on behalf of the Issuer, and subject to the Securities Account Control Agreement, in the relevant Account established and maintained pursuant to Article X as to which in each case the Collateral Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Collateral Trustee.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a

Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Collateral Trustee in accordance with this Indenture. The security interest of the Collateral Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Collateral Trustee, be released. The security interest of the Collateral Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations, protections, indemnities and immunities of the Collateral Trustee, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement,

(vi) the rights, obligations, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, of the Loan Agent hereunder and under the Credit Agreement, and of the Bank in each other capacity under the Transaction Documents and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Collateral Trustee and payable to all or any of them (and the Collateral Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when either:

(a)    (i) either:

(A) (x) all Notes theretofore authenticated and delivered to Holders other than (1) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (2) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 have been delivered to the Collateral Trustee for cancellation and (y) the Class A-1 Loans have been repaid in full in accordance with the terms of the Credit Agreement (other than the Class A-1 Loans for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3); or

(B) all Notes not theretofore delivered to the Collateral Trustee for cancellation and all Class A-1 Loans not prepaid in full in accordance with the Credit Agreement (1) have become due and payable, or (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption pursuant to Article IX (and, in the case of the Class A-1 Loans, prepaid in accordance with the Credit Agreement) under an arrangement satisfactory to the Collateral Trustee for the giving of notice of redemption by the Issuer pursuant to

Section 9.4 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Collateral Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America (provided that such obligations are entitled to the full faith and credit of the United States of America or are debt obligations that are rated “AAA” by S&P) in an amount sufficient, as recalculated by a firm of Independent certified public accountants that are nationally recognized, to pay and discharge the entire indebtedness on any unpaid Class A-1 Loans and on any Notes not theretofore delivered to the Collateral Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debt that has become due and payable), or to the respective Stated Maturity or the respective Redemption Date, as the case may be, and shall have Granted to the Collateral Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Collateral Trustee an Opinion of Counsel with respect thereto or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; and

(ii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder and under the Credit Agreement (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer (it being understood that the requirements of this clause (a)(ii) may be satisfied as set forth in Section 5.7); and

(iii) the Issuer has delivered to the Collateral Trustee an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; or

(b) (i)the Collateral Trustee confirms to the Issuer that:

(A) the Collateral Trustee is not holding any Collateral Obligations, Eligible Investments, Equity Securities or Cash in any Account other than Cash in an amount not greater than the Dissolution Expenses;

(ii) the Issuer has delivered to the Collateral Trustee a certificate stating that (1) there are no Assets (other than (x) the Collateral Management Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of the Collateral Trustee, and (2) all funds (other than Cash in an amount not greater than the Dissolution Expenses) on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Collateral Trustee for such purpose; and

(iii) the Issuer has delivered to the Collateral Trustee an Officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, and 14.12 shall survive.

Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Collateral Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Collateral Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Collateral Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Collateral Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4 Limitation on Obligation to Incur Administrative Expenses. If at any time when this Indenture is eligible to be discharged pursuant to Section 4.1, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Collateral Trustee, the Collateral Administrator, the Loan Agent (or the Bank in any other capacity pursuant to the Transaction Documents), the Collateral Manager and their respective Affiliates, including for opinions of counsel in connection with supplemental indentures pursuant to Article VIII, any annual opinions required hereunder, services of accountants and fees of Rating Agencies, and failure to pay such amounts or provide or obtain such opinions, reports or services shall not constitute a Default hereunder, and the Collateral Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services. The foregoing shall not, however, limit, supersede or alter any right afforded to the Collateral Trustee, Loan Agent or Collateral Administrator under this Indenture or other Transaction Document to refrain from taking action in the absence of its receipt of any such opinion, report or service which it reasonably determines is necessary for its own protection.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A-1 Loan, any Class A-1 Note, any Class A-2 Note, any Class B Note or, if there are no Class A-1 Loans Outstanding, Class A-1 Notes Outstanding, Class A-2 Notes Outstanding or Class B Notes Outstanding, any Note or Notes of the Class that is the Controlling Class at such time and, in each case, the continuation of any such default for three Business Days after a Trust Officer of the Collateral Trustee has actual knowledge or receives written notice from any holder of Secured Debt of such payment default, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Class of Secured Debt at its Stated Maturity or any Redemption Date with respect to such Secured Debt; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default or a Failed Optional Redemption and provided, further, that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Administrative Service Provider, the Collateral Trustee, the Loan Agent, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$1,000 in accordance with the Priority of Payments and continuation of such failure for a period of three Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Collateral Trustee, the Collateral Administrator or any Paying Agent, such failure continues for five Business Days after a Trust Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) either of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act (and such requirement has not been eliminated after a period of 45 days);

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other covenant of the Issuer herein or in the Credit Agreement (it being understood, without limiting the generality of the foregoing, that (i) any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (e) below, and (ii) the failure of the Issuer to satisfy the requirements of Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under this clause (d) and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith), or the failure of any material representation or warranty of the Issuer made herein or in the Credit Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made and such default, breach or failure has a material adverse effect on the Holders, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by registered or certified mail or overnight delivery service, by the Collateral Trustee or the Loan Agent at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) on any Measurement Date as of which any Class A-1 Debt is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A-1 Debt, to equal or exceed 102.5%;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(g) the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.

Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Collateral Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Collateral Trustee, the Collateral Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Holders (as their names appear on the Note Register or the Loan Register, as applicable), each Paying Agent and each of the Rating Agencies of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or (g)), the Collateral Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer and each Rating Agency, declare the principal of and accrued and unpaid interest on all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Collateral Trustee or any Holder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Issuer, the Collateral Trustee and each Rating Agency, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Collateral Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Debt (other than any principal amounts due to the occurrence of an acceleration);

(B) to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C) all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Collateral Trustee hereunder, by the Loan Agent under the Credit Agreement or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Aggregate Collateral Management Fees then due and owing (excluding any Waived Collateral Management Fee) and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Aggregate Collateral Management Fees; or

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(e), the Holders of at least a Majority of the Class A-1 Debt, by written notice to the Collateral Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(II) in the case of any other Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class), in each case, by written notice to the Collateral Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Notwithstanding anything in this Section 5.2 to the contrary, the Secured Debt will not be subject to acceleration by the Collateral Trustee solely as a result of the failure to pay any amount due on a Class of Secured Debt other than the Controlling Class other than any failure to pay interest due on the Class A-2 Notes or the B Notes.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Collateral Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Issuer will, upon demand of the Collateral Trustee, pay to the Collateral Trustee, for the benefit of the Holder of such Secured Debt, the whole amount, if any, then due and payable on such Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee and its agents, experts and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Collateral Trustee, in its own name and as Collateral Trustee for the benefit of the Secured Parties, may, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Collateral Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Collateral Trustee shall deem most effectual (if no such direction is received by the Collateral Trustee) or as the Collateral Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, its property or such other obligor or their property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer or such other obligor, the Collateral Trustee, regardless of whether the principal of the Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Collateral Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for reasonable compensation to the Collateral Trustee and each predecessor Collateral Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee, except as a result of negligence) and of the Holders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders, the Class A-1 Lenders and of the Collateral Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders and the Class A-1 Lenders to make payments to the Collateral Trustee, and, if the Collateral Trustee shall consent to the making of payments directly to the Noteholders (or, in the case of Class A-1 Loans, to the Loan Agent) to pay to the Collateral Trustee such amounts as shall be sufficient to cover reasonable compensation to the Collateral Trustee, each predecessor Collateral Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee except as a result of negligence.

Nothing herein contained shall be deemed to authorize the Collateral Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of Secured Debt, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Holder thereof, or to authorize the Collateral Trustee to vote in respect of the claim of any such Holders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Collateral Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Collateral Trustee shall be a party), the Collateral Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Collateral Trustee may, and shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture or the Credit Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture and/or the Credit Agreement with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Trustee and the Holders of Secured Debt hereunder (including exercising all rights of the Collateral Trustee under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Collateral Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the reasonable cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Notes, which may be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Collateral Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Sections 6.1(c)(iv) and 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Collateral Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Collateral Trustee, the Loan Agent and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Collateral Trustee, the other Secured Parties or the Holders may, prior to the date which is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all the Debt, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other similar Proceedings under United States federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Collateral Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar Proceeding.

Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Collateral Trustee to sell Collateral Obligations or Equity Securities in compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Collateral Trustee shall retain the Assets securing the Secured Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments at the date or dates fixed by the Collateral Trustee and deposit and maintain all accounts in respect of the Assets and the Secured Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Collateral Trustee, pursuant to Section 5.5(c) and in consultation with the Collateral Manager, determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Aggregate Collateral Management Fees (excluding any Waived Collateral Management Fee)) and a Majority of the Controlling Class agrees with such determination;

(ii) in the case of an Event of Default specified in Section 5.1(e), the Holders of at least a Majority of the Class A-1 Debt direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iii) in the case of any Event of Default, the Holders of at least a Majority of each Class of Secured Debt (voting separately by Class) or, if no Class of Secured Debt remains outstanding, a Majority of the Subordinated Notes, direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii) or (iii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to preserve the Assets securing the Secured Debt if prohibited by applicable law. The Collateral Trustee shall provide written notice to S&P if it commences the sale of the Assets pursuant to this Section 5.5.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager to the Collateral Trustee in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Collateral Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Collateral Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. If the Collateral Trustee is unable to obtain any bids, the condition in Section 5.5(a)(i) shall be deemed to not exist. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Collateral Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Collateral Trustee shall deliver to the Noteholders, the Class A-1 Lenders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Collateral Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Collateral Trustee retains the Assets pursuant to Section 5.5(a)(i).

Section 5.6 Collateral Trustee May Enforce Claims Without Possession of Debt. All rights of action and claims under this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Collateral Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Collateral Trustee shall be brought in its own name and as Collateral Trustee on behalf of the Secured Parties, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Collateral Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Collateral Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or the Credit Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Collateral Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Debt of the Controlling Class shall have made written request to the Collateral Trustee to institute Proceedings in respect of such Event of Default in its own name as the Collateral Trustee hereunder and such Holder or Holders have provided the Collateral Trustee indemnity reasonably satisfactory to the Collateral Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request;

(c) the Collateral Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Collateral Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Secured Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture or the Credit Agreement to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture or the Credit Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Collateral Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Collateral Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture or the Credit Agreement. If all such groups represent the same percentage, the Collateral Trustee, in its sole discretion, may determine what action, if any, shall be taken.

The Issuer shall, so long as any Secured Debt remains Outstanding and for a year and a day thereafter, and subject to the proviso below, timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer adjudicated as bankrupt or insolvent, or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment, liquidation, winding up or composition of or in respect of the Issuer under any bankruptcy law or any other applicable law; provided that the obligations set forth in clauses (i) and (ii) above shall be subject to the availability of funds therefor under the Priority of Payments. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses.

Section 5.9 Unconditional Rights of Holders of Secured Debt to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture or the Credit Agreement, any Holder of Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Secured Debt still Outstanding shall have no right to institute Proceedings or to request the Collateral Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Collateral Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Trustee or to such Holder, then and in every such case the Issuer, the Collateral Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Issuer, the Collateral Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Collateral Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Collateral Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Collateral Trustee or to the Holders of Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Trustee or by the Holders of Secured Debt.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee or exercising any trust or power conferred upon the Collateral Trustee under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Collateral Trustee may take any other action deemed proper by the Collateral Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Collateral Trustee need not take any action that it determines might involve it in liability or expense (unless the Collateral Trustee has received the indemnity as set forth in (c) below);

(c) the Collateral Trustee shall have been provided with an indemnity reasonably satisfactory to it against all costs, expenses (including reasonable and documented attorney’s fees and expenses) and liabilities anticipated to be incurred by it in connection with such request; and

(d) notwithstanding the foregoing, any direction to the Collateral Trustee to undertake a Sale of the Assets shall be by the Holders of Debt representing the requisite percentage of the Aggregate Outstanding Amount of Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all Debt waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b) in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of each Holder of Outstanding Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Collateral Trustee and the Holders of Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Collateral Trustee shall promptly give written notice of any such waiver to each Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Collateral Trustee for any action taken, or omitted by it as Collateral Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Collateral Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder or Class A-1 Lender for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption which has resulted in an Event of Default, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Collateral Trustee may upon notice to the Holders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Collateral Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Collateral Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including, but not limited to, reasonable costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Collateral Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including, but not limited to, reasonable costs and expenses of counsel) incurred by the Collateral Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Secured Debt. The Collateral Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Collateral Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Collateral Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty express or implied. In addition, the Collateral Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Collateral Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18 Action on the Notes. The Collateral Trustee’s right to seek and recover judgment on the Debt or under this Indenture or the Credit Agreement shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture or the Credit Agreement. Neither the lien of this Indenture nor any rights or remedies of the Collateral Trustee or the Holders shall be impaired by the recovery of any judgment by the Collateral Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE COLLATERAL TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default actually known to the Collateral Trustee:

(i) the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Collateral Trustee; and

(ii) in the absence of bad faith on its part, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Trustee, the Collateral Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Collateral Trustee within 15 days after such notice from the Collateral Trustee, the Collateral Trustee shall so notify the Noteholders and the Loan Agent.

(b) In case an Event of Default actually known to the Collateral Trustee has occurred and is continuing, the Collateral Trustee shall, prior to the receipt of direction, if any, of a Majority of the Controlling Class, or such lesser percentage or other Class as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture as so directed, but subject to the provisions of this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture or any other Transaction Documents shall be construed to relieve the Collateral Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Collateral Trustee shall not be liable for any action taken or error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Collateral Trustee was negligent in ascertaining the pertinent facts;

(iii) the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including providing of notices under this Indenture, if applicable; and

(v) in no event shall the Collateral Trustee be liable for special, indirect, punitive, incidental or consequential loss or damage (including but not limited to diminution in value or lost profits) even if the Collateral Trustee has been advised of the likelihood of such losses or damages and regardless of such action.

(d) For all purposes under this Indenture, the Collateral Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Collateral Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer or this Indenture. For purposes of determining the Collateral Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which a Trust Officer of the Collateral Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Collateral Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Collateral Trustee shall, not later than three Business Days thereafter, forward such notice to the Holders (as their names appear on the Note Register or the Loan Register, as applicable).

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Collateral Trustee shall be subject to the provisions of this Section 6.1 or Section 6.3.

(g) In addition to its other obligations set forth herein, the Collateral Trustee shall provide any information actually in its possession and readily available to it by reason of acting as Collateral Trustee hereunder to the Collateral Manager related to the Assets or the Debt, promptly after the Collateral Manager’s reasonable request therefor; provided that, the Collateral Trustee shall not be obligated to provide any information that it may be restricted from doing so by legal, regulatory or contractual reasons, or attorney-client privilege, or that may only be available to the Collateral Trustee at undue burden or expense. The Collateral Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(h) In order to comply with the USA PATRIOT Act, including Section 326 thereof, the Collateral Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Trustee. Accordingly, the Issuer and each of the parties to the other Transaction Documents agree to provide to the Collateral Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Trustee to comply with the USA PATRIOT Act.

(i) The Collateral Trustee shall permit any representative of a Holder, during the Collateral Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Collateral Trustee (other than items protected by attorney-client privilege or information contained in documents received from Independent accountants subject to restrictions on disclosure pursuant to an engagement letter entered into in accordance with Section 10.8) relating to the Debt, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Collateral Trustee by such Holder) and to discuss the Collateral Trustee’s actions, as such actions relate to the Collateral Trustee’s duties with respect to the Secured Debt, with the Collateral Trustee’s Officers and employees responsible for carrying out the Collateral Trustee’s duties with respect to the Debt. The Collateral Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(j) The Collateral Trustee shall, upon reasonable request, provide the Issuer (and any applicable intermediary or agent thereof) with the identity of any Holder listed in the Note Register or the Loan Register; provided that, the Collateral Trustee shall not be obligated to provide any information that it may be restricted from doing so by legal, regulatory or contractual reasons, or attorney-client privilege.

(k) The Collateral Trustee is hereby authorized and directed to execute and deliver the Credit Agreement and in connection therewith shall enjoy all the rights, benefits, protections, immunities and indemnities provided to it hereunder.

(l) The Collateral Trustee is authorized, at the request of the Issuer (or the Collateral Manager on its behalf) to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Collateral Manager.

Section 6.2 Notice of Event of Default by the Collateral Trustee. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Collateral Trustee or after any declaration of acceleration has been made or delivered to the Collateral Trustee pursuant to Section 5.2, the Collateral Trustee shall give notice to the Issuer, the Holders (as their names appear on the Note Register or the Loan Register, as applicable), the Collateral Manager, each Rating Agency and each Paying Agent of all Events of Defaults hereunder actually known to the Trust Officer of the Collateral Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3 Certain Rights of Collateral Trustee. Except as otherwise provided in Section 6.1:

(a) the Collateral Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness, judgement, electronic communication or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer of any Person shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Collateral Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s certificate or Issuer Order or Opinion of Counsel or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Collateral Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Collateral Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Collateral Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable fees and expenses of agents, experts and attorneys) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report (including any Accountants’ Certificate), notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Collateral Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of a Rating Agency shall

(subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense (including the reasonable fees and expenses of agents, experts and counsel) and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Collateral Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Collateral Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or Governmental Authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Collateral Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that, the Collateral Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Collateral Trustee shall not be responsible for any acts or omission on the part of any agent or attorney appointed, with due care by it hereunder;

(h) the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer, the Collateral Manager, the Transferor or any other Person (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Collateral Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Certificate (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Collateral Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Transferor, the Issuer, any Paying Agent (other than the Collateral Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Collateral Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Issuer or the Collateral Manager with the terms hereof, of the Collateral Management Agreement or any other Transaction Document to which any of them are a party, or by the Transferor with the terms hereof or the Master Loan Sale Agreement, or to verify or independently determine the accuracy of information received by the Collateral Trustee from the Collateral Manager (or from any selling institution, agent bank, Collateral Trustee or similar source), the Transferor or any other Person with respect to the Assets , and shall be entitled to rely conclusively upon any determination made and any instruction, notice, officer certificate or other instrument or information provided by the Collateral Manager without independent verification, investigation or inquiry of any kind by the Collateral Trustee;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Collateral Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank is acting in the capacity of Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Loan Agent, Collateral Administrator or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement, the Collateral Administration Agreement or any other documents to which the Bank in such capacity is a party; provided, however that the foregoing shall not be construed to impose upon the Paying Agent, Note Registrar, Transfer Agent, Authenticating Agent, Custodian, Calculation Agent, Loan Agent, Collateral Administrator or Securities Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person, if any) of the Collateral Trustee;

(n) any permissive right of the Collateral Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o) unless prohibited by applicable law, the Collateral Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Collateral Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Collateral Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Collateral Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Collateral Trustee is deemed to have knowledge in accordance with this paragraph;

(q) the Collateral Trustee shall not be responsible for delays or failures in performance resulting acts or from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, interruptions, loss or malfunctions of utilities, computer (hardware or software), any act or provision of any present or future law or regulation or governmental authority; earthquakes; fires; floods; terrorism; civil or military disturbances; sabotage; epidemics; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility);

(r) to help fight the funding of terrorism and money laundering activities, the Collateral Trustee shall request, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Trustee. The Collateral Trustee shall ask for the name, address, tax identification number and other information that will allow the Collateral Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Trustee may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided by the Issuer;

(s) neither the Collateral Trustee nor the Collateral Administrator shall have any obligation or duty to determine or otherwise monitor the Issuer’s, the Collateral Manager’s, the Transferor’s or the EU/UK Retention Holder’s compliance with the U.S. Risk Retention Rules, the Securitization Regulations, or the risk retention regulations of any other jurisdiction;

(t) in making or disposing of any investment permitted by this Indenture, the Collateral Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Collateral Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Collateral Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for

(i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Collateral Trustee shall have no duty (i) to cause any recording, filing including any filing relating to the perfection of any security interest in the Assets, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w) neither the Collateral Trustee nor the Collateral Administrator shall have any obligation to determine (i) if a Collateral Obligation or Eligible Investment meets the criteria or eligibility restrictions imposed by this Indenture and shall be entitled to conclusively rely on the Collateral Manager’s classification, characterization, designation or categorization of each Collateral Obligation; (ii) whether the conditions specified in the definition of “Deliver” have been complied with or (iii) the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Collateral Trustee of any items constituting Assets or otherwise, or in that regard to examine any Underlying Documents, in order to determine compliance with applicable requirements of and restrictions on transfer of a Collateral Obligation;

(x) the Collateral Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control and shall not be responsible or liable for any inaccuracies in the records of the Collateral Manager, any Clearing Agency, Euroclear, Clearstream or any other intermediary (other than the Bank in its individual or other capacities hereunder), or for the actions or omissions of any such Person hereunder (including compliance with the procedures relating to compliance with Rule 17g-5 in accordance with and to the extent set forth in Section 14.17) or under any document executed in connection herewith;

(y) the Collateral Trustee shall be entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria specified in the definition thereof and for the characterization, classification, designation or categorization of each Collateral Obligation;

(z) Notwithstanding anything to the contrary contained herein, (i) until so notified or until a Trust Officer of the Collateral Trustee obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Collateral Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation and (ii) the Collateral Trustee shall not be responsible for determining or overseeing compliance with the definition of “Collateral Obligation” or “Eligible Investments”;

(aa) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Collateral Trustee that the Collateral Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Collateral Trustee to such recipient;

(bb) if within 80 calendar days of delivery of financial information or disbursements (which delivery may be via posting to the Collateral Trustee’s website) the Bank receives written notice of an error or omission related thereto and within ten calendar days of the Bank’s receipt of such notice the Collateral Manager and Issuer confirm such error or omission, the Bank agrees to use reasonable efforts to correct such error or omission and such use of reasonable efforts shall be the only obligation of the Bank in connection therewith. The Bank shall not be required to take any action beyond such period and shall have no responsibility for the same. In no event shall the Bank be obligated to take any action at any time at the request or direction of any Person unless such Person shall have offered to the Bank indemnity satisfactory to it; and

(cc) In the event that any Assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Assets, the Collateral Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Collateral Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 6.4 Not Responsible for Recitals or Issuance of Debt. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Collateral Trustee assumes, and shall have, no responsibility for their correctness. The Collateral Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Collateral Trustee’s obligations hereunder), the Assets or the Debt. The Collateral Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Notes. The Collateral Trustee, any Paying Agent, Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and/or additional Notes issued pursuant to Section 2.13 and 3.2, if any, and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Collateral Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Collateral Trustee hereunder shall be held in trust to the extent required herein. The Collateral Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Collateral Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Bank in each of its capacities under the Transaction Documents on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by the Bank in each of its capacities hereunder and under the other Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Bank in each of its capacities under the Transaction Documents in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in each of its capacities under the Transaction Documents in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents, experts and legal counsel and of any accounting firm or investment banking firm employed by the Collateral Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, or willful misconduct) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Collateral Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Bank in each of its capacities under the Transaction Documents and their respective officers, directors, employees and agents for, and to hold them harmless against, any loss, liability action, suit, tax or proceedings at law or in equity or expense, fee or charge (including reasonable fees and expenses of their agent, experts and counsel and including any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Collateral Trustee on or with respect to the Assets and the investment thereof) incurred without negligence, or willful misconduct on their part, arising out of or in connection with acting or serving in each such capacity under the Transaction Documents, including the costs and expenses of defending themselves (including reasonable fees and expenses of agents, experts and attorneys) against any claim (whether such claim involves the Issuer or is brought by any third party) or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto and of enforcing any provision under the Transaction Documents and any indemnification rights hereunder; and

(iv) to pay the Collateral Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Collateral Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Collateral Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) (or such other manner in which Administrative Expenses are permitted to be paid under this Indenture) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Collateral Trustee shall continue to serve as Collateral Trustee under this Indenture notwithstanding the fact that the Collateral Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Collateral Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Collateral Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Collateral Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Collateral Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Collateral Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Debt issued under this Indenture and incurred pursuant to the Credit Agreement.

(d) The Issuer’s obligations to the Bank under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Bank from any of its capacities. When the Collateral Trustee incurs expenses after the occurrence of a Default or Event of Default under Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Corporate Collateral Trustee Required; Eligibility. There shall at all times be a Collateral Trustee hereunder which shall (a) be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, and having an office within the United States, and who makes the representations contained in Section 6.17 and (b) have a rating of at least “BBB-” by S&P. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Collateral Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Collateral Trustee and no appointment of a successor collateral trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor collateral trustee under Section 6.10.

(b) Subject to Section 6.9(a), the Collateral Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of Debt and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor collateral trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Collateral Trustee so resigning and one copy to the successor collateral trustee or trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor collateral trustee shall be appointed only upon the Act of a Majority of each Class of Secured Debt or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class, in each case, upon 30 days’ notice. If no successor collateral trustee shall have been appointed and an instrument of acceptance by a successor collateral trustee shall not have been delivered to the Collateral Trustee within 60 days after the giving of such notice of resignation, the resigning Collateral Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction (at the sole expense of the Issuer) for the appointment of a successor collateral trustee satisfying the requirements of Section 6.8.

(c) The Collateral Trustee may be removed at any time upon 30 days’ prior written notice by Act of a Majority of each Class of Debt or, at any time upon 30 days’ prior written notice when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Collateral Trustee and to the Issuer.

(d) If at any time:

(i) the Collateral Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Collateral Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Trustee or of its property shall be appointed or any public officer shall take charge or control of the Collateral Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Collateral Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Trustee and the appointment of a successor collateral trustee.

(e) If the Collateral Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor collateral trustee. If the Issuer shall fail to appoint a successor collateral trustee within 60 days after such removal or incapability or the occurrence of such vacancy, a successor collateral trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Collateral Trustee. The successor collateral trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor collateral trustee and supersede any successor collateral trustee proposed by the Issuer. If no successor collateral trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Collateral Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor collateral trustee.

(f) The Issuer shall give prompt notice of each removal of the Collateral Trustee and each appointment of a successor collateral trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, each Rating Agency, each Noteholder (as their names and addresses appear on the Note Register) and the Loan Agent (for delivery to the Class A-1 Lenders). Each notice shall include the name of the successor collateral trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor collateral trustee, the successor collateral trustee shall cause such notice to be given at the expense of the Issuer.

(g) If the Bank shall resign or be removed as Collateral Trustee, the Bank shall also resign or be removed as Custodian under the Securities Account Control Agreement, Paying Agent, Loan Agent, Calculation Agent, Note Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10 Acceptance of Appointment by Successor. Every successor collateral trustee appointed hereunder shall meet the requirements of Section 6.8, shall make the representations and warranties contained in Section 6.17, and shall execute, acknowledge and deliver to the Issuer, the Loan Agent and the retiring Collateral Trustee an instrument accepting such appointment. In addition, so long as the retiring Collateral Trustee is the same institution as the Collateral Administrator, unless otherwise agreed to in writing by the Issuer, the successor and the retiring institutions, upon the appointment of the successor collateral trustee, the Collateral Administrator shall immediately resign and such successor collateral trustee shall automatically become the Collateral Administrator pursuant to Section 7(b) of the Collateral Administration Agreement and shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of the Collateral Administration Agreement in its acceptance of appointment as successor collateral trustee until such time, if any, as it is replaced as Collateral Administrator by the Issuer pursuant to the Collateral Administration Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Trustee shall become effective and such successor collateral trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Trustee; but, on request of the Issuer or a Majority of any Class of Secured Debt or the successor collateral trustee or successor Collateral Administrator, as applicable, such retiring collateral trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor collateral trustee all the rights, powers and trusts of the retiring Collateral Trustee, and shall duly assign, transfer and deliver to such successor collateral trustee all property and Money held by such retiring Collateral Trustee hereunder. Upon request of any such successor collateral trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor collateral trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Collateral Trustee. Any organization or entity into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Trustee, shall be the successor of the Collateral Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Collateral Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Collateral Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor collateral trustee had itself authenticated such Notes.

Section 6.12 Co-Collateral Trustees. At any time or times, the Issuer and the Collateral Trustee shall have power to appoint one or more Persons to act as co-collateral trustee, jointly with the Collateral Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-collateral trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Collateral Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-collateral trustee so appointed, more fully confirming to such co collateral trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-collateral trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder, shall be exercised solely by the Collateral Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Trustee in respect of any property covered by the appointment of a co-collateral trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee or by the Collateral Trustee and such co-collateral trustee jointly as shall be provided in the instrument appointing such co-collateral trustee;

(c) the Collateral Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-collateral trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Collateral Trustee shall have the power to accept the resignation of, or remove, any such co-collateral trustee without the concurrence of the Issuer. A successor to any co-collateral trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-collateral trustee hereunder shall be personally liable by reason of any act or omission of the Collateral Trustee hereunder;

(e) the Collateral Trustee shall not be liable by reason of any act or omission of a co-collateral trustee; and

(f) any Act of the Holders delivered to the Collateral Trustee shall be deemed to have been delivered to each co-collateral trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-collateral trustee hereunder.

Section 6.13 Provision of Documents to Issuer and Collateral Manager.

Reasonably promptly after receipt thereof, the Collateral Trustee will notify and provide to the Collateral Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information reasonably available to it without undue cost or burden, including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Collateral Administrator or the

Collateral Manager, the Collateral Trustee further agrees to provide to the requesting Person from time to time, on a timely basis, any information in its possession and reasonably available to it relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the requesting Person to perform its duties hereunder, under the Collateral Administration Agreement or under the Collateral Management Agreement, as applicable.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Collateral Trustee shall, and if the Collateral Trustee so chooses the Collateral Trustee may, appoint one or more Authenticating Agents, which shall initially be the Bank, with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Collateral Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Collateral Trustee and the Issuer. The Collateral Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Collateral Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Collateral Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding or deduction of Tax is imposed on the Issuer’s payment (or allocations of income) under the Notes, such Tax withholding or deduction shall reduce the amount otherwise distributable to the relevant Holder. The Collateral Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any Tax that is legally owed or required to be deducted or withheld by the Issuer (but such authorization shall not prevent the Collateral Trustee from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings) or may be withheld because of a failure by a Holder to provide any information required under FATCA or Sections 1441, 1445 and 1446 of the Code or any other provisions of any applicable law and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding Tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Collateral Trustee. If there is a possibility that withholding Tax is payable with respect to a distribution, the Collateral Trustee or the Paying Agent may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Collateral Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Collateral Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Collateral Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16 Representative for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the Delivery of any Asset to the Collateral Trustee is to the Collateral Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Collateral Trustee of any Asset, the endorsement to or registration in the name of the Collateral Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Collateral Trustee in its capacity as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17 Representations and Warranties of the Bank. The Bank (and any Person that becomes a successor collateral trustee pursuant to Sections 6.9, 6.10, or 6.11 or a co-collateral trustee pursuant to Section 6.12, or a successor Paying Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary pursuant to Sections 2.5, 3.3, 7.2, or 7.16, as applicable) represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent, collateral administrator and securities intermediary, as applicable.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Collateral Trustee, Paying Agent, Loan Agent, Note Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary, as applicable, under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and the Credit Agreement, and all of the documents required to be executed by it pursuant hereto. This Indenture and the Credit Agreement have been duly authorized, executed and delivered by the Bank and the Issuer and constitutes the legal, valid and binding obligation of each such Person enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency, fraudulent conveyance, liquidation or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to such Person and (ii) to general equitable principles (whether enforcement is sought in a proceeding at law or in equity) and except that certain of such obligations may be enforceable solely against the Assets.

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Collateral Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture or the Credit Agreement, nor the consummation of the transactions contemplated by this Indenture and the Credit Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) to the actual knowledge of any Trust Officer, will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound, which, in each of the foregoing cases, would have a material adverse effect on the Bank’s performance of its duties hereunder.

Section 6.18 Certain Duties of Collateral Trustee Related to Delayed Payment of Proceeds. In the event that in any month the Collateral Trustee receives notice from the Collateral Manager or the Collateral Administrator that a payment has not been received with respect to any Asset on its Due Date, (a) the Collateral Trustee shall promptly notify the Issuer, the Collateral Trustee and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Collateral Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Collateral Trustee in accordance with Section 10.2(a), the Collateral Trustee shall request the issuer of such Asset, the Collateral Trustee or agent under the related Underlying Document or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Collateral Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.7 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Collateral Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Collateral Trustee in accordance with this Section 6.18 and such payment shall not be deemed part of the Assets.

Section 6.19 Communication with the Rating Agency. Subject to Section 14.18, any written communication, including any confirmation, from a Rating Agency provided for or required to be obtained by the Collateral Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Collateral Trustee, as applicable, including by electronic message, facsimile, press release, posting to such Rating Agency’s website, or other written communication.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Class of Secured Debt and this Indenture and the Credit Agreement pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes in accordance with this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Collateral Trustee as a Paying Agent for payments on the Notes, and appoints the Collateral Trustee as Transfer Agent at its applicable Corporate Trust Office or its agent designated for purposes of surrender, transfer or exchange as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Corporation Services Company, as its agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Note Register and the Loan Register at the Corporate Trust Office of the Collateral Trustee and the Loan Agent, as applicable. The Issuer shall give prompt written notice to the Collateral Trustee, the Loan Agent, each Rating Agency then rating a Class of Secured Debt and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Collateral Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Secured Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Collateral Trustee or a Paying Agent (and in the case of the Class A-1 Loans, the Loan Agent) with respect to payments on the Secured Debt.

When the Issuer shall have a Paying Agent that is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Collateral Trustee, the Issuer shall, on or before the Business Day next preceding each Payment Date and on any Redemption Date, as the case may be, direct the Collateral Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Trustee) the Issuer shall promptly notify the Collateral Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Collateral Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Collateral Trustee; provided that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P or (ii) the Global Rating Agency Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Collateral Trustee to execute and deliver to the Collateral Trustee an instrument in which such Paying Agent shall agree with the Collateral Trustee and if the Collateral Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Persons in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Collateral Trustee, immediately resign as a Paying Agent and forthwith pay to the Collateral Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Collateral Trustee, immediately give the Collateral Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Collateral Trustee, during the continuance of any such default, upon the written request of the Collateral Trustee, forthwith pay to the Collateral Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Collateral Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Collateral Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Collateral Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Collateral Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Collateral Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Collateral Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, providing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or will be necessary to protect the validity and enforceability of this Indenture, the Credit Agreement, the Secured Debt, or any of the Assets; provided, that the Issuer is entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Collateral Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, including that such change does not affect the perfection and priority of the security interest created hereby, (ii) written notice of such change has been given by the Issuer to the Collateral Trustee (which shall provide notice to the Holders), the Loan Agent, the Collateral Manager and each Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Collateral Trustee has not received written notice from a Majority of the Controlling Class objecting to such change.

(b) The Issuer shall (i) shall ensure that all limited liability company or other formalities regarding its existence are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Notes, or any of the Assets, and (ii) shall not have any employees (other than its directors, officers or managers to the extent they are employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries and (ii) except to the extent contemplated in the Issuer LLCA, (x) the Issuer shall not (A) except as contemplated by the Offering Circular or any Transaction Document, engage in any transaction with any member that would constitute a conflict of interest or (B) make distributions other than in accordance with the terms of this Indenture and the Issuer LLCA and (y) the Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements, (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Trustee in the Assets; provided that the Collateral Trustee and the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(c) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time prepare or cause to be prepared, execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Collateral Trustee for the benefit of the Secured Parties and to:

(i) Grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Collateral Trustee, for the benefit of the Secured Parties, in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Collateral Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Collateral Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file an initial Financing Statement on the Closing Date that names the Issuer as debtor and Wilmington Trust, National Association, as Collateral Trustee on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Collateral Trustee has a Grant.

(b) The Collateral Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c) or Article XII, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Collateral Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)) unless the Collateral Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6 Opinions as to Assets. At least 90 days prior to each five-year anniversary of the Closing Date, the Issuer shall furnish to the Collateral Trustee and each Rating Agency an Opinion of Counsel relating to the continued perfection of the security interest granted by the Issuer to the Collateral Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain perfected and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued perfection of such lien over the next five years.

Section 7.7 Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Issuer shall notify S&P within 10 Business Days after it has received notice from any Noteholder or the Collateral Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. (a) The Issuer will not, in each case from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture, the Credit Agreement and the transactions contemplated hereby or (B) issue any additional class of Notes except in compliance with Section 2.13 and 3.2;

(iv) (A) permit the validity or effectiveness of this Indenture, the Credit Agreement or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Credit Agreement or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any Cash distributions other than in accordance with the Priority of Payments or as a Permitted RIC Distribution;

(viii) permit the formation of any subsidiaries;

(ix) conduct business under any name other than its own;

(x) have any employees (other than its directors, officers or managers to the extent they are employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii) enter into any hedging transactions or derivatives including, without limitation, any interest rate swap transactions; or

(xiii) amend the Credit Agreement except pursuant to the terms thereof and Article VIII hereof.

(b) The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation. In addition, neither the Issuer nor the Collateral Manager shall enter into any agreement, including any side letter with any investor, that would materially and adversely affect any Class of Debt unless all of the Holders of such Class shall have consented in writing thereto (provided that, for the avoidance of doubt, this sentence shall have no bearing on any supplemental indenture undertaken in accordance with Section 8.1).

(c) The Issuer has not elected and will not elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(d) The Issuer shall not fail to maintain an independent manager under the Issuer LLCA.

(e) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any Debt; provided that this Section 7.8(e) shall not be deemed to limit the Issuer’s rights or obligations relating to any redemption or Re-Pricing pursuant to the terms of this Indenture.

Section 7.9 Statement as to Compliance. On or before December 31 in each year commencing in 2024, or promptly after a Responsible Officer of the Issuer becomes aware thereof if there has been a Default under this Indenture and prior to the issuance of any additional Notes pursuant to Section 2.13, the Issuer shall deliver to the Collateral Trustee (to be forwarded by the Collateral Trustee to the Collateral Manager, the Loan Agent, each Noteholder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 The Issuer May Consolidate, etc. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a) the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class (provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4) and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Collateral Trustee, the Loan Agent each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Debt, the payments on the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b) the Global Rating Agency Condition shall have been satisfied;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Collateral Trustee and the Loan Agent (i) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or, except as permitted by this Indenture, transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Collateral Trustee, the Loan Agent and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) of this Section 7.10 and to execute and deliver an indenture supplemental hereto and an omnibus assumption agreement for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto and an omnibus assumption agreement for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e) if the Merging Entity is the Issuer, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Secured Debt and

(ii) the Collateral Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Collateral Trustee or any Holder of the Secured Debt may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Collateral Trustee to require such other documents;

(f) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(g) the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Collateral Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Successor Entity becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) result in the Successor Entity being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(h) the Merging Entity shall have delivered to the Collateral Trustee and the Loan Agent an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act; and

(i) the fees, costs and expenses of the Collateral Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Collateral Trustee.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Debt and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its directors, officers or managers to the extent they are employees) and shall not engage in any business or activity other than issuing and selling the Notes, incurring the Class A-1 Loans pursuant to the Credit Agreement, paying, redeeming and refinancing the Debt, any additional Notes and the Class A-1 Loans, pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party. The Issuer may amend, or permit the amendment of, the certificate of formation and the Issuer LLCA, only upon satisfaction of the Global Rating Agency Condition.

Section 7.13 [Reserved].

Section 7.14 Annual Rating Review. (a) So long as any Secured Debt remains Outstanding, on or before December 31 in each year commencing in 2024, the Issuer shall request and pay for an annual review of the rating of each such Class of Secured Debt from each Rating Agency, as applicable. The Issuer shall promptly notify the Collateral Trustee and the Loan Agent and the Collateral Manager in writing (and the Collateral Trustee or the Loan Agent, as applicable, shall promptly provide the Holders with a copy of such notice) if at any time the Issuer is notified or has actual knowledge that the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b) The Issuer shall obtain and pay for an annual review of any Collateral Obligation that has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term “S&P Rating”.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Collateral Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Floating Rate Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period or portion thereof in accordance with the terms hereof (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates and provide notice thereof to the Collateral Trustee and the Collateral Administrator. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) (i) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on the U.S. Government Securities Business Day immediately following such Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable in respect of each Class of Floating Rate Debt on the related Payment Date in respect of the related Interest Accrual Period or portion thereof. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Collateral Trustee, the Loan Agent, the Paying Agent, the Collateral Manager, the Collateral Administrator, DTC, Euroclear and Clearstream. The Calculation Agent will notify the Issuer before 5:00 p.m. (New York time) on the U.S. Government Securities Business Day immediately following each Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

(ii) The Calculation Agent and the Collateral Trustee shall have no liability for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of the Benchmark (or other applicable Interest Rate) and absence of a designated replacement Interest Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties.

(iii) The Calculation Agent shall not be bound to follow any amendment or supplement to this Indenture that would (A) increase the duties, obligations or liabilities of or reduce or eliminate any right or privilege of the Calculation Agent, (B) expand the Calculation Agent’s discretion under this Indenture or the Transaction Documents (including with respect to, but not limited to, the Interest Rate or any Fallback Rate), or (C) adversely affect the Calculation Agent, in each case without the prior written consent of the Calculation Agent.

(iv) The Calculation Agent and the Collateral Trustee shall have no liability for any interest rate published by any publication that is the source for determining the interest rates of the Secured Debt, including but not limited to CME Group Benchmark Administration Limited (or any successor source), for any rates compiled by the Loan Syndications and Trading Association or the Alternative Reference Rates Committee, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

(c) Neither the Collateral Trustee, Paying Agent nor Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any event giving rise to a Fallback Rate, (ii) to select, determine or designate any Fallback Rate (Base Rate Modifier or spread adjustment thereto), or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied. Neither the Collateral Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or other Transaction Document as a result of the unavailability of Term SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or other Transaction Document and reasonably required for the performance of such duties or (iii) to calculate any Benchmark or Fallback Rate to the extent it is incapable of implementing operationally. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of the Benchmark as determined on the previous Interest Determination Date if so required hereunder. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Collateral Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Benchmark, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction. In connection with each Floating Rate Obligation, neither the Collateral Trustee nor the Collateral Administrator shall have any responsibility or liability for (i) monitoring the status of the applicable Benchmark, (ii) determining whether a substitute index should or could be selected, (iii) determining the selection of any such substitute index or (iv) exercising any right related to the foregoing on behalf of the Issuer or any other Person.

Section 7.17 Certain Tax Matters. (a) The Issuer will treat the Issuer and the Debt as described in the final Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations” for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Issuer will prepare and file, or shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer any U.S. federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any Governmental Authority which the Issuer are required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(c) Notwithstanding any provision herein to the contrary, the Issuer shall take, any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all reporting, withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471, 1472 of the Code, as well as and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, (i) the Issuer may withhold any amount that it or any advisor retained by the Collateral Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Holder and (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered an applicable IRS Form W-9 or successor applicable form and other properly completed and executed documentation, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction.

(d)	[Reserved].

(e) Upon the Issuer’s receipt of a written request of a Holder or written request of a Person certifying that it is an owner of a beneficial interest in Debt, delivered in accordance with the notice procedures of Section 14.3, for the information described in Treasury Regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Issuer shall promptly cause its Independent accountants to provide such information to the Collateral Trustee and the requesting Holder or beneficial owner.

(f) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of section 7701(i) of the Code unless, based on an opinion or advice from Cadwalader, Wickersham & Taft LLP or Dechert LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, the ownership or such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(g) In connection with a Re-Pricing or a designation of a Fallback Rate, the Issuer will cause its Independent accountants to assist the Issuer in complying with any requirements under Treasury Regulations section 1.1273-2(f)(9) (or any successor provision), including, (i) determining whether Debt subject to such Re-Pricing or a designation of Fallback Rate are traded on an established market, (ii) if so traded, to cause its Independent accountants to determine the fair market value of such Debt, and (iii) to make available such fair market value determination to Holders and beneficial owners of Debt in a commercially reasonable fashion, including by electronic publication, within 90 days after the effective date of such Re-Pricing or designation of a Fallback Rate.

(h) Each Holder and each beneficial owner of Debt agrees that the Issuer and its agents may provide any such information and documentation concerning to the IRS and any other relevant tax or regulatory authority.

(i) For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes Sections 7.17(i) through 7.17(p) and Section 7.17(w) shall apply. The Majority Holder of the Subordinated Notes will be the initial “partnership representative” (as defined in Section 6223 of the Code) (the “Partnership Representative”) and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the Issuer during which it holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided, that during any other period or if the Majority Holder of the Subordinated Notes declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney-in-fact) shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and any “partners” of the Issuer for U.S. federal income tax purposes (the “Partners”). Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner’s income tax returns consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.

(j) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Holder of Subordinated Notes (including, for purposes of this Section 7.17(j) and Section 7.17(k) through (n), any Holder of Subordinated Notes (as determined for U.S. federal income tax purposes)), in accordance with Section 704(b) of the Code and Treasury Regulations section 1.704-1(b)(2)(iv).

(k) After giving effect to Section 7.17(k) and Section 7.17(l), all Issuer items of income, gain, loss and deduction shall be allocated among the Holders of Subordinated Notes in a manner such that, after the allocation, each such Holder’s capital account is equal (as nearly as possible) to the amount that such Holder would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount, and (iii) distributed the remaining proceeds in accordance with the provisions of this Indenture (other than this Section 7.17), minus the sum of such Holder’s share of “partnership minimum gain” (within the meaning of Treasury Regulations section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury Regulations section 1.704-2(i)(3)).

(l) (i) This Section 7.17(l)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury Regulations section 1.704-2(f), the “partner minimum gain chargeback” requirement contained in Treasury Regulations section 1.704-2(i), and the “qualified income offset” requirement contained in Treasury Regulations section 1.704-1(b)(2)(ii)(d).

(ii) In the event that any Holder of Subordinated Notes has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), such Holder will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.17(l)(ii) will be made only if and to the extent that such Holder would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.17 have been tentatively made as if this Section 7.17 did not include this Section 7.17(l)(ii) or the “qualified income offset” requirement of Section 7.17(l)(i).

(iii) Nonrecourse deductions (within the meaning of Treasury Regulations section 1.704-2(b)(1)) will be specially allocated to the Holders of Subordinated Notes in the same manner as if they were not nonrecourse deductions.

(iv) No Holder of Subordinated Notes will be allocated items of loss or deduction under Section 7.17(k) or Section 7.17(m) if such allocation would cause or increase a deficit balance in such Holder’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

(m) It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.17(k) be offset either with other special allocations made pursuant to Section 7.17(l) or with special allocations made pursuant to this Section 7.17(m). Therefore, notwithstanding any other provision of this Section 7.17 (other than Section 7.17(l)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after such offsetting allocations are made, the capital account balance of each Holder of Subordinated Notes is, to the extent possible, equal to the capital account balance such Holder would have had if the special allocations made pursuant to Section 7.17(l) were not part of this Section 7.17 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.17(k).

(n) For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Holders of Subordinated Notes in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(n), except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury Regulations section 1.704-3.

(o) The Partnership Representative is authorized to amend the allocations described in this Section 7.17 as necessary to ensure that all allocations made pursuant to this Section 7.17 are treated as having “substantial economic effect” within the meaning of Section 704 of the Code.

(p) The Partnership Representative may, in its sole discretion, cause the Issuer to make an election under Section 754 of the Code.

(q) [Reserved].

(r) If the IRS, in connection with an audit governed by the tax audit rules set forth in Sections 6221 through 6241 of the Code (the “Partnership Tax Audit Rules”), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner’s distributive share thereof, and such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code together with any guidance issued thereunder or successor provisions (a “Covered Audit Adjustment”), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners), to apply the alternative method provided by Section 6226 of the Code together with any guidance issued thereunder or successor provisions (the “Alternative Method”). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative’s sole discretion), the Partnership Representative shall use commercially reasonable efforts to (i) to the extent not economically or administratively burdensome or onerous, make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment, and (ii) if reasonably requested by a Partner, provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by rules similar to the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined in the reasonable discretion of the Issuer. Each Partner agrees to (a) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative in connection with a Covered Audit Adjustment; (b) comply with the Partnership Representative’s reasonable request to file accurate and timely amended returns to reflect a Covered Audit Adjustment; and (c) be liable for and economically bear (and indemnify and hold the Issuer and each other Partner harmless from), all taxes and related interest, penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner’s allocable share of the tax items affected by the audit adjustment. This clause shall survive the transfer or termination of a Partnership Interest, as well as the termination, dissolution, liquidation and winding up of the Issuer.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations.

(a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Coverage Tests.

(b) During the period from the Closing Date to and including the Effective Date, the Issuer will use funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and each Overcollateralization Ratio Test.

(c) Within 30 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Manager to provide, to S&P a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), name of Obligor, spread/coupon, Benchmark floor (if applicable), LoanX identification number (if applicable), purchase price for any unsettled assets, legal final maturity date, average life, Principal Balance, identification as a Cov-Lite Loan or otherwise, settlement date, S&P Industry Classification, S&P Recovery Rate and identification of any First-Lien Last-Out Loans.

(d) Unless clause (e) below is applicable, within 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately prior to the first Payment Date), the Issuer shall provide, or cause the Collateral Manager (or, in the case of clause (ii), the Collateral Administrator) to provide, the following documents: (i) to each Rating Agency, the Collateral Trustee and the Loan Agent, a report identifying the Collateral Obligations; (ii) to each Rating Agency, the Effective Date Report and (iii) to the Collateral Trustee and the Loan Agent, an accountants’ certificate (the “Accountants’ Certificate”) (A) recalculating and comparing the Obligor, Principal Balance, spread/coupon, stated maturity, country of Domicile and S&P Rating with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (excluding the S&P CDO Monitor Test); and (C) specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Certificate.

(e) If the S&P Deemed Rating Confirmation has not occurred and the S&P Rating Condition is not satisfied prior to the date 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately preceding the first Payment Date), then (A) the Issuer (or the Collateral Manager on the Issuer’s behalf) shall either (i) cause the S&P Deemed Rating Confirmation to occur or (ii) request S&P to confirm, on or before the first Determination Date, that it will not reduce or withdraw its Initial Rating of the Secured Debt and (B) if, by the first Determination Date, the Issuer (or the Collateral Manager on the Issuer’s behalf) has not caused the S&P Deemed Rating Confirmation to occur or obtained the confirmation from S&P, each as described in the preceding clause (A) of this paragraph, the Issuer (or the Collateral Manager on the Issuer’s behalf) shall instruct the Collateral Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date, purchase additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (i) cause the S&P Deemed Rating Confirmation to occur or (ii) obtain from S&P written confirmation of its Initial Ratings of the Secured Debt; provided that, in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to (1) cause the S&P Deemed Rating Confirmation to occur or (2) obtain from S&P written confirmation of its Initial Ratings of the Secured Debt.

(f) An S&P Deemed Rating Confirmation (“S&P Deemed Rating Confirmation”) shall occur, and a written confirmation from S&P of its initial ratings of the Secured Debt will be deemed to have been provided, if (x) the Issuer causes the Collateral Manager to provide to S&P the Effective Date Report and the Effective Date Report confirms satisfaction of the S&P CDO Monitor Test as of the Effective Date, (y) the Collateral Manager certifies to S&P (which confirmation may be in the form of an email) that as of the Effective Date the S&P CDO Monitor Test is satisfied (testing as though the S&P CDO Monitor Switchover Date has occurred and taking into account the S&P CDO Monitor Non-Model Adjustments described below) and (z) the Collateral Manager provides to S&P a report identifying the Collateral Obligations used to generate the passing test result; provided that, for purposes of determining compliance with the S&P CDO Monitor Test in connection with such Effective Date Report, (i) the Aggregate Funded Spread will be calculated without giving effect to the proviso to clause (a) of the definition of “Aggregate Funded Spread” and by assuming that any Collateral Obligation subject to a Benchmark floor bears interest at a rate equal to the stated interest rate spread over the Benchmark-based index for such Collateral Obligation and (ii) for the purposes of calculating the S&P CDO Monitor Adjusted BDR, the Collateral Principal Amount will exclude any amounts that may be transferred from the Principal Collection Subaccount or the Ramp-Up Account into the Interest Collection Subaccount as Interest Proceeds subject to the Effective Date Interest Deposit Condition (the “S&P CDO Monitor Non-Model Adjustments”).

Notwithstanding anything in this Indenture to the contrary, if the Issuer (or the Collateral Manager on the Issuer’s behalf) elects to direct a Special Redemption of the Secured Debt pursuant to clause (e) above, the Issuer may use amounts on deposit in the Principal Collection Subaccount to make such Special Redemption on any Business Day (other than a Payment Date) to the extent necessary to obtain from S&P its written confirmation of its Initial Ratings of the Secured Debt. Payments made in respect of the Secured Debt in connection with such Special Redemption shall be paid in accordance with the Debt Payment Sequence. For the avoidance of doubt, such payments will be made without regard to the Priority of Payments.

Amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount pursuant to clause (e) above if, after giving effect to such transfer the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Debt on such next succeeding Payment Date.

(g) The amount specified in Section 3.1(j)(i) will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Collateral Trustee shall apply the remaining amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(h) [Reserved].

(i) Weighted Average S&P Recovery Rate. On or prior to the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply on and after the Effective Date but prior to the S&P CDO Monitor Switchover Date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Collateral Trustee, the Loan Agent and the Collateral Administrator. Thereafter, at any time prior to the S&P CDO Monitor Switchover Date, on written notice to the Collateral Trustee and the Collateral Administrator in the form of Exhibit E attached hereto, and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that if (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply, or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 5. If the Collateral Manager does not notify the Collateral Trustee, the Loan Agent and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date shall continue to apply. After the S&P CDO Monitor Switchover Date, the Collateral Manager may not elect to use the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

(j) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith.

Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are being released on the Closing Date contemporaneously with the sale of the Notes on the Closing Date or on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date, created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Collateral Trustee for the benefit of the Secured Parties pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Collateral Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Collateral Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Collateral Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Collateral Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC; provided that the Securities Intermediary shall not be required to treat as a financial asset any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Collateral Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Collateral Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions and Entitlement Orders originated by the Collateral Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Collateral Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Collateral Trustee (and the Issuer prior to a notice of exclusive control being provided by the Collateral Trustee, which notice the Collateral Trustee agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Collateral Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and Rating Agencies promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20 Limitation on Certain Maturity Amendments. The Issuer (or the Collateral Manager on the Issuer’s behalf) may agree to any amendment, waiver or other modification to any Collateral Obligation that would extend the stated maturity date thereof (a “Maturity Amendment”); provided, that neither the Issuer nor the Collateral Manager on the Issuer’s behalf may agree to any Maturity Amendment unless both (x) as determined by the Collateral Manager after giving effect to any Trading Plan then in effect, (1) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (2) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment, and (y) the stated maturity of the related Collateral Obligation is not extended beyond the earliest Stated Maturity.

Notwithstanding the foregoing, the Issuer may enter into any Maturity Amendment that does not meet the requirements of such clause (x) or (y) above if, in the Collateral Manager’s reasonable judgment, such Maturity Amendment is a Credit Amendment and so long as, immediately following such amendment or modification, (A) not more than 5.0% of the Collateral Principal Amount consists of Collateral Obligations subject to a Credit Amendment that does not meet the requirement described in the paragraph above and (B) the Aggregate Principal Balance of all Collateral Obligations that have been subject to a Credit Amendment that does not meet the requirement described in the paragraph above, measured cumulatively since the Closing Date, is not more than 10.0% Target Initial Par Amount.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Debt. (a) Without the consent or direction of the Holders of any Debt (except any consent or direction specifically required below), but with the written consent of the Collateral Manager and the Transferor, at any time and from time to time, subject to Section 8.3, and without an Opinion of Counsel being provided to the Issuer or the Collateral Trustee as to whether any Class of Debt would be materially and adversely affected thereby, the Issuer and the Collateral Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Collateral Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Debt;

(ii) to add to the covenants of the Issuer or the Collateral Trustee for the benefit of the Secured Parties;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor collateral trustee or collateral agent and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Collateral Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of the Collateral Trustee, or to better assure, convey and confirm unto the Collateral Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of the Collateral Trustee any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) of this Section 8.1(a);

(viii) to make such changes as shall be necessary or advisable (as determined by the Issuer or the Collateral Manager on its behalf) in order for any Class of Notes to become or remain listed on any securities exchange, including without limitation changes to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith and changes to incorporate any requirements or requests of any Governmental Authority, securities exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(ix) to correct or supplement any inconsistent or defective provisions herein or to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything in this Indenture to the contrary and without regard to any other consent requirement specified in this Indenture, any supplemental indenture to be entered into pursuant this clause (ix) may also provide for any corrective measures or ancillary amendments (as determined by the Issuer or the Collateral Manager on its behalf) to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(x) to conform the provisions of this Indenture to the Offering Circular;

(xi) [Reserved];

(xii) (A) with the consent of a Majority of the Subordinated Notes, to permit the Issuer to issue or incur, as applicable, additional debt in accordance with Section 2.13 and 3.2 ; (B) at the written direction of a Majority of the Subordinated Notes to permit the Issuer to issue replacement securities in connection with a Refinancing or to reduce the spread over the Benchmark (or stated interest rate, in the case of Fixed Rate Debt) in connection with a Re-Pricing, in each case in accordance with this Indenture; or (C) in connection with an additional issuance or incurrence, as applicable, of Debt, a Refinancing or a Re-Pricing, to make modifications that do not materially and adversely affect the rights or interests of Holders of any Class and are determined by the Collateral Manager to be necessary in order for such additional issuance or incurrence, as applicable, of Debt, Refinancing or Re-Pricing not to be subject to the U.S. Risk Retention Rules; provided that, no amendment or modification under this clause (xii) may modify the definitions of the terms “Redemption Price” or “Non-Call Period”;

(xiii) to modify the procedures herein relating to compliance with Rule 17g-5 under the Exchange Act;

(xiv) with the consent of a Majority of the Controlling Class, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by either of the Rating Agencies or any use of the Rating Agencies’ credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the applicable Rating Agency;

(xv) to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government after the Closing Date that are applicable to the Issuer, the Debt or the transactions contemplated hereunder or by the final offering circular, including without limitation, the applicable U.S. Risk Retention Rules, securities laws or Dodd Frank and all rules, regulations, and technical or interpretive guidance thereunder;

(xvi) to amend the name of the Issuer;

(xvii) to modify any provision to facilitate an exchange of one Note for another Note that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xviii) with the consent of a Majority of the Controlling Class, to evidence any waiver or modification by any Rating Agency as to any requirement or condition, as applicable, of such Rating Agency set forth herein;

(xix) to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xx) to change the date within the month on which reports are required to be delivered hereunder;

(xxi) to make any modification determined by the Collateral Manager, in consultation with and upon advice of legal counsel experienced in such matters and, in the case of a modification with respect to the Securitization Regulations, in consultation with the EU/UK Retention Holder, to be necessary or advisable to permit any Affected Investor to satisfy the applicable Securitization Regulations or to comply with the U.S. Risk Retention Rules, including (without limitation) in connection with a Refinancing, Optional Redemption, Re-Pricing, additional issuance or incurrence, as applicable, of Debt or material amendment to any of the Transaction Document;

(xxii) to make any necessary or advisable changes to this Indenture in connection with the adoption of a Fallback Rate;

(xxiii) to take any action necessary, advisable, or helpful to prevent the Issuer, or the holders of Secured Debt, the Loan Agent or the Collateral Trustee from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments, or to reduce the risk that the Issuer may be treated as publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise being subject to U.S. federal, state or local tax on a net income or entity level basis including any tax liability imposed under Section 1446 of the Code or any similar provision of law;

(xxiv) to make such changes as are necessary, helpful or appropriate to permit the Issuer to acquire, receive or retain, as applicable, Senior Secured Notes; provided that, notwithstanding the foregoing, the Collateral Manager shall not be permitted to make any changes to clause (ii) of the definition of “Concentration Limitations”;

(xxv) to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable to enable the Issuer to rely upon the exemption from registration as an investment company provided by Rule 3a-7 under the 1940 Act or another exemption or exclusion from registration as an investment company under the 1940 Act (other than Section 3(c)(1) or Section 3(c)(7) thereof); or

(xxvi) to modify the terms of the Transaction Documents (including but not limited to any hedge agreement) and/or the conditions in order to enable any Affected Investor to comply with any requirements in respect of the EU/UK Risk Retention Requirements, the EU/UK Transparency Requirements and the Securitization Regulations, subject to receipt by the Collateral Trustee of a certificate of the Issuer certifying to the Collateral Trustee that the requested amendments are to be made by the Issuer solely for the purpose of enabling any Affected Investor the Issuer to satisfy its compliance requirements under the EU/UK Risk Retention Requirements, the EU/UK Transparency Requirements and the Securitization Regulations.

For the avoidance of doubt, except as set forth under the definition of “Reset Amendment”, Reset Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described herein.

Notwithstanding the foregoing, without the prior written consent of a Supermajority of the Controlling Class, no supplemental indenture may modify the definition of “Assets,” the definition of “Collateral Obligations,” the definition of “Concentration Limitations,” the definition of “Eligible Investments,” the definition of “Participation Interests,” the prohibition on the Issuer entering into hedging transactions or the definition of “Weighted Average Life Test”.

(b) To the extent the Issuer executes a supplemental indenture for purposes of conforming this Indenture to the Offering Circular pursuant to Section 8.1(a)(x) and one or more other amendment provisions described above also applies, such supplemental indenture will be deemed to be a supplemental indenture to conform this Indenture to the Offering Circular pursuant to Section 8.1(a)(x) regardless of the applicability of any other provision regarding supplemental indentures set forth in this Indenture.

(c) In no case shall a supplemental indenture that becomes effective on or after the Redemption Date of any Class of Debt be considered to have a material adverse effect on any Holder of such Class. Any non-consenting Holders of a Re-Priced Class shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after the Re-Pricing Date with respect to such Class. In addition, in the case of a partial redemption, Holders of Classes not subject to such Refinancing or Optional Redemption shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture executed in accordance with the terms under Section 9.2 that does not change any terms of any Class not subject to such Refinancing they are holding. In each case, Holders of any redeemed Classes, any non-consenting Holders of a Re-Priced Class and Holders of any non-redeemed Classes in a partial redemption shall have no objection or consent rights to such supplemental indenture.

Section 8.2 Supplemental Indentures With Consent of Holders of Debt. (a) With the written consent of the Collateral Manager and the Transferor, a Majority of each Class of Secured Debt materially and adversely affected thereby, if any, and a Majority of the Subordinated Notes if materially and adversely affected thereby, the Collateral Trustee and the Issuer may, subject to Section 8.3, execute one or more indentures supplemental hereto to add provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Debt under this Indenture; provided that notwithstanding anything herein to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Class of Debt materially and adversely affected thereby:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt, reduce (without payment) the principal amount thereof or the rate of interest thereon (except in connection with a Re-Pricing or in connection with any change in the interest rate to the Fallback Rate) or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Class of Debt, or change the earliest date on which any Class of Debt may be redeemed or re-priced, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on Secured Debt, or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii) impair or adversely affect the Assets except as otherwise permitted herein;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of Secured Debt of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Debt whose consent is required to request the Collateral Trustee to preserve the Assets or rescind the Collateral Trustee’s determination to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of (A) this Section 8.2, except to increase the percentage of Outstanding Debt, the consent of the holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of Outstanding Debt affected thereby or (B) Section 8.1 or Section 8.3;

(vii) modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Debt or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of Debt to the benefit of any provisions for the redemption of such Debt contained herein;

provided that, with respect to any supplemental indenture which, by its terms, (x) provides for a Refinancing of all, but not less than all, Classes of Secured Debt in whole, but not in part, and (y) is consented to by a Majority of the Subordinated Notes, notwithstanding anything to the contrary contained or implied elsewhere in this Indenture, the Collateral Manager may, without regard to any other consent requirement specified above or elsewhere in this Indenture, cause such supplemental indenture to be entered into, and the Collateral Trustee and the Issuer shall enter into such supplemental indenture, which supplemental indenture may (A) effect an extension of the end of the Reinvestment Period, (B) establish a non-call period for the replacement notes or loans issued to replace such Secured Debt or prohibit a future refinancing of such replacement notes or loans, (C) modify the Weighted Average Life Test, (D) provide for a stated maturity of such replacement notes or loans that is later than the Stated Maturity of the Secured Debt and/or (E) make any other supplements or amendments to this Indenture that would otherwise be subject to the consent rights set forth above (a “Reset Amendment”); provided that such supplemental indenture may not effect any modification which both (x) if not for this clause, would require 100% consent of the Holders of the Subordinated Notes to be effected and (y) would, by its terms, affect any portion of the Subordinated Notes outstanding prior to the execution of such supplemental indenture in a manner that is materially different from the effect of such supplemental indenture on any other portion of the Subordinated Notes.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Secured Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of such Class will not be required with respect to such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII.

(b) [Reserved].

(c) The Collateral Trustee shall join in the execution of any such supplemental indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Collateral Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects, as applicable, the Collateral Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law. No supplemental indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(d) The Collateral Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any Holder of Debt would be materially and adversely affected by the modifications set forth in any supplemental indenture (including whether a Reset Amendment would affect any portion of the Subordinated Notes outstanding prior to the execution of such supplemental indenture in a manner that is materially different from the effect of such supplemental indenture on any other portion of the Subordinated Notes), it being expressly understood and agreed that the Collateral Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate; provided that if written notice has been received by the Issuer and the Collateral Trustee from a Majority of the Holders of any Class of Debt at least one (1) Business Day prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby, the Collateral Trustee shall not be entitled to rely upon an Opinion of Counsel or Responsible Officer’s certificate of the Collateral Manager as to whether or not the Holders of such Class of Debt would be materially and adversely affected by such supplemental indenture and the Collateral Trustee shall not enter into such supplemental indenture without the consent of a Majority of such Class of Debt. Such determination by such Class as to whether the interests of any Holder have been materially and adversely affected shall be conclusive and binding on all present and future holders. The Collateral Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Collateral Trustee as described herein. For the avoidance of doubt, no Holder of Secured Debt who would not constitute a Holder of Secured Debt after giving effect to a Refinancing or Re-Pricing shall be materially and adversely affected by any provision of any supplemental indenture that becomes effective after such Refinancing or Re-Pricing or otherwise have any right to object to any such Refinancing or Re-Pricing.

(e) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Collateral Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Collateral Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.

(f) At the cost of the Issuer, for so long as any Debt remains Outstanding, not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Collateral Trustee shall provide to the Collateral Manager, the Collateral Administrator, the Noteholders and the Loan Agent (for delivery to the Class A-1 Lenders) a copy of such supplemental indenture. At the cost of the Issuer, for so long as any Class of Debt remains Outstanding and such Class is rated by a Rating Agency, the Collateral Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture at least 10 Business Days prior to the execution thereof by the Collateral Trustee (unless such period is waived by the applicable Rating Agency) and, as soon as practicable after the execution of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture. The Collateral Trustee shall, at the expense of the Issuer, notify the Holders if the Collateral Trustee receives written notice or a Trust Officer has actual knowledge that any Rating Agency has determined that such supplemental indenture will affect its rating of any Class rated by such Rating Agency. At the cost of the Issuer, the Collateral Trustee shall deliver to the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Collateral Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(g) It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(h) Any consent given by Holders of any Class pursuant to this Section 8.3 shall be binding upon all future Holders of such Class.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Collateral Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Collateral Trustee or the Authenticating Agent in exchange for Outstanding Notes.

Section 8.6 Amendments to Master Loan Sale Agreement. Subject to and in accordance with Section 5.01 of the Master Loan Sale Agreement, prior to the execution of any amendment or waiver to the Master Loan Sale Agreement:

(a) The Issuer shall furnish to the Collateral Manager and the Collateral Trustee (and the Collateral Trustee shall furnish to each Rating Agency and each Holder at least five (5) Business Days prior to the execution thereof) written notification of the substance of such proposed amendment or waiver, together with a copy thereof; and

(b) the Issuer and the Collateral Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an authorized Officer of the Transferor, the Issuer and/or the Collateral Manager with respect to factual matters and of the Issuer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Issuer or the Holders) stating that the execution of such amendment is authorized or permitted by the Master Loan Sale Agreement and that all conditions precedent thereto have been satisfied. The Collateral Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.

Promptly after the execution of any such amendment or waiver, the Issuer shall furnish (or cause the Collateral Trustee to furnish at the expense of the Issuer) a copy of such amendment or waiver to the Collateral Trustee (if applicable), the Collateral Manager, each Rating Agency and to each Holder.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Debt on the applicable Payment Date pursuant to the Priority of Payments.

Section 9.2 Optional Redemption. (a) The Secured Debt shall be redeemable (or in the case of the Class A-1 Loans, prepayable) by the Issuer at the written direction of a Majority of the Subordinated Notes with the consent of the Transferor and the Collateral Manager as follows: (i) the Secured Debt shall be redeemed (or in the case of the Class A-1 Loans, prepaid) in whole (with respect to all Classes of Secured Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Refinancing Proceeds and/or Cash Contributions or (ii) the Secured Debt shall be redeemed (or in the case of the Class A-1 Loans, prepaid) in part by Class from Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions on any Business Day after the end of the Non-Call Period as long as the Secured Debt to be redeemed or prepaid represents not less than the entire Class of such Secured Debt. In connection with any such redemption or prepayment, as applicable, each Class of Secured Debt shall be redeemed or prepaid, as applicable, at the applicable Redemption Price therefor and a Majority of the Subordinated Notes must provide the above described written direction to the Issuer, the Collateral Trustee and the Loan Agent not later than 20 days (or such shorter period of time (not to be less than 10 days) as the Collateral Manager finds reasonably acceptable) prior to the Business Day on which such redemption or prepayment, as applicable, is to be made; provided that all Secured Debt to be redeemed (or, in the case of the Class A-1 Loans, prepaid) must be redeemed (or, in the case of the Class A-1 Loans, prepaid) simultaneously.

(b) Upon receipt of a written direction for a redemption (or, in the case of the Class A-1 Loans, prepayment) of Secured Debt in whole using Sale Proceeds from a Majority of the Subordinated Notes pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets in an amount sufficient that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed (or, in the case of the Class A-1 Loans, prepaid) and to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fee due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem (or, in the case of the Class

A-1 Loans, prepay) all of the Secured Debt and to pay such fees and expenses, the Secured Debt may not be redeemed (or, in the case of the Class A-1 Loans, prepaid). The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c) The Subordinated Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Debt, at the written direction of the Collateral Manager (with the consent of a Majority of the Subordinated Notes) or a Majority of the Subordinated Notes.

(d) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), if directed in writing by a Majority of the Subordinated Notes, with the consent of the Transferor and the Collateral Manager, the Secured Debt may be redeemed (or, in the case of the Class A-1 Loans, prepaid) in whole from Refinancing Proceeds, Sale Proceeds and/or Cash Contributions or in part by Class from Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(e) In the case of a Refinancing upon a redemption or prepayment, as applicable, of the Secured Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if: (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds (including, without limitation, Cash Contributions) will be at least sufficient to redeem or prepay, as applicable, simultaneously the Secured Debt then required to be redeemed or prepaid, as applicable, at the respective Redemption Prices thereof, in whole but not in part, and to pay all accrued and unpaid Administrative Expenses (without regard to the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Collateral Trustee, the Loan Agent, the Collateral Administrator and the Collateral Manager (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds (including, without limitation, Cash Contributions) funds are used (to the extent necessary) to make such redemption (or, in the case of the Class A-1 Loans, prepayment), and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i).

(f) In the case of a Refinancing (or, in the case of the Class A-1 Loans, prepayment) upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Collateral Trustee (at the direction of the Issuer or the Collateral Manager on behalf of the Issuer) shall have provided written notice of the Refinancing to each of the Rating Agencies prior to the proposed Redemption Date of such Refinancing, (ii) the Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or Cash Contributions received by the Issuer, together with all other amounts available for such purpose, will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or

Classes of Secured Debt subject to Refinancing, (iii) the Refinancing Proceeds, Partial Refinancing Interest Proceeds and/or any such Cash Contributions are used (to the extent necessary) to make such redemption (or, in the case of the Class A-1 Loans, prepayment), (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Debt being redeemed or prepaid, as applicable, with the proceeds of such obligations plus (subject to the satisfaction of the S&P Rating Condition) an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds and any such Cash Contributions (except for expenses owed to Persons that the Collateral Manager informs the Collateral Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments; provided that any such fees due to the Collateral Trustee and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) in the case of a Refinancing of a Class of Secured Debt that (1) is not a Class of Fixed Rate Debt, the spread over the Benchmark of any obligations providing the Refinancing will not be greater than the spread over the Benchmark of the corresponding Class of Secured Debt subject to such Refinancing or (2) is a Class of Fixed Rate Debt (which may be refinanced as either Fixed Rate Debt or Floating Rate Debt), the interest rate of any obligations providing the Refinancing (which may have a fixed or a floating interest rate) will not be greater on the date of such Refinancing than the Interest Rate of the Class of Fixed Rate Debt subject to such Refinancing, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same in all material respects as the rights of the corresponding Class of Secured Debt being refinanced, (xi) the Issuer has received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that such Refinancing will not (A) result in the Issuer becoming subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code, or (B) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (xii) the Majority of the Subordinated Notes, with the consent of the Transferor and the Collateral Manager, directs the Issuer to effect such Refinancing.

(g) The holders of the Subordinated Notes will not have any cause of action against the Issuer, the Collateral Manager, the Collateral Administrator, the Collateral Trustee or the Loan Agent for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above in clause (d) or clause (e) (as applicable) as certified by the Collateral Manager, the Issuer (with the consent of the Majority of the Subordinated Notes directing the redemption (or, in the case of the Class A-1 Loans, prepayment)) and, at the direction of the Collateral Manager, the Collateral Trustee (in the case of this Indenture) and the Loan Agent (in the case of the Credit Agreement) shall amend this Indenture and the Credit Agreement (which amendments shall be prepared by or on behalf of the Issuer), in each case to the extent necessary to reflect the terms of the Refinancing and no consent for such amendments shall be required from the Holders of any Class of Secured Debt. None of the Collateral Trustee or the Loan Agent shall be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Collateral Trustee and the Loan Agent shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is authorized and permitted under this Indenture (except that such counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Certificate or other accountants’ certificates or information required hereunder, if any).

(h) In connection with a Refinancing of all, but not less than all, Classes of Secured Debt in whole, but not in part, the parties hereto may enter into a Reset Amendment as provided in Section 8.2.

(i) The Collateral Manager may, in its sole discretion, designate any amount of Cash Contributions as Refinancing Proceeds for use in connection with a Refinancing. To the extent that Refinancing Proceeds are not applied to redeem or prepay the Class or Classes of Secured Debt subject to a Refinancing or to pay expenses in connection with the Refinancing, such proceeds will be treated as Principal Proceeds. If a Class or Classes of Secured Debt is redeemed in connection with a Refinancing upon a redemption (or in the case of the Class A-1 Loans, prepayment) of the Secured Debt in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, will be applied on the related Redemption Date to pay the Redemption Price(s) of such Class or Classes of Secured Debt in accordance with Section 11.1(a)(iv).

(j) In the event of any redemption (or in the case of the Class A-1 Loans, prepayment) pursuant to this Section 9.2, the Issuer shall, at least 20 days (or such shorter period of time as the Collateral Manager finds reasonably acceptable and, in the case of notice less than 10 days prior to redemption, with the consent of the Collateral Trustee) prior to the Redemption Date, notify the Collateral Trustee and the Loan Agent in writing of such Redemption Date, the applicable Record Date, the principal amount of Secured Debt to be redeemed (or in the case of the Class A-1 Loans, prepaid) on such Redemption Date and the applicable Redemption Prices; provided that, failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default or a Failed Optional Redemption. If there is a Failed Optional Redemption, an Enforcement Event shall occur and distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Collateral Trustee in accordance with Section 11.1(a)(iii).

(k) In connection with any Optional Redemption of the Secured Debt in whole or of any Class of the Secured Debt in connection with a Refinancing of such Class, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt to be redeemed may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

(l) The Issuer may redeem the Subordinated Notes at their Redemption Price, in whole but not in part, on any Business Day upon five Business Days’ written notice to the Collateral Trustee on or after the Optional Redemption or repayment in full of the Secured Debt, at the direction of a Majority of the Subordinated Notes.

Section 9.3 Tax Redemption. (a) Each Class of Secured Debt shall be redeemed (or in the case of the Class A-1 Loans, prepaid) in whole but not in part (any such redemption, a “Tax Redemption”) on any Payment Date at the applicable Redemption Prices therefor at the written direction (delivered to the Issuer, the Collateral Manager, the Collateral Trustee and the Loan Agent) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes to be redeemed may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class.

(c) Upon its receipt of such written direction directing a Tax Redemption, the Collateral Trustee shall promptly notify the Collateral Manager, the Holders and each Rating Agency thereof.

(d) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Trustee and the Loan Agent thereof, and upon receipt of such notice the Collateral Trustee shall promptly forward such notice to the Holders and each Rating Agency thereof. Until notified by the Collateral Manager or until a Trust Officer of the Collateral Trustee obtains actual knowledge of the occurrence of a Tax Event, the Collateral Trustee shall not be deemed to have any notice or knowledge of the occurrence of such Tax Event.

Section 9.4 Redemption Procedures. (a) In the event of any redemption (or in the case of the Class A-1 Loans, prepayment) pursuant to Section 9.2, the written direction of a Majority of the Subordinated Notes with the consent of the Transferor and the Collateral Manager shall be provided to the Issuer, the Collateral Trustee and the Loan Agent not later than 30 days (or such shorter period of time (not to be less than 15 days) as the Collateral Manager finds reasonably acceptable) prior to the Payment Date on which such redemption is to be made (which date shall be designated in such direction). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Collateral Trustee in accordance with Section 14.4 not later than nine days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder’s address as it appears on the Note Register or the Loan Register, as applicable and each Rating Agency.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed and, if applicable, the estimated Redemption Price of the Subordinated Notes;

(iii) all of the Secured Debt that is to be redeemed (or in the case of the Class A-1 Loans, prepaid) is to be redeemed in full and that interest on such Secured Debt shall cease to accrue on the Redemption Date specified in the notice;

(iv) the place or places where Secured Debt is to be surrendered for payment of the Redemption Prices; and

(v) if all of the Secured Debt is being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Collateral Trustee, unless otherwise specified by the Issuer.

(c) The Issuer may (or, if directed by a Majority of the Subordinated Notes, shall) withdraw any such notice of redemption (or in the case of the Class A-1 Loans, prepayment) delivered pursuant to Section 9.2 on any day up to the Business Day before the proposed Redemption Date, by written notice to the Collateral Trustee and the Collateral Manager. The Issuer may withdraw a notice of Tax Redemption if the conditions required under this Indenture for such redemption or prepayment, as applicable, are not satisfied at any time prior to 10:00 a.m., New York time, on the scheduled Redemption Date, by written notice to the Collateral Trustee, the Loan Agent, the Collateral Manager and each of the Rating Agencies. The failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails will not constitute an Event of Default or a Failed Optional Redemption.

(d) Notice of redemption(or in the case of the Class A-1 Loans, prepayment) pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Collateral Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption (or in the case of the Class A-1 Loans, prepayment), or any defect therein, to any Holder of Secured Debt selected for redemption or prepayment, as applicable, shall not impair or affect the validity of the redemption or prepayment, as applicable, of any other Secured Debt.

(e) Unless Refinancing Proceeds are being used to redeem or prepay, as applicable, the Secured Debt in whole or in part, in the event of any redemption or prepayment, as applicable, pursuant to Section 9.2 or 9.3, no Class of Secured Debt may be optionally redeemed unless (i) at least one Business Day before the scheduled Redemption Date the Collateral Manager shall have furnished to the Collateral Trustee evidence, in a form reasonably satisfactory to the Collateral Trustee (which may include an officer’s certificate), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with (A) a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P or (B) a special purpose entity that satisfies all then-current bankruptcy remoteness criteria of any Rating Agency then rating any Class of Secured Debt, in either case, on the applicable trade or trade dates, to purchase (directly or by participation or other arrangement), not later than the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem or prepay, as applicable, the applicable Class or Classes of Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices (including, without limitation, any such amount that the Holders of such Class or Classes have elected to receive, where Holders of such Class or Classes have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class or Classes), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Collateral Trustee that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or has priced but has not yet closed its securities offering), the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, its Market Value, shall exceed the sum of (x) the aggregate Redemption Prices of the applicable Class of Secured Debt (including, without limitation, any such amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) and (y) all Administrative Expenses (without regard to the Administrative Expense Cap) and Aggregate Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Secured Debt, the Transferor, the Collateral Manager or any of their respective affiliates or accounts managed thereby or by any of their respective affiliates may, subject to the same terms and conditions afforded to other bidders and compliance with applicable law (including, without limitation, the 1940 Act), bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

(f) The reasonable fees, costs, charges and expenses incurred in connection with the failure of any such redemption or prepayment, as applicable, shall be paid by the Issuer as Administrative Expenses payable in accordance with the Priority of Payments.

Section 9.5 Debt Payable on Redemption Date. (a) Notice of redemption or prepayment, as applicable, pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption or prepayment, as applicable, pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt that is Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on any Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption or prepayment, as applicable, on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Collateral Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Debt and payments in respect of Subordinated Notes so to be redeemed that are payable on or prior to the Redemption Date shall be payable to the Holders of such Debt (or in the case of Notes, one or more predecessor Notes), registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Debt called for redemption (or in the case of the Class A-1 Loans, prepayment) shall not be paid upon surrender thereof for redemption or prepayment, as applicable, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6 Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date or, with respect to a redemption or prepayment, as applicable, pursuant to clause (ii), as otherwise described in Section 7.18, (i) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Collateral Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (ii) if the Collateral Manager elects to direct a Special Redemption to the extent necessary to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain from S&P its written confirmation of its initial ratings of the Secured Debt (provided such confirmation from S&P is not required if the S&P Deemed Rating Confirmation has occurred) to the extent necessary to satisfy such condition, or (iii) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (each of (i),

(ii) and (iii) a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing, as applicable, either (i) Principal Proceeds which the Collateral Manager has determined (with written notice to the Collateral Trustee and the Collateral Administrator) cannot be reinvested in additional Collateral Obligations, (ii) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from S&P of the Initial Ratings of the Secured Debt (provided that such confirmation is not required if the S&P Deemed Rating Confirmation has occurred), or (iii) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, a “Special Redemption Amount”) will be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given upon Issuer order, by the Collateral Trustee not less than three Business Days prior to the applicable Special Redemption Date by facsimile, email transmission, posting to the Collateral Trustee’s Website or first class mail, to each Holder affected thereby at such Holder’s facsimile number, email address or mailing address as it appears on the Note Register or Loan Register, as applicable, and to each Rating Agency.

Section 9.7 Optional Re-Pricing. (a) On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes with the consent of the Transferor and the Collateral Manager, the Issuer shall reduce the spread over the Benchmark or the stated interest rate, as applicable, with respect to any Class of Re-Pricing Eligible Notes (such reduction with respect to any such Class of Secured Debt, a “Re-Pricing” and any Class of Secured Debt to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.7 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Class of Secured Debt other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing. The Collateral Trustee shall have no liability for any failure or delay on the part of the Issuer, the Re-Pricing Intermediary, DTC or any Holder (or beneficial owner) of Secured Debt in taking actions necessary in connection with a Re-Pricing.

(b) At least 14 days prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will deliver a notice in writing (with a copy to the Collateral Manager, the Collateral Trustee, the Loan Agent, the Collateral Administrator and the Rating Agency) through the facilities of DTC and, if applicable, in accordance with the second succeeding sentence (such notice, the “Re-Pricing, Mandatory Tender and Election to Retain Announcement”) to each holder of the proposed Re-Priced Class, which Re-Pricing, Mandatory Tender and Election to Retain Announcement shall:

(i) specify the proposed Re-Pricing Date and the proposed spread over the Benchmark or fixed interest rate, as applicable, (or a range from which a single rate will be chosen prior to the Re-Pricing Date) to be applied with respect to such Class (such rate, the “Re-Pricing Rate”);

(ii) request that each Holder of the Re-Priced Class (a) communicate through the facilities of DTC whether such Holder (x) approves the proposed Re-Pricing and the Re-Pricing Rate and (y) elects to retain the Notes of the Re-Priced Class held by such Holder (an “Election to Retain”), which Election to Retain is subject to DTC’s procedures relating thereto set forth in the “Operational Arrangements (March 2020)” published by DTC (as most recently revised by DTC) (the “Operational Arrangements”) (any such Holder, a “Consenting Holder”), or (b) propose an alternative Re-Pricing Rate at which they would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a “Holder Proposed Re-Pricing Rate”);

(iii) request that each consenting Holder or beneficial owner of the Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the “Holder Purchase Request”) shall indicate the Aggregate Outstanding Amount of the Re-Priced Class that such Holder or beneficial owner is willing to purchase (in addition to the Aggregate Outstanding Amount of Notes it already owns) at such Re-Pricing Rate (including within any range provided) specified in such Re-Pricing, Mandatory Tender and Election to Retain Announcement on or prior to a date that is determined by the Issuer in its sole discretion, subject to clause (v) below;

(iv) state that any Holder of the Re-Priced Class that does not approve the Re-Pricing and does not exercise an Election to Retain (each, a “Non-Consenting Holder”) will either be (x) solely in the case of any Holder of Global Notes, subject to mandatory tender and transfer in accordance with the Operational Arrangements (a “Mandatory Tender”) or (y) redeemed with the proceeds of an issuance of Re-Pricing Replacement Notes (a “Re-Pricing Redemption”), in each case, at their applicable Re-Pricing Sale Prices; and

(v) state the period for which the Holders of the Notes of the Re-Priced Class can provide their consent to the Re-Pricing and an Election to Retain, which period shall not be less than 10 Business Days from the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement.

(c) The Issuer at the direction of the Collateral Manager or a Majority of the Subordinated Notes may extend the Re-Pricing Date or determine the Re-Pricing Rate taking into consideration any Holder Proposed Re-Pricing Rates at any time up to two Business Days prior to the Re-Pricing Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Collateral Manager, the Collateral Trustee and the Rating Agency). To the extent any Certificated Notes of the Re-Priced Class are Outstanding as of the date the Re-Pricing, Mandatory Tender and Election to Retain Announcement is delivered to the holders of Global Notes through the facilities of DTC, the Collateral Trustee (at the direction of the Issuer) shall make available such Re-Pricing, Mandatory Tender and Election to Retain Announcement (with any appropriate modifications as directed by the Collateral Manager on behalf of the Issuer) to the holders of such Certificated Notes on the Collateral Trustee’s website. Holders of Certificated Notes shall be entitled to deliver an Election to Retain and a Holder Purchase Request directly to the Collateral Trustee or the Re-Pricing Intermediary, as applicable.

(d) Prior to the Issuer (or Re-Pricing Intermediary on its behalf) distributing the Re-Pricing, Mandatory Tender and Election to Retain Announcement to the Holders of the Notes of the Re-Priced Class, the Issuer shall provide a draft thereof to DTC’s Reorganization Announcements Department via e-mail, at putbonds@dtcc.com, with a copy to Daniel Pikulin (dpikulin@dtcc.com) and Sylvia Salony (ssalony@dtcc.com), to discuss any comments DTC may have on the draft Re-Pricing, Mandatory Tender and Election to Retain Announcement. Upon the expiration of the period for which Holders of Notes of the Re-Priced Class may approve the Re-Pricing and provide an Election to Retain through the facilities of DTC, the Collateral Trustee (not later than one Business Day after receipt from DTC) shall provide to the Issuer, the Collateral Manager and the Re-Pricing Intermediary, if any, the information received from DTC regarding the Aggregate Outstanding Amount of Notes held by Consenting Holders and Non-Consenting Holders.

(e) At least two Business Days prior to the publication date of the Re-Pricing, Mandatory Tender and Election to Retain Announcement, the Issuer shall cause a notice to be sent to DTC of the proposed Re-Pricing and that Notes of the Re-Priced Class will be subject to Mandatory Tender or an Election to Retain (which notice shall be sent by e-mail to DTC at putbonds@dtcc.com). Such notice shall include the following information: (i) the security description and CUSIP number of the Re-Priced Class, (ii) the name and number of the participant account to which the tendered Notes are to be delivered by DTC, (iii) the first Payment Date occurring after the Re-Pricing Date and (iv) if available at the time such notice is required to be sent to DTC, the Re-Pricing Rate. The Issuer shall also provide to DTC any additional information as required by any update to the Operational Arrangements or is otherwise required to effect the

Re-Pricing in accordance with the procedures of DTC. The Collateral Trustee shall not be liable for the content or information contained in the Re-Pricing, Mandatory Tender and Election to Retain Announcement or in the notice to DTC regarding the proposed Re-Pricing or for any modification or supplement to the Operational Arrangements published by DTC. If it is determined that the procedures of DTC cannot accommodate a Mandatory Tender and transfer on a Re-Pricing Date that is not also a scheduled Payment Date (or the Issuer (or the Collateral Manager on behalf of the Issuer) otherwise determines that it is not feasible for the Re-Pricing Date to occur on a Business Day that is not also a scheduled Payment Date), the Re-Pricing Date must be a Business Day that coincides with a Payment Date.

(f) If the Issuer, the Collateral Manager and the Re-Pricing Intermediary, if any, has been informed of the existence of Non-Consenting Holders and the Aggregate Outstanding Amount of Notes of the Re-Priced Class held by such Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to each Holder or beneficial owner of the Re-Priced Class of Notes who delivered a Holder Purchase Request with a Holder Proposed Re-Pricing Rate that is equal to or lower than the Re-Pricing Rate as determined by the Collateral Manager (such request, an “Accepted Purchase Request”) (which notice may be either through the facilities of DTC or directly to the beneficial owners of the Notes held by Consenting Holders) specifying the Aggregate Outstanding Amount of the Notes of the Re-Priced Class that such Holder or beneficial owner has agreed to purchase with a Re-Pricing Rate equal to or greater than such Holder’s (or beneficial owner’s) Holder Proposed Re-Pricing Rate.

(g) In the event that the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) receives Accepted Purchase Requests with respect to an amount equal to or greater than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes, in the case of Global Notes, or Re-Pricing Redemption or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a Re-Pricing Redemption of Non-Consenting Holders’ Notes of the Re-Priced Class, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, pro rata (subject to the applicable Minimum Denominations and the applicable procedures of DTC) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests. In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of the Notes held by such Non-Consenting Holders to the Holders delivering Accepted Purchase Requests with respect thereto (subject to the applicable Minimum Denominations and the applicable procedures of DTC), or will sell Re-Pricing Replacement Notes to such Consenting Holders delivering Accepted Purchase Requests, in each case at the applicable Redemption Prices and, if applicable, conduct a Re-Pricing Redemption of Non-Consenting Holders’ Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date, and any excess Notes of the Re-Priced Class held by Non-Consenting Holders shall be subject to Mandatory Tender and transfer or redeemed with proceeds from the sale of Re-Pricing Replacement Notes to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer), in each case at the Redemption Price of the Re-Priced Class.

(h) All Mandatory Tenders of Non-Consenting Holders’ Notes to be effected pursuant to the immediately preceding paragraph shall be (x) made at the applicable Redemption Price of the Re-Priced Class, and (y) effected only if the related Re-Pricing is effected in accordance with the provisions herein and in accordance with the Operational Arrangements. Unless the Issuer (or the Collateral Manager on behalf of the Issuer) determines it is necessary to have new CUSIP numbers assigned to the Notes of a Re-Priced Class to facilitate the Re-Pricing, the CUSIP numbers assigned to the Notes of a Re-Priced Class that exist prior to the Re-Pricing Date shall remain the same CUSIP numbers after the occurrence of the Re-Pricing Date with respect to: (i) the Notes that are held by Consenting Holders for which an Election to Retain has been exercised and (ii) the Notes held by Non-Consenting Holders that are subject to Mandatory Tender and transfer and which are sold to one or more transferees designated by the Issuer or the Re-Pricing Intermediary on behalf of the Issuer in connection with such Mandatory Tender. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Collateral Trustee and the Collateral Manager not later than the Business Day prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments from Consenting Holders or other Persons to effect the purchase of all Notes of the Re-Priced Class held by Non-Consenting Holders that are not being redeemed with the proceeds of Re-Pricing Replacement Notes.

(i) The Issuer shall not effect any proposed Re-Pricing unless: (i) the Issuer and the Collateral Trustee shall have entered into a supplemental indenture (prepared by or on behalf of the Issuer), dated as of the Re-Pricing Date to decrease the spread over the Benchmark or the stated interest rate, as applicable, applicable to the Re-Priced Class in accordance with Section 8.1; (ii) the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Secured Debt of the Re-Priced Class held by non-consenting Holders; (iii) the Rating Agencies shall have been notified of such Re-Pricing; (iv) the Issuer has received an opinion of tax counsel of nationally-recognized standing in the United States experienced in such matters to the effect that such Re-Pricing will not result in the (A) Issuer becoming subject to U.S. federal income tax with respect to its net income or subject to tax liability under Section 1446 of the Code, or (B) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (v) the written consent of the Transferor and the Collateral Manager shall have been obtained; and (vi) all expenses of the Issuer, the Collateral Trustee and the Loan Agent (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of any additional issuance of Subordinated Notes and any Cash Contribution) or shall be adequately provided for by an entity other than the Issuer.

(j) Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Collateral Trustee, the Loan Agent and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Collateral Trustee, at the expense of the Issuer, shall send such notice to the Holders of Secured Debt and the Rating Agencies.

(k) The Issuer shall direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Collateral Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, or the Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary or desirable, obtain and assign a separate CUSIP or CUSIPs to the Secured Debt of each Class held by such consenting or non-consenting Holder(s). The Collateral Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Collateral Trustee may request and rely on an Issuer Order providing direction and any additional information requested in order to effect a Re-Pricing and shall have no liability for relying on the same. The Collateral Trustee shall have no liability for any failure or delay on the part of the Issuer, the Re-Pricing Intermediary, DTC or any Holder (or beneficial owner) of Secured Debt in taking actions necessary in connection with a Re-Pricing.

For the avoidance of doubt, for purposes of a Re-Priced Class, the Re-Pricing Sale Price and the Redemption Price shall be the same.

Section 9.8 Clean-Up Call Redemption.

(a) At the written direction of a Majority of the Subordinated Notes, with the consent of the Transferor and the Collateral Manager, to the Issuer, the Collateral Trustee and the Loan Agent, with copies to each Rating Agency, at least 15 Business Days prior to the proposed Redemption Date, the Secured Debt shall be subject to redemption (or, in the case of the Class A-1 Loans, prepayment) by the Issuer, in whole but not in part, at the applicable Redemption Prices, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 20% of the Target Initial Par Amount.

(b) Notwithstanding anything to the contrary set forth herein, the Secured Debt shall not be redeemed or prepaid, as applicable, pursuant to a Clean-Up Call Redemption unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Collateral Trustee evidence, in form satisfactory to the Collateral Trustee (which may include an officer’s certificate), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements to sell to a financial or other institution or institutions not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Obligations at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, to pay all Administrative Expenses and other fees and expenses payable in accordance with the Priority of Payments (without regard to the Administrative Expense Cap) prior to the payment of the principal of the Secured Debt to be redeemed or prepaid, as applicable, and redeem or prepay, as applicable, all of the Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices, or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Collateral Trustee in a certificate of a Responsible Officer upon which the Collateral Trustee can conclusively rely that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or that has priced but has not yet closed its securities offering if such securities offering is expected to close on or prior to the scheduled Redemption Date), the aggregate sum of (A) any expected proceeds from the sale of Eligible Investments and (B) for each Collateral Obligation, the Market Value thereof, shall equal or exceed the sum of (x) the Redemption Price of the Secured Debt and (y) all Administrative Expenses (without regard to the Administrative Expense Cap). Any certification delivered by the Collateral Manager pursuant to this Section 9.8(b) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.8(b).

(c) Upon receipt from a Majority of the Subordinated Notes, with the consent of the Transferor and the Collateral Manager, of a direction in writing to effect a Clean-Up Call Redemption, the Issuer will set the related Redemption Date and the Record Date and give written notice thereof to the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Collateral Manager and each Rating Agency not later than 15 days prior to such proposed Redemption Date. A notice of redemption will be provided not later than nine days prior to such Redemption Date, to each Holder, at such Holder’s address as it appears on the Note Register or the Loan Register, as applicable, (and, in the case of Global Notes, delivered by electronic transmission to DTC), and each Rating Agency.

(d) Any notice of a Clean-Up Call Redemption may (or, if directed by a Majority of the Subordinated Notes, shall) be withdrawn by the Issuer up to (and including) the Business Day prior to the related Redemption Date by written notice to the Collateral Trustee, the Loan Agent, each Rating Agency and the Collateral Manager only if the Collateral Manager has not delivered the sale agreement or agreements or certifications as described in Section 9.8(b) in form satisfactory to the Collateral Trustee.

(e) The Collateral Trustee shall forward notice of any such withdrawal of a Clean-Up Call Redemption, at the expense of the Issuer, to each Holder of Secured Debt that were to be redeemed at such Holder’s address as it appears on the Note Register or the Loan Register, as applicable, by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the related scheduled Redemption Date.

(f) On the Redemption Date related to any Clean-Up Call Redemption, the Redemption Price for the Secured Debt will be distributed pursuant to the Priority of Payments.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. Except as otherwise expressly provided herein, the Collateral Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Collateral Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Debt and shall apply it as provided herein. Each Account shall be established and maintained (a) with a federal or state-chartered depository institution with a long-

term issuer credit rating of at least “A-” and a short-term issuer credit rating of at least “A-2” by S&P (or at least “A+” by S&P if such institution has no short-term rating) or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution rated at least “BBB-” by S&P and, in each case, is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), and if such institution’s rating falls below the ratings required by clause (a) or (b) above, as applicable, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies such applicable ratings. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian three segregated accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the “Collection Account”), each held in the name of the Issuer, subject to the lien of the Collateral Trustee and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Collateral Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Payment Account or (to the extent directed by the Collateral Manager) the Expense Reserve Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII), except as otherwise provided in this Indenture, including with respect to Restructured Asset Proceeds. The Collateral Trustee shall deposit immediately upon receipt thereof or upon transfer from the Revolver Funding Account or (to the extent directed by the Collateral Manager) from the Expense Reserve Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture, (ii) the net proceeds from the issuance of any additional Notes and (iii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Collateral Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b) The Collateral Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Collateral Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Collateral Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Collateral Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of and in accordance with such Issuer Order the Collateral Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest and Principal Financed Capitalized Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations or Restructured Assets, in each case in accordance with the requirements of Article XII and such Issuer Order; provided that if such withdrawal is in connection with purchasing a Restructured Asset, the Collateral Manager shall not direct the withdrawal of any Principal Proceeds pursuant to this clause (c) unless the Collateral Manager determines (in its commercially reasonable judgment) that the failure to purchase such Restructured Asset is reasonably likely to result in a reduced overall recovery with respect to the related Collateral Obligation. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order and in accordance therewith, the Collateral Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Funding Restructured Assets, Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of and in accordance with such Issuer Order the Collateral Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to purchase additional Collateral Obligations or acquire Restructured Assets (subject to the requirements described in Section 12.2 and Section 12.6) and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that (x) the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date and (y) the payment of Administrative Expenses payable to the Collateral Trustee, Loan Agent, Collateral Administrator or the Bank in any capacity shall not require such direction by the Collateral Manager on behalf of the Issuer; provided further that, the Collateral Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap; provided, further that if such payment is in connection with purchasing a Restructured Asset, the Collateral Manager shall not direct the payment of any amount on deposit in the Collection Account pursuant to this clause (d) unless the Collateral Manager determines (in its commercially reasonable judgment) that the failure to purchase such Restructured Asset is reasonably likely to result in a reduced overall recovery with respect to the related Collateral Obligation.

(e) If the Effective Date Interest Deposit Condition is satisfied, on or before the Determination Date related to the second Payment Date after the Closing Date, the Collateral Trustee shall transfer from the Principal Collection Subaccount the amount (if any) designated by the Collateral Manager into the Collection Account as Interest Proceeds.

(f) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, (i) amounts necessary for application pursuant to Section 7.18(e) or (ii) on or before the Effective Date, any amount as directed by the Collateral Manager; provided that such transfer is not reasonably expected to cause any Debt to defer interest payments thereon.

(g) The Collateral Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(h) Notwithstanding anything in this Indenture to the contrary, if the Issuer (or the Collateral Manager on the Issuer’s behalf) elects to direct a Special Redemption of the Secured Debt pursuant to Section 7.18(e) above, the Issuer may use amounts on deposit in the Principal Collection Subaccount to make such Special Redemption on any Business Day (other than a Payment Date) to the extent necessary to obtain from S&P its written confirmation of its Initial Ratings of the Secured Debt. Payments made in respect of the Debt in connection with such Special Redemption shall be paid in accordance with the Debt Payment Sequence. For the avoidance of doubt, such payments will be made without regard to the Priority of Payments.

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Secured Debt and, if applicable, distributions on the Subordinated Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Collateral Trustee agrees to give the Issuer prompt notice if (to the actual knowledge of a Trust Officer of the Collateral Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c) Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Trustee to deposit the amount specified in Section 3.1(k)(i) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Collateral Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b) and Section 7.18(g) (as directed by the Collateral Manager). Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount. All other amounts on deposit in the Ramp-Up Account will be deemed to represent Principal Proceeds. On or before the Determination Date related to the second Payment Date after the Closing Date, the Collateral Trustee shall transfer from amounts on deposit in the Ramp-Up Account the amount (if any) designated by the Collateral Manager into the Collection Account as Interest Proceeds, so long as the Collateral Manager determines the Effective Date Interest Deposit Condition is satisfied in connection therewith. On the Determination Date relating to the second Payment Date after the Closing Date or upon the occurrence and during the continuance of an Enforcement Event (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Collateral Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds and the Ramp-Up Account will be closed (after all proceeds, if any, used to settle binding commitments have been disbursed from the Ramp-Up Account).

(d) Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Collateral Trustee to deposit to the Expense Reserve Account (i) the amount specified in Section 3.1(k)(ii) and (ii) any amounts designated by the Collateral Manager for deposit into the Expense Reserve Account pursuant to Section 11.1(a)(i)(M), Section 11.1(a)(ii)(N) or Section 11.1(a)(iii)(Q). On any Business Day from and including the Closing Date, the Collateral Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, (i) to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering, the issuance of the Notes and the incurrence of the Class A-1 Loans, (ii) from time to time to pay accrued and unpaid Administrative Expenses of the Issuer or (iii) to the Collection Account as Principal Proceeds or Interest Proceeds (as designated by the Collateral Manager). Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Interest Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Interest Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Pursuant to Section 3.1(k)(iii), the Issuer shall direct the Collateral Trustee to deposit the Interest Reserve Amount into the Interest Reserve Account. Such Interest Reserve Amount will be transferred to the Collection Account as Interest Proceeds on the Determination Date relating to the first Payment Date unless the Collateral Manager, in its discretion, provides prior written notice to the Collateral Trustee that such Interest Reserve Amount shall not be so transferred and should instead be held in the Interest Reserve Account for application in accordance with this Indenture, including: (i) prior to the second Payment Date, at the discretion of the Collateral Manager, to the Collection Account as Interest Proceeds or to the Collection Account (or, prior to the Effective Date, the Ramp Up Account) as Principal Proceeds (as designated by the Collateral Manager) and (ii) amounts remaining in the Interest Reserve Account after the second Payment Date will be transferred to the Collection Account as Interest Proceeds or Principal Proceeds (as designated by the Collateral Manager).

(f) Contribution Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Collateral Trustee to establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer, subject to the lien of the Collateral Trustee, which shall be designated as the Contribution Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Each Cash Contribution will be received into the Contribution Account, and the Collateral Manager, on behalf of the Issuer, will apply such Contribution to the Permitted Use directed by the applicable Contributor at the time such Contribution is made (or, if no such direction is given by the Contributor, at the direction of the Collateral Manager in its sole discretion). No Contribution or any portion thereof will be returned to the Contributor at any time. Any income earned on amounts deposited in the Contribution Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

Section 10.4 The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by the Collateral Manager via written notice to the Collateral Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn at the direction of the Collateral Manager first from the Principal Collection Subaccount and, if necessary, from the Ramp-Up Account and deposited by the Collateral Trustee in a single, segregated account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of the Issuer, subject to the lien of the Collateral Trustee (the “Revolver Funding Account”). The Issuer shall direct the Collateral Trustee to deposit the amount specified in Section 3.1(k)(iv) to the Revolver Funding Account. Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. All other amounts held in the Revolver Funding Account will be deemed to represent Principal Proceeds.

The Issuer shall, at all times, maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be at least equal to the sum of the unfunded funding obligations under all such Delayed Funding Restructured Assets, Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Collateral Trustee to, and the Collateral Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account. The Collateral Trustee shall not be responsible at any time for determining whether any such shortfall in the Revolver Funding Account exists.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available solely to cover any drawdowns on the Delayed Funding Restructured Assets, Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations as directed by the Collateral Manager; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Funding Restructured Asset, Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Collateral Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5 Contributions. At any time during or after the Reinvestment Period, with the consent of the Collateral Manager and with notice to the Collateral Trustee and the Loan Agent (delivered at least three Business Days prior to the contribution date), any holder of Subordinated Notes (each such holder, a “Contributor”) may, but shall not be required to, for any Permitted Use, (A) make contributions of cash, Eligible Investments and Collateral Obligations to the Issuer or (B) return to the Collateral Trustee any portion of Interest Proceeds or Principal Proceeds that was distributed on such Subordinated Notes in accordance with the Priority of Payments (each, a “Contribution” and each Contribution of cash or Eligible Investments, a “Cash Contribution”); provided that, other than Contributions to make payments in connection with the exercise of an option, warrant, right of conversion, preemptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation (for which no such minimum will apply), the aggregate Contributions received by the Issuer on any one date may not be less than $500,000. For the avoidance of doubt, Contributions shall not include any deemed capital contribution by the Transferor or the Issuer in connection with the acquisition by the Issuer of any Collateral Obligation as provided in the Transaction Documents. Each Contribution of Collateral Obligations accepted by the Collateral Manager shall be received into the Custodial Account. Each Cash Contribution accepted by the Collateral Manager shall be received into the Contribution Account and shall be applied by the Collateral Manager, on behalf of the Issuer, to the Permitted Use directed by the applicable Contributor at the time such Contribution is made (or, if no direction is given by the applicable Contributor, at the direction of the Collateral Manager in its sole discretion). No Contribution or any portion thereof will be returned to the Contributor at any time. Any income earned on amounts on deposit in the Contribution Account will be deposited into the Interest Collection Subaccount as Interest Proceeds.

Section 10.6 Reinvestment of Funds in Accounts; Reports by Collateral Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Collateral Trustee to, and, upon receipt of such Issuer Order, the Collateral Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account and the Contribution Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date unless issued by the Bank in accordance with the definition of the term “Eligible Investment” (or such other maturities expressly provided herein). If, prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Collateral Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Collateral Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment. If the Issuer (or the Collateral Manager on behalf of the Issuer) has not specified a Standby Directed Investment in writing that meets the requirements of the definition thereof, the funds held in such accounts shall remain uninvested. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Collateral Trustee for three consecutive days, the Collateral Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Collateral Trustee receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Collateral Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. The Collateral Trustee is hereby authorized, in making or disposing of any investment permitted by this Indenture, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Collateral Trustee or for any third person or dealing as principal for its own account. The parties acknowledge that the Collateral Trustee is not providing investment supervision, recommendations, or advice.

(b) The Collateral Trustee agrees to give the Issuer prompt written notice if a Trust Officer of the Collateral Trustee has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Collateral Trustee shall supply, in a timely fashion, to the Issuer, each Rating Agency, the Collateral Administrator, the Collateral Trustee, the Loan Agent and the Collateral Manager any information regularly maintained by the Collateral Trustee that the Issuer, the Rating Agencies, the Collateral Administrator or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Collateral Trustee by reason of its acting as Collateral Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Collateral Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the Obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor or issuer and Clearing Agencies with respect to such Obligor or issuer.

(d) For U.S. tax reporting purposes, the Issuer (or any person from whom the Issuer is disregarded as a separate entity for U.S. federal income tax purposes as documented in the IRS forms and other documentation described below) shall be treated as the payee of all income earned on the funds invested and allocable to the Accounts. The Issuer will provide to the Collateral Trustee (i) an IRS Form W-9 or applicable IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Collateral Trustee as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Collateral Trustee to fulfill their tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer.

Neither the Collateral Trustee nor the Bank shall have any liability to the Issuer or any other person in connection with any tax withholding amounts paid, or retained for payment, to a Governmental Authority from the Accounts arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, applicable IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Trustee having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.

(e) The Collateral Trustee shall not in any way be held liable by reason of any insufficiency of funds in any Account resulting from any loss relating to any such investment and will not be liable for the selection of investments.

(f) The accounts established by the Collateral Trustee pursuant to this Article X may include any number of sub-accounts for convenience in administering the Assets.

Section 10.7 Accountings.

(a) Monthly. Not later than the 18th day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than a month in which a Payment Date occurs) and commencing in August 2024, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Co-Structuring Agent, the Placement Agent, any Lender listed on the Loan Register, each Holder listed on the Note Register and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Collateral Trustee, a monthly report on a trade date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the tenth Business Day preceding the date the Monthly Report is made available. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the close of business on the Monthly Report Determination Date for such calendar month:

(i) Aggregate Principal Balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii) Adjusted Collateral Principal Amount of Collateral Obligations.

(iii) Collateral Principal Amount of Collateral Obligations.

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The CUSIP or security identifier thereof;

(C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds) and any unfunded commitment pertaining thereto;

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread (in the case of a Benchmark Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a Benchmark Floor Obligation, the related Benchmark floor and (z) the identity of any Collateral Obligation that is not a Benchmark Floor Obligation and for which interest is calculated with respect to any index other than the Benchmark;

(F) The stated maturity thereof;

(G) The related S&P Industry Classification;

(H) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(I) The country of Domicile;

(J) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Delayed Funding Restructured Asset, (7) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by each Rating Agency), (8) a Deferrable Obligation, (9) a Current Pay Obligation, (10) a Discount Obligation, (11) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,” (12) a DIP Collateral Obligation, (13) a Cov-Lite Loan, (14) a First-Lien Last-Out Loan, (15) a Long-Dated Obligation, (16) a Step-Down Obligation and (17) a Fixed Rate Obligation.

(K) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,”

(I) the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II) the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III) the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(L) With respect to each obligation that is acquired or received in a Bankruptcy Exchange,

(I) the identity of such obligation; and

(II) the Aggregate Principal Balance of obligations that have been received in a Bankruptcy Exchange and relevant calculations indicating whether such amount is in compliance with the limitations described in the definition of Bankruptcy Exchange;

(M) The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(N) The S&P Recovery Rate unless such rate is based on a credit estimate or a private or confidential rating from S&P; and

(O) The date of the credit estimate of such Collateral Obligation, if applicable.

(v) Based solely on the monthly report of, and as reported by, the Transferor, the holding by the Transferor of the Retention Interest as of the date of its report. The foregoing information shall be provided by the Transferor (or the Issuer or the Collateral Manager on the Transferor’s behalf) to the Collateral Trustee and the Collateral Administrator.

(vi) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result (including, after any S&P CDO Monitor Switchover Date, calculation of each of the S&P CDO Monitor Benchmarks), (2) the related minimum or maximum test level and (3) if such Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, a determination as to whether such result satisfies the related test.

(vii) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B) Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test);

(viii) The calculation specified in Section 5.1(e).

(ix) For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(x) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the immediately preceding Monthly Report Determination Date, and the ending balance for the current Monthly Report Determination Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments.

(xi) Purchases, prepayments, and sales:

(A) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale;

(B) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 or 12.3 since the last Monthly Report Determination Date;

(C) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was substituted pursuant to Section 12.3(a) or repurchased pursuant to Section 12.3(b) (and, in either case, an indication as to whether each such substitution or repurchase was a mandatory substitution or repurchase) since the last Monthly Report Determination Date, all as reported to the Collateral Trustee and the Collateral Administrator by the Collateral Manager at the time of such purchase, repurchase or substitution (or, if no Collateral Obligations were so substituted or repurchased during such period, a statement to that effect); and

(D) the details of any Trading Plan (including, the proposed acquisitions and dispositions identified by the Collateral Manager as part of such Trading Plan).

(xii) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xiii) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xiv) The identity of each Deferring Obligation, the S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xv) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xvi) The identity of each Senior Secured Note.

(xvii) The identity of each Collateral Restructured Asset, Restructured Asset and Equity Security.

(xviii) The identity, rating and maturity of each Eligible Investment.

(xix) Calculation of the S&P Equivalent Weighted Average Rating Factor.

(xx) Calculation of S&P Equivalent Diversity Score.

(xxi) For each Account, (i) the name of the financial institution that holds such Account; and (ii) the applicable ratings by S&P required under Section 10.1(a) for such institution.

(xxii) Such other information as any Rating Agency or the Collateral Manager may reasonably request.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination, as provided by the Collateral Manager.

Upon receipt of each Monthly Report, the Collateral Trustee shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify the Issuer (who shall notify S&P) if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) if the Collateral Trustee is not the same Person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agencies and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 review such Monthly Report and the Collateral Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Bank’s records, the Monthly Report or the Collateral Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Collateral Trustee, the Loan Agent the Collateral Manager, the Placement Agent, the Co-Structuring Agent, each Rating Agency, any Lender listed on the Loan Register, any Holder listed on the Note Register and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Collateral Trustee, not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii) (a) the Aggregate Outstanding Amount of each Class of Secured Debt at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of such Class, (b) the amount of principal payments to be made on each Class of Secured Debt on the next Payment Date, the amount of any Deferred Interest on the Deferrable Notes and the Aggregate Outstanding Amount of each Class of Secured Debt after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of such Class and (c) the amount of distributions to be paid on the Subordinated Notes on the next Payment Date, the Aggregate Outstanding Amount of the Subordinated Notes on the next Payment Date and the amount of Permitted RIC Distributions, if any, made since the prior Distribution Report;

(iii) the Interest Rate and accrued interest for each applicable Class of Secured Debt for such Payment Date;

(iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii) or each clause of Section 11.1(a)(iv), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period;

(B) amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii), or each clause of Section 11.1(a)(iii) or each clause of Section 11.1(a)(iv), as applicable, on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the payments and deposits to be made on such Payment Date; and

(vi) such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Collateral Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c) Interest Rate Notice. The Monthly Report shall include a notice setting forth the Interest Rate for each Class of Secured Debt for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Collateral Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Collateral Trustee, the Collateral Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

“The Notes may be beneficially owned only by Persons that are Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) of which each shareholder, partner, member or other equity owner is either a Qualified Purchaser and (a) in the case of the Secured Notes only, Persons that are not “U.S. persons” (as defined in Regulation S) and are purchasing their beneficial interest outside of the United States in reliance on Regulation S or (b) Qualified Institutional Buyers or, solely in the case of Notes issued as Certificated Notes, Institutional Accredited Investors. The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of the Indenture.”

“Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.”

(f) Placement Agent Information. The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(g) Distribution of Reports. The Collateral Trustee will make the Monthly Report and the Distribution Report available via its website. The Collateral Trustee’s website shall initially be located at https:\\www.wilmingtontrustconnect.com. The Collateral Trustee may change the way such statements are distributed. As a condition to access to the Collateral Trustee’s website, the Collateral Trustee may require registration and the acceptance of a disclaimer. The Collateral Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Collateral Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. On the Closing Date, the Issuer shall cause a schedule of the Assets owned by the Issuer (on a trade date basis) as of the Closing Date to be supplied to Moody’s Analytics, Inc.

(h) Investor Information Services. The Collateral Trustee shall cause an electronic copy of the information from each Monthly Report and Distribution Report to be delivered to Intex Solutions, Inc., Bloomberg LP and Moody’s Analytics, Inc. and shall grant each of them access to the Collateral Trustee’s website; provided that the Collateral Trustee shall have no liability for providing such reports to Intex Solutions, Inc., Bloomberg LP or Moody’s Analytics, Inc. by granting access to the Collateral Trustee’s website, including for granting such access or for use of such reports by Intex Solutions, Inc., Bloomberg LP, Moody’s Analytics, Inc. or their subscribers.

(i) Effective Date Report. The Issuer shall compile and make available (or cause to be compiled and made available) to S&P the Effective Date Report based solely on information contained in the Monthly Reports or provided by the Collateral Manager to the Collateral Administrator. The Collateral Manager shall cooperate with the Issuer and the Collateral Administrator in connection with the preparation of the Effective Date Report. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any information maintained by it that the Issuer and the Collateral Administrator may from time to time request with respect to the Assets and reasonably need to complete the Effective Date Report or required to permit the Issuer and the Collateral Administrator to perform their obligations hereunder. The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution.

(j) Delivery to Moody’s Analytics. The Collateral Manager or the Collateral Trustee (in each case, on behalf of the Issuer) shall provide or make available copies of this Indenture and the Offering Circular to Moody’s Analytics, Inc.

Section 10.8 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Collateral Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 or 12.3 hereof or Section 2.07 of the Master Loan Sale Agreement, as applicable, and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 or 12.3 hereof or Section 2.07 of the Master Loan Sale Agreement, as applicable (which certification shall be deemed to have been provided by the Collateral Manager upon delivery by the Collateral Manager of an Issuer Order or other written instruction of a Responsible Officer of the Collateral Manager to the Collateral Trustee to sell any such Asset) (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Collateral Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g)), direct the Collateral Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Collateral Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Collateral Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b) Subject to the terms of this Indenture, the Collateral Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon a Trust Officer receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Collateral Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Secured Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Collateral Trustee and the Issuer to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Collateral Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Collateral Trustee shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Collateral Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Collateral Trustee shall, upon receipt of an Issuer Order at such time as there is no Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

(g) Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments will be released from the lien of this Indenture.

Section 10.9 Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Collateral Trustee, the Collateral Administrator, the Loan Agent and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Collateral Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Collateral Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm or execute an access letter or any agreement in order to access its reports, which may contain a release of any claims, liabilities and expenses arising out of or relating to such accountant’s engagement, agreed-upon procedures or any report issued by such accountants under any such agreement, the Issuer hereby directs the Collateral Trustee or the Collateral Administrator, as the case may be, to so agree or execute any such access letter or agreement; it being understood and agreed that the Collateral Trustee and the Collateral Administrator, as the case may be, shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer and neither the Collateral Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity, or correctness of such procedures. In addition, the Bank, the Collateral Trustee, the Loan Agent and the Collateral Administrator are hereby instructed and authorized, without liability on its part, to execute and deliver any acknowledgement, access letter, or other agreement with such firm of Independent accountants required for the Collateral Trustee (or Collateral Administrator, as applicable) to receive any of the certificates, reports or instructions provided for herein, which acknowledgement, access letter, or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent accountants are sufficient for relevant purposes, (ii) releases by the Collateral Trustee (on behalf of itself and/or the Holders) and the Collateral Administrator of any claims, liabilities, and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent accountants, (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders) and (iv) such other terms and conditions that the Issuer has determined are necessary or desirable. Notwithstanding the foregoing, in no event shall the Collateral Trustee or Collateral Administrator be required to execute any agreement, acknowledgement or access letter in respect of the Independent accountants that the Collateral Trustee or the Collateral Administrator, as the case may be, reasonably determines may subject it to risk of expenses or liability for which it is not adequately indemnified or otherwise adversely affects it.

(b) On or before the date which is 30 days after the Payment Date occurring in July of each year commencing in 2024, the Issuer shall cause to be delivered to the Collateral Trustee, the Loan Agent (for delivery to the Class A-1 Lenders), the Collateral Manager, each Holder upon written request therefor and each Rating Agency a statement from a firm of Independent certified public accountants for each Distribution Report prepared in April and October of the prior year (i) indicating that the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Debt as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

(c) Upon the written request of the Collateral Trustee (at the request of a Holder of Subordinated Notes) or any Holder of a Subordinated Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.10 Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Collateral Trustee hereunder, and such additional information as a Rating Agency may from time to time reasonably request (including notification to S&P of (i) any Specified Amendment, which notice shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any), and (ii) of the occurrence of (x) an event with respect to a Collateral Obligation that has a credit estimate from S&P and which in the reasonable business judgment of the Collateral Manager would require such notification to S&P under S&P’s Credit Estimate Guidelines, and (y) to the extent not reported pursuant to the foregoing clauses, any other material event that is known to the Issuer or the Collateral Manager with respect to any Collateral Obligation if the Collateral Manager determines that such event is a material event as described in S&P’s published criteria for credit estimates titled “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It “ dated January 2021 (as the same may be amended or updated from time to time); provided that, any such notification to S&P shall be delivered to creditestimates@spglobal.com. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof.

Section 10.11 Securitization Regulations. The Issuer shall (with the assistance of the Collateral Manager and the Collateral Trustee) promptly notify the Collateral Manager, the Retention Holder, the Collateral Trustee and the Noteholders upon becoming aware of the occurrence of any of the events specified in Article 7(1)(g) of the Securitization Regulations and without undue delay ensure (with the assistance of the Collateral Manager and Collateral Trustee) the dissemination of such information as required by the EU/UK Transparency Requirements.

Section 10.12 Procedures Relating to the Establishment of Accounts Controlled by the Collateral Trustee. Notwithstanding anything else contained herein, the Collateral Trustee agrees that with respect to each of the Accounts, it will require each Securities Intermediary establishing such accounts to enter into a securities account control agreement substantially in the form of Exhibit C attached hereto. The Collateral Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.13 Section 3(c)(7) Procedures. For so long as any Debt is Outstanding, the Issuer shall do the following:

(a) Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that ALL holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) solely in the case of Notes issued as Certificated Notes, an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) or (z) not a “U.S. persons”(as defined in Regulation S) and purchased its Note outside of the United States in reliance on Regulation S; (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denomination of the Notes specified herein; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Notes may only be transferred to another Qualified Purchaser and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any Person who is a holder of, or beneficial owner of an interest in, a Note is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is a Qualified Purchaser that is either (x) in the case of the Secured Notes only, a non-“U.S. person” (as defined in Regulation S) acquiring the Notes in outside the United States in reliance on the exemption from registration provided by Regulation S, or (y) either a QIB or (solely in the case of a Note issued as a Certificated Note) an IAI, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note, or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Collateral Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note, or beneficial interest therein held by such holder or beneficial owner.”

(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Note Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Collateral Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Notes. Without limiting the foregoing, the Placement Agent will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7,” to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A under the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A–3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A–3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Collateral Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing and other than as provided in Section 11.1(a)(iv) on any Redemption Date in part but not in whole that is not also a Payment Date, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii); provided, further, that all payments on the Class A-1 Loans shall be made to the Loan Agent for distribution to the Class A-1 Lenders; provided, further, however, for so long as the Bank is the Collateral Trustee and the Loan Agent, such payments may (but shall not be required to) be made under this Indenture from the Payment Account to the Class A-1 Lenders and in such event shall be deemed to have been made first to the Loan Agent and then distributed to the Class A-1 Lenders.

(i) On each Payment Date other than the Stated Maturity, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any and (2) second, accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption, Clean-Up Call Redemption or Tax Redemption);

(B) to the payment to the Collateral Manager of first (i) any accrued and unpaid Collateral Management Fee due on such Payment Date (including any interest accrued on any Collateral Management Fee Shortfall Amount) minus the amount of any Current Deferred Management Fee, if any, and then (ii) any Cumulative Deferred Management Fee, requested to be paid at the option of the Collateral Manager; provided that to the extent Interest Proceeds are needed to satisfy any of the Coverage Tests such Interest Proceeds shall not be used to pay such portion of the Cumulative Deferred Management Fee requested to be paid pursuant to this subclause (ii);

(C) to the payment, pari passu and pro rata based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class A-1 Notes and the Class A-1 Loans;

(D) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-2 Notes;

(E) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class B Notes;

(F) if the Class A/B Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class A/B Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G) to the payment of (1) first, accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (2) second, any Deferred Interest on the Class C Notes;

(H) if the Class C Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class C Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I) to the payment of (1) first, accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes and (2) second, any Deferred Interest on the Class D Notes;

(J) if the Class D Overcollateralization Ratio Test or, with respect to the second Determination Date and each Determination Date thereafter, the Class D Interest Coverage Test, is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (J);

(K) (I) if such Payment Date occurs prior to the Effective Date, amounts available for distribution pursuant to this Section 11.1(a)(i)(K) shall be deposited in the Collection Account for application as Interest Proceeds and (II) if, with respect to any Payment Date following the Effective Date, S&P has not yet confirmed its Initial Ratings of the Secured Debt and no S&P Deemed Rating Confirmation has occurred pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (K) shall be used for one or both of the following alternatives, as directed by the Collateral Manager: (i) for application in accordance with the Debt Payment Sequence on such Payment Date, or (ii) for application as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to purchase additional Collateral Obligations, in each case in an amount sufficient to satisfy the S&P Rating Condition;

(L) to the payment of (1) first (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to Section 11.1(a)(i)(A)(2) due to the limitation contained therein, and (2) second any expenses related to a Re-Pricing;

(M) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(N) all remaining Interest Proceeds to the Holders of the Subordinated Notes.

(ii) On each Payment Date other than the Stated Maturity, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Funding Restructured Assets, Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority:

(A) to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B) to pay the amounts referred to in clause (F) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A/B Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C) if the principal amounts of the Class A-1 Debt, the Class A-2 Notes and the Class B Notes have been paid in full, to pay the amounts referred to in clause (G) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(D) to pay the amounts referred to in clause (H) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class C Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date;

(E) if the principal amounts of the Class A-1 Debt, the Class A-2 Notes, the Class B Notes, and the Class C Notes have been paid in full, to pay the amounts referred to in clause (I) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(F) to pay the amounts referred to in clause (J) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class D Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date;

(G) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds pursuant to clause (K) of Section 11.1(a)(i) S&P has not yet confirmed its Initial Ratings of the Secured Debt and no S&P Deemed Rating Confirmation has occurred pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (G) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to satisfy the S&P Rating Condition;

(H) if such Payment Date is a Redemption Date, to make payments in accordance with the Debt Payment Sequence, to redeem each Class of Secured Debt being redeemed on such Redemption Date;

(I) if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in (a) clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, or (b) clause (iii) of the first sentence of Section 9.6, to make payments in an amount necessary to reduce the outstanding Retention Deficiency to zero, in each such case in accordance with the Debt Payment Sequence;

(J) during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(K) after the Reinvestment Period, to make payments in accordance with the Debt Payment Sequence;

(L) after the Reinvestment Period, to pay the amounts referred to in clause (L) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(M) after the Reinvestment Period, to pay any Cumulative Deferred Management Fee to the extent not already paid;

(N) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(O) all remaining proceeds to the Holders of the Subordinated Notes.

Notwithstanding anything to the contrary in clause (A) of Section 11.1(a)(ii), if the Issuer is prohibited under subclause (ii) of clause (B) of Section 11.1(a)(i) from using Interest Proceeds on a Payment Date to pay a portion of the Cumulative Deferred Management Fee requested to be paid on such Payment Date pursuant to such subclause (ii), the Issuer may not use Principal Proceeds to pay such portion of the Cumulative Deferred Management Fee.

On the Stated Maturity of the Debt, the Collateral Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Aggregate Collateral Management Fees, and interest and principal on the Secured Debt, to the Holders of the Subordinated Notes pursuant to the Priority of Payments in final payment of the Subordinated Notes.

(iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), (i) on the Stated Maturity of the Secured Debt, (ii) on a Redemption Date occurring with respect to a Failed Optional Redemption, (iii) or if the maturity of the Secured Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (clauses (ii) and (iii), an “Enforcement Event”), pursuant to Section 5.7, distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Collateral Trustee in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that following the commencement of any sales of Collateral Obligations or other Assets in connection with an Enforcement Event, the Administrative Expense Cap shall be disregarded);

(B) to the payment of the Aggregate Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Management Fee, to the extent not already paid;

(C) to the payment, pari passu and pro rata based on amounts due, of accrued and unpaid interest (including any defaulted interest) on the Class A-1 Notes and the Class A-1 Loans;

(D) to the payment, pari passu and pro rata based on their respective Aggregate Outstanding Amounts, of principal of the Class A-1 Notes and the Class A-1 Loans until the Class A-1 Notes and the Class A-1 Loans have been paid in full;

(E) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-2 Notes;

(F) to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(G) to the payment of accrued and unpaid interest (including any defaulted interest) on the Class B Notes;

(H) to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(I) to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(J) to the payment of any Deferred Interest on the Class C Notes;

(K) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(L) to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;

(M) to the payment of any Deferred Interest on the Class D Notes;

(N) to the payment of principal of the Class D Notes, until the Class D Notes have been paid in full;

(O) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(P) any Cumulative Deferred Management Fee to the extent not already paid;

(Q) to the payment of any obligations of the Issuer or for deposit into the Expense Reserve Account in such amounts as determined by the Collateral Manager; and

(R) all remaining proceeds to the Holders of the Subordinated Notes.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(iv) On any Redemption Date (other than a Redemption Date that is also a Payment Date) in connection with a Redemption by Refinancing in part but not in whole, Refinancing Proceeds, Partial Refinancing Interest Proceeds and Cash Contributions designated for such purpose will be distributed in the following order of priority:

(A) to pay the Redemption Price of the Secured Debt being redeemed in accordance with the Debt Payment Sequence;

(B) to pay any Administrative Expenses related to such Redemption by Refinancing; and

(C) any remaining Refinancing Proceeds will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Collateral Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Collateral Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Collateral Trustee no later than the Business Day prior to each Payment Date.

(d) The Collateral Manager may, in its sole discretion in accordance with Section 8 of the Collateral Management Agreement, elect to irrevocably waive the payment of or distribution in respect of all or any portion of the Collateral Management Fee and/or the Aggregate Collateral Management Fee otherwise payable or distributable and available to be paid or distributed to it on any Payment Date pursuant to the Priority of Payments (the “Waived Collateral Management Fee”) by written notice to the Issuer, the Collateral Trustee, the Collateral Administrator and the Loan Agent delivered not later than the Determination Date immediately preceding such Payment Date. Any such Waived Collateral Management Fee will not thereafter become due and payable and any claim of the Collateral Manager therein will be extinguished.

(e) [Reserved].

(f) Notwithstanding anything in the Priority of Payments to the contrary, Permitted RIC Distributions may be paid to Holders of Subordinated Notes irrespective of the Priority of Payments as long as the conditions to such distributions in the definition of “Permitted RIC Distributions” are satisfied.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.4, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Collateral Trustee to sell and the Collateral Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (m) of this Section 12.1 (which certification shall be deemed to have been provided by the Collateral Manager upon delivery by the Collateral Manager of an Issuer Order or other written instruction (which may be a trade ticket) of a Responsible Officer of the Collateral Manager to the Collateral Trustee to sell any such Collateral Obligation or Equity Security) (subject in each case to any applicable requirement of disposition under Section 12.1(i)).

(a) Credit Risk Obligations. The Collateral Manager may direct the Collateral Trustee to sell any Credit Risk Obligation at any time without restriction.

(b) Credit Improved Obligations. The Collateral Manager may direct the Collateral Trustee to sell any Credit Improved Obligation at any time without restriction.

(c) Defaulted Obligations. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Trustee to sell any Defaulted Obligation, or to consummate a Bankruptcy Exchange, at any time. With respect to each Defaulted Obligation that has remained a Defaulted Obligation for a continuous period of three years after becoming a Defaulted Obligation and has not been sold or terminated during such three year period, the Market Value and the Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d) Equity Securities. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Trustee to sell any Equity Security at any time, and shall use its commercially reasonable efforts to effect the sale of any Margin Stock, regardless of price, within 45 days after receipt, unless such sale is prohibited by applicable law or contractual restriction, in which case such Margin Stock shall be sold as soon as such sale is permitted by applicable law or such contract. Any such required sale of Margin Stock may result in a lower return to the holders of the Secured Debt than if the Issuer were able to hold such Margin Stock without such a requirement to sell.

(e) Optional Redemption. After a Majority of the Subordinated Notes has directed in writing in accordance with Section 9.4 an Optional Redemption of the Secured Debt in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Collateral Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Collateral Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Collateral Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g) Clean-Up Call Redemption. After a Majority of the Subordinated Notes has directed in writing in accordance Section 9.8 a Clean-Up Call Redemption of the Secured Debt, if necessary to effect such Clean-Up Call Redemption, the Collateral Manager shall direct the Collateral Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.8(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(h) Discretionary Sales. The Collateral Manager may, on behalf of the Issuer, direct the Collateral Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if (i)(A) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(h) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 30% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be), it being understood that the foregoing limitation shall not apply to any optional or mandatory substitutions or repurchases effected by the Transferor pursuant to the Master Loan Sale Agreement and Section 12.3; and (B) if such Collateral Obligation is to be sold to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer, the Collateral Manager obtains a valuation of such Collateral Obligation in accordance with Section 12.4(a) and such Person acquires such Collateral Obligation for a price not less than the value so determined; and (ii) either:

(A) solely during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, together with Eligible Investments constituting Principal Proceeds, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Principal Balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof) of such Collateral Obligation within 30 days after such sale; or

(B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than or equal to the Reinvestment Target Par Balance.

(i) Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (vii) of the definition of “Collateral Obligation,” within 18 months after the failure of such Collateral Obligation to meet such criteria or (ii) no longer meets the criteria described in clause (vi) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet such criteria.

(j) Master Loan Sale Agreement. The Collateral Manager may direct the Collateral Trustee to sell any Collateral Obligation at any time when the Issuer is obligated to do so under the Master Loan Sale Agreement.

(k) Material Covenant Default. The Collateral Manager may direct the Collateral Trustee at any time without restriction to sell any Collateral Obligation that (i) has had a Material Covenant Default or (ii) becomes subject to a proposed Maturity Amendment.

(l) [Reserved].

(m) Stated Maturity. The Collateral Manager shall direct the Collateral Trustee to sell any Collateral Obligation in order to repay any Class of Debt at its Stated Maturity.

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may pursuant to an Issuer Order or trade ticket, subject to the other requirements in this Indenture, direct the Collateral Trustee to invest Principal Proceeds, proceeds of additional Notes issued pursuant to Section 2.13 and 3.2, amounts on deposit in the Ramp-Up Account, Principal Financed Accrued Interest and Principal Financed Capitalized Interest, and the Collateral Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Collateral Trustee to invest any amounts on behalf of the Issuer; provided that in accordance with Section 12.2(d), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a) Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (ii), (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (the “Investment Criteria”):

(i) such obligation is a Collateral Obligation;

(ii) each Coverage Test will be satisfied, or if not satisfied, will be maintained or improved;

(iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation or a Restructured Asset, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and

(v) the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period.

If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a ”Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Collateral Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Collateral Trustee that sufficient Principal Proceeds will be available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds expected to be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligation.

(b) Trading Plan Period. During the Reinvestment Period, for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (ii) no Trading Plan Period may include a Determination Date, (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (iv) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan, (v) the difference between the remaining maturity of the Collateral Obligation in the identified reinvestments with

(1) the shortest remaining maturity and (2) the longest remaining maturity is not greater than 36 months and (vi) each Collateral Obligation in the identified reinvestments has a remaining maturity of not less than six (6) months. The Collateral Manager shall provide prior written notice to each Rating Agency, the Collateral Administrator and the Collateral Trustee of (i) any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan and (ii) the occurrence of the event described in clause (z) above. The Collateral Manager will provide notice to the Collateral Administrator and the Collateral Trustee promptly after a Trading Plan is executed, and the Collateral Trustee will post such notice on the Collateral Trustee’s website, and the Collateral Trustee will report the details of any such Trading Plan provided by the Collateral Manager as part of the Monthly Report pursuant to this Indenture.

(c) Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Collateral Trustee an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.4 (provided that delivery of any trade ticket or Issuer Order will be deemed to be a certification for purposes of Section 12.2 and Section 12.4 hereunder).

(d) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

(e) Bankruptcy Exchanges. The Collateral Manager may direct the Collateral Trustee to enter into a Bankruptcy Exchange at any time. For the avoidance of doubt, the consummation of a Bankruptcy Exchange will not be required to satisfy any of the Investment Criteria.

Section 12.3 Optional Repurchase or Substitution of Collateral Obligations.

(a) Optional Substitutions.

(i) With respect to any Collateral Obligation as to which a Substitution Event has occurred, subject to the limitations set forth in this Section 12.3, the Transferor may (but shall not be obligated to) either (x) convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(ii) Any substitution pursuant to this Section 12.3(a) shall be initiated by delivery of written notice substantially in the form of Exhibit F hereto (and subject to such changes as the Collateral Manager, the Collateral Trustee and the Loan Agent may agree) (a “Notice of Substitution”) by the Transferor to the Collateral Trustee, the Loan Agent, the Issuer and the Collateral Manager that the Transferor intends to substitute a Collateral Obligation pursuant to this Section 12.3(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice or (y) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (ii)(x) or (y), as applicable, being the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto. To the extent any cash or other property received by the Issuer from the Transferor in connection with a Substitution Event pursuant to this Section 12.3 exceeds the fair market value of the replaced Collateral Obligation (as determined by the Collateral Manager on behalf of the Issuer), such excess shall be deemed a capital contribution from the Transferor to Issuer.

(iv) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution), as determined by the Collateral Manager.

(v) Prior to any substitution of a Collateral Obligation, the Collateral Manager must provide written notice thereof to each Rating Agency. The Collateral Manager on behalf of the Issuer will present each Substitute Collateral Obligation proposed to be included in the Assets to each Rating Agency within 10 Business Days of the acquisition thereof so that each Rating Agency may provide a rating and a recovery rate with respect to such Collateral Obligation; provided that (a) such Collateral Obligation may become a part of the Assets prior to the Collateral Manager’s presentment of the Collateral Obligation to each Rating Agency as described herein, (b) the Collateral Manager’s failure to present a Collateral Obligation to each Rating Agency as described herein shall not constitute an independent breach of, or default under, any Transaction Document, and (c) the Collateral Manager shall have no obligation to present a Substitute Collateral Obligation to each Rating Agency if (1) such Collateral Obligation has a public rating from each Rating Agency or (2) such Collateral Obligation has an S&P credit estimate.

(b) Repurchases. In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Transferor shall have the right, but not the obligation, to repurchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a repurchase, the Transferor shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase. The Issuer and, at the written direction of the Issuer, the Collateral Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Transferor or by the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of this Indenture. To the extent any cash or other property received by the Issuer from the Transferor in connection with such a repurchase exceeds the fair market value of the repurchased Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Issuer.

(c) Repurchase and Substitution Limit. At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Transferor pursuant to its right of optional repurchase or substitution and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to 15% of the Net Purchased Loan Balance; provided that notwithstanding the foregoing, clause (ii) above shall not include (A) if such calculation is made during the Reinvestment Period only, the Principal Balance related to any Collateral Obligation that is repurchased by the Transferor in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Transferor certifies in writing to the Collateral Manager, the Collateral Trustee and the Loan Agent that such purchase is, in the commercially reasonable business judgment of the Transferor, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies in writing to the Collateral Trustee and the Loan Agent that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement, (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by and at the option of the Issuer to the Transferor pursuant to Section 12.1(d) or Section 12.1(h) as determined as described in Section 12.1(h)(i), and (C) the Principal Balance related to any Ineligible Collateral Obligation that is repurchased or substituted by the Transferor in connection with a mandatory repurchase or substitution thereof pursuant to the Master Loan Sale Agreement. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit.”

(d) Third Party Beneficiaries. The Issuer and the Collateral Trustee agree that the Transferor shall be a third party beneficiary of this Indenture solely for purposes of this Section 12.3, and shall be entitled to rely upon and enforce such provisions of this Section 12.3 to the same extent as if it were a party hereto.

(e) Notwithstanding anything herein to the contrary, the Collateral Trustee shall have no duty or obligation to discover or make and attempt to discover, inquire about or investigate whether or not a Substitution Event has occurred or the reasons therefor, whether or not an occurrence of a breach of representation or warranty set forth in Section 4.02 of the Master Loan Sale Agreement has occurred, or whether any such breach materially and adversely affects the value of the Collateral Obligations or interests therein of the Holders or which materially and adversely affects the interests of the Holders in the related Collateral Obligations in the case of a representation and warranty relating to a particular Collateral Obligation. The Collateral Trustee shall not have any obligation to enforce the repurchase or substitution obligations of the Transferor and shall not otherwise be responsible for overseeing compliance with this Section 12.3 or the Master Loan Sale Agreement.

Section 12.4 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Sections 3 and 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that, in the case of any sale of a Collateral Obligation or an Equity Security to a Person so Affiliated, the Collateral Manager shall obtain either (x) bids for such Collateral Obligation or Equity Security from three unaffiliated loan market participants (or, if the Collateral Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Collateral Manager can obtain bids using efforts consistent with the Collateral Manager Standard), or (y) if the Collateral Manager is unable to obtain any bids for such Collateral Obligation or Equity Security from an unaffiliated loan market participant, the value as determined in accordance with clause (i)(B) of the definition of Market Value, and in either case and such Person acquires such Collateral Obligation or Equity Security for a price not less than the value so determined (or, in connection with a repurchase or substitution by the Transferor pursuant to the Master Loan Sale Agreement at the price required therein but in no event less than fair market value). In the event that the value of the Collateral Obligation or Equity Security cannot be determined in accordance with the foregoing clauses (x) or (y), then the value of such Collateral Obligation or Equity Security shall be as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard, which value shall be consented to by the Issuer through the Independent Review Party as required pursuant to Section 5 of the Collateral Management Agreement and certified by the Collateral Manager to the Collateral Trustee and such Person acquires such Collateral Obligation or Equity Security for a price not less than the value so determined (or, in connection with a repurchase or substitution by the Transferor pursuant to the Master Loan Sale Agreement at the price required therein but in no event less than fair market value). The Collateral Trustee shall have no responsibility to oversee compliance by the other parties of this Section 12.4(a).

(b) [Reserved].

(c) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Collateral Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Collateral Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(e); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Collateral Trustee of a trade ticket or Issuer Order in respect thereof that is signed by a Responsible Officer of the Collateral Manager. For the avoidance of doubt, Issuer Order shall mean to include the delivery to the Collateral Trustee, by email or otherwise in writing, of a confirmation of trade, instruction to post or to commit to the trade or similar language by the Collateral Manager, and shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions hereof, including without limitation Section 10.8 and Article XII.

(d) Notwithstanding anything contained in this Article XII or in Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Transferor shall have the right to exercise any optional repurchase or substitution rights (1) with the consent of Holders evidencing at least (i) with respect to purchases, optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Debt and (ii) with respect to purchases, optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Debt and (2) of which each Rating Agency and the Collateral Trustee have been notified.

(e) Notwithstanding anything contained in this Article XII or in Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Transferor shall not exercise any optional repurchase or substitution rights, in each case, without the consent of a Majority of the Controlling Class.

(f) So long as any Class A-1 Debt, Class A-2 Notes, Class B Notes, Class C Notes or Class D Notes remain outstanding, the Issuer will not purchase any Collateral Obligations that is not an Affiliate Originated Collateral Obligation unless the Acquisition Test is met.

Section 12.5 [Reserved].

Section 12.6 Acquisition of Restructured Assets. At any time during or after the Reinvestment Period, at the direction of the Collateral Manager, the Issuer may direct that Interest Proceeds, Principal Proceeds or amounts permitted to be used in accordance with the definition of Permitted Use be applied to the purchase or acquisition of Restructured Assets; provided that (i) Interest Proceeds may be applied to the acquisition of a Restructured Asset only if such payment would not result in an interest deferral on any Class of Secured Debt on the next following Payment Date and (ii) Principal Proceeds may be applied to the acquisition of a Restructured Asset only if, after giving effect thereto, the Aggregate Principal Balance of all Collateral Obligations plus Eligible Investments on deposit in the Collection Account and the Ramp-Up Account constituting Principal Proceeds is at least equal to the Reinvestment Target Par Balance (for purposes of which determination, any Defaulted Obligation shall be deemed to have a Principal Balance equal to its S&P Collateral Value), in each case as determined by the Collateral Manager. Notwithstanding anything to the contrary herein, the acquisition of Restructured Assets will not be required to satisfy any of the Investment Criteria.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination. (a) Anything in this Indenture, the Credit Agreement or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments. The provisions of this Section 13.1 shall not be construed to prohibit any Permitted RIC Distribution if the conditions set forth in the definition thereof for making such a distribution are satisfied.

(b) The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against or cause the Issuer to petition for bankruptcy until the payment in full of all Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c) In the event that one or more Holders causes the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in the immediately preceding paragraph, any claim that such Holder(s) have against the Issuer (including under all Secured Debt of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Secured Debt (and each claim of each other secured creditor) held by each holder of any Secured Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination).

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders of Debt shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Collateral Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Collateral Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Collateral Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Collateral Trustee, as applicable, shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

(e) The Bank (in any capacity under the Transaction Documents) shall be entitled to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Collateral Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Collateral Trustee reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder shall bind the Holder (and any transferee thereof) of such and of all Debt issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Collateral Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Collateral Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Collateral Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Collateral Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that, nothing shall prevent the Collateral Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Collateral Trustee shall be entitled to conclusively rely on the accuracy and the currency of each beneficial ownership certificate and shall have no liability for relying thereon.

Section 14.3 Notices, etc. to the Collateral Trustee, the Issuer, the Collateral Manager, the Placement Agent, the Co-Structuring Agent, the Collateral Administrator, each Rating Agency and the Bank.

(a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Collateral Trustee shall be sufficient for every purpose hereunder if (x) made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile to it at its Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Collateral Trustee, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document and (y) containing a reference to the Debt, the Issuer or this Indenture;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Issuer addressed to it at c/o PennantPark Investment Administration, LLC, 1691 Michigan Avenue, Suite 500, Miami Beach, Florida 33139, Attention: PennantPark Liability Management, email: plm@pennantpark.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii) the Transferor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Issuer addressed to it at c/o PennantPark Floating Rate Capital Ltd., 1691 Michigan Avenue, Suite 500, Miami Beach, Florida 33139, Attention: PennantPark Liability Management, email: plm@pennantpark.com, or at any other address previously furnished in writing to the parties hereto;

(iv) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Manager addressed to it at c/o PennantPark Investment Advisers, LLC, 1691 Michigan Avenue, Suite 500, Miami Beach, Florida 33139, Attention: PennantPark Liability Management, email: plm@pennantpark.com, or at any other address previously furnished in writing to the parties hereto;

(v) the Placement Agent shall be sufficient for every purpose hereunder if in writing and mailed, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to GreensLedge Capital Markets LLC, 575 Lexington Avenue, 32nd Floor, New York, NY 10022, Attention: CDO Group, or at any other address subsequently furnished in writing to the Issuer and the Collateral Trustee by the Placement Agent;

(vi) the Loan Agent and the Collateral Administrator shall be sufficient for every purpose hereunder (except as otherwise provided in Section 14.16 with respect to 17g-5 Information) if (x) in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Administrator at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE, 19890, Attention: CLO Administration – PennantPark CLO VIII, LLC, Email: PennantPark@WilmingtonTrust.com, or at any other address previously furnished in writing to the parties hereto and (y) containing a reference to the Notes, the Issuer or this Indenture;

(vii) the Administrative Service Provider shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Administrative Service Provider addressed to it at 1691 Michigan Avenue, Suite 500, Miami Beach, Florida 33139, Attention: PennantPark Liability Management, email: plm@pennantpark.com, or at any other address previously furnished in writing to the parties hereto;

(viii) the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041-0003 Attention: Structured Credit – CDO Surveillance or by electronic copy to CDO_Surveillance@spglobal.com; provided that in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Required S&P Credit Estimate Information must be submitted to creditestimates@spglobal.com ; provided, further, that any request for confirmation that the S&P Rating Condition has been satisfied as of the Effective Date must be submitted to CDOEffectiveDatePortfolios@spglobal.com; provided, further, that any inquiries regarding the S&P CDO Monitor must be submitted to CDOMonitor@spglobal.com; and

(ix) the Co-Structuring Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, addressed to KeyBanc Capital Markets Inc., 1301 Avenue of the Americas, 35th Floor, New York, New York 10019, Attention: Andrew Yuder.

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Collateral Trustee and any other Person, the Collateral Trustee’s receipt of such notice or document shall entitle the Collateral Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer, the Collateral Trustee may be provided by providing access to a website containing such information.

(d) Unless the parties hereto otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day; provided, further, that, if in any instance the intended recipient declines or opts out of the receipt acknowledgment, then such notice or communication shall be deemed to have been received on the Business Day sent or posted, if sent or posted during normal business hours on such Business Day, or if otherwise, at the opening of business on the next Business Day.

Section 14.4 Notices to Holders; Waiver. (a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event:

(i) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears on the Note Register or the Loan Register, as applicable, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(ii) such notice shall be in the English language.

(b) Notwithstanding clause (a) of this Section 14.4, a Holder may give the Collateral Trustee a written notice in a form reasonably acceptable to the Collateral Trustee that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Collateral Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Collateral Trustee’s website.

(c) Subject to the requirements of Section 14.15, the Collateral Trustee will deliver to the Holders of Debt any written information reasonably available to the Collateral Trustee without undue burden or expense or written notice received by the Collateral Trustee relating to this Indenture requested to be so delivered by at least 25% (by Aggregate Outstanding Amount) of the Holders of any Class of Debt, at the expense of the Issuer; provided that the Collateral Trustee may decline to send any such information or notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Collateral Trustee may have hereunder, (iii) applicable law or (iv) the terms of any confidentiality or non-disclosure agreement to which the Collateral Trustee is a party in connection with the performance of its duties hereunder (including, without limitation, contained in any agreement or acknowledgement governing any report, statement or certificate prepared by the Issuer’s accountants), and shall not be liable for declining to send any notice in accordance with this sentence. The Collateral Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status. The Collateral Trustee shall have no liability for such disclosure or, subject to its duties herein, the accuracy thereof.

(d) Neither the failure to mail or otherwise deliver any notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Collateral Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Collateral Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f) Notwithstanding any provision to the contrary in this Indenture or in any agreement or document related hereto, any information or documents (including, without limitation, reports, notices or supplemental indentures) required to be provided by the Collateral Trustee to Persons identified in this Section 14.4 may be provided by providing notice of and access to the Collateral Trustee’s Website containing such information or document.

(g) Any notice to be given hereunder to the Holders of Class A-1 Loans shall be provided to the Loan Agent, who shall forward such notice to the Class A-1 Lenders.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Loan Agent, the Bank in each other capacity under the Transaction Documents, the Holders and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Reserved.

Section 14.10 Governing Law. This Indenture and the Debt shall be construed in accordance with, and this Indenture and the Debt and any matters arising out of or relating in any way whatsoever to this Indenture or the Debt (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York without reference to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE HOLDERS OF THE DEBT, THE COLLATERAL TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, UNDER OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail, facsimile or other transmission method (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Trustee) shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to a Rating Agency and to comply with the provisions of this Section and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Collateral Trustee, the Collateral Administrator and each Holder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt or any other security of the Issuer in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such

Debt or security or any part thereof; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (vii) a Rating Agency or any NRSRO (subject to Section 14.17); (viii) any other Person with the consent of the Issuer and the Collateral Manager; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Collateral Trustee’s, the Loan Agent’s or the Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other Transaction Document related thereto; and provided that delivery to the Holders by the Collateral Trustee, the Loan Agent or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (v), (vi) and (ix) of this Section 14.15(a), that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Collateral Trustee, the Loan Agent and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner such Holder or beneficial owner will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of a Note, by its acceptance of Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(f)).

(b) For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Collateral Trustee, the Collateral Administrator or any Holder of Debt by or on behalf of the Issuer, the Transferor or the Collateral Manager or any of their respective affiliates in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture and the other Transaction Documents (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Collateral Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Collateral Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Collateral Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer, the Transferor or the Collateral Manager or (y) to the knowledge of the Collateral Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty or a contractual duty to the Issuer, the Transferor or the Collateral Manager; or

(iv) is allowed to be treated as non-confidential with the prior written consent of the Issuer or the Collateral Manager on behalf of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports or the disclosure of which would be prohibited by applicable law or the Underlying Documents relating to such Obligor’s Collateral Obligation.

(c) Notwithstanding the foregoing, the Collateral Trustee, the Co-Structuring Agent and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or Governmental Authority and the Collateral Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16 [Reserved].

Section 14.17 17g-5 Information. (a) The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by its or its agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on its behalf, including the Collateral Trustee and the Collateral Manager, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt (the “17g-5 Information”); provided that, no party other than the Issuer (or the Information Agent on its behalf), the Collateral Trustee or the Collateral Manager may provide information to the Rating Agencies on the Issuer’s behalf without the prior written consent of the Collateral Manager. At all times while any Debt is rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to post 17g-5 Information it receives from the Issuer, the Collateral Trustee or the Collateral Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Collateral Trustee is required to provide any information to, or communicate with, any Rating Agency in writing in accordance with its obligations under this Indenture or the Collateral Management Agreement or the Collateral Administration Agreement (as applicable), the Issuer, the Collateral Manager, the Collateral Administrator or the Collateral Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at 17g5informationprovider@wilmingtontrust.com with the subject line specifically referencing “17g-5 Information” and “PennantPark CLO VIII, LLC,” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A(f) of the Collateral Administration Agreement.

(c) To the extent any of the Issuer, the Collateral Trustee or the Collateral Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the

Information Agent for forwarding to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent by e-mail at 17g5informationprovider@wilmingtontrust.com with the subject line specifically referencing “17g-5 Information” and “PennantPark CLO VIII, LLC,” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A(f) of the Collateral Administration Agreement.

(d) The 17g-5 Information Agent shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with this Indenture and makes no representations or warranties as to the accuracy or completeness of information made available on the 17g-5 Website.

(e) All information to be made available to the Rating Agencies pursuant to Section 14.3(a) shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Collateral Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to the Issuer, the Collateral Manager, the Rating Agencies, and to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(f) Notwithstanding the requirements herein, the Collateral Trustee shall not have any obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt, with any Rating Agency or any of their respective officers, directors or employees.

(g) The Collateral Trustee shall not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Collateral Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(h) The Collateral Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party. The Collateral Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(i) Notwithstanding anything herein to the contrary, the maintenance of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.17 shall not constitute a Default or Event of Default.

Section 14.18 Escheat. Subject to applicable escheatment law, in the absence of a written request from the Issuer to return unclaimed funds to the Issuer, the Collateral Trustee may from time to time following the final Payment Date with respect to the Debt deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Collateral Trustee in its sole discretion, in accordance with the customary practices and procedures of the Collateral Trustee. Any unclaimed funds held by the Collateral Trustee pursuant to this Section 14.18 shall be held uninvested and without any liability for interest.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that the Issuer may exercise any of its rights under the Collateral Management Agreement without notice to or the consent of the Collateral Trustee (except as otherwise expressly required by this Indenture), so long as an Event of Default has not occurred and is not continuing; provided, further, that notwithstanding anything herein to the contrary, the Collateral Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto. The Collateral Trustee will be entitled to rely and be protected in relying upon all actions and omissions to act of the Collateral Manager thereafter as fully as if no Event of Default had occurred.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Collateral Trustee, including following any resignation or removal of the Collateral Manager.

(c) Upon the retirement of the Debt, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Collateral Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Collateral Trustee as representative of the Noteholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Collateral Trustee.

(iii) The Collateral Manager shall deliver to the Collateral Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without satisfaction of the Global Rating Agency Condition and obtaining the consent of a Majority of the Controlling Class and a Majority of the Subordinated Notes (voting separately by Class); provided that no such Global Rating Agency Condition or consent will be required in connection with any amendment thereto the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities, (ii) conform the Collateral Management Agreement to the final Offering Circular, the Collateral Administration Agreement or this Indenture or (iii) comply with any changes in law.

(v) Except as otherwise set forth herein and therein (including pursuant to Section 8 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture, the repayment in full of the Class A-1 Loans incurred pursuant to the Credit Agreement and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period then in effect plus one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action (including filing proofs of claim) prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of their properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g) The Issuer and the Collateral Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture for purposes of this Article XV, and shall be entitled to rely upon and enforce such provisions of this Article XV to the same extent as if it were a party hereto.

[Remainder of Page Intentionally Blank - Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

PENNANTPARK CLO VIII, LLC, as Issuer

By: PennantPark Investment Advisers, LLC, its Designated Manager

By:	/s/ Jeffrey S. Sion
Name: Jeffrey S. Sion
Title: Authorized Signatory

Indenture and Security Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Ann Cung
Name: Ann Cung
Title: Vice President

Indenture and Security Agreement

Schedule 1

SCHEDULE OF COLLATERAL OBLIGATIONS

[Schedule begins on next page]

S-1-1

Asset	Lien	Par
A1 Garage Merger Sub, LLC	First Lien	1,516,080
Amsive Holding Corporation (f/k/a Vision Purchaser Corporation)	First Lien	7,000,000
Applied Technical Services, LLC	First Lien	6,043,453
Blackhawk Industrial Distribution, Inc.	First Lien	5,308,672
By Light Professional IT Services, LLC	First Lien	7,000,000
Cartessa Aesthetics, LLC	First Lien	7,000,000
Compex Legal Services, Inc.	First Lien	7,000,000
Graffiti Buyer, Inc.	First Lien	1,065,867
HW Holdco, LLC	First Lien	2,604,918
Inception Fertility Ventures, LLC	First Lien	8,000,000
Infolinks Media Buyco, LLC	First Lien	2,914,604
Integrity Marketing Acquisition, LLC	First Lien	7,000,000
Kinetic Purchaser, LLC	First Lien	7,000,000
LAV Gear Holdings, Inc.	First Lien	6,075,654
Lightspeed Buyer Inc.	First Lien	8,000,000
LJ Avalon Holdings, LLC	First Lien	1,100,755
Loving Tan Intermediate II, Inc.	First Lien	7,000,000
Mars Acquisition Holdings Corp.	First Lien	3,815,443
Mission Critical Electronics	First Lien	767,005
Municipal Emergency Services, Inc.	First Lien	243,272
NORA Acquisition, LLC	First Lien	8,000,000
One Stop Mailing, LLC	First Lien	3,774,838
Quantic Electronics, LLC	First Lien	1,983,204
Questex, LLC	First Lien	674,626
Riverpoint Medical, LLC	First Lien	5,130,563
Riverside Assessments, LLC	First Lien	7,000,000
Sigma Defense Systems, LLC	First Lien	7,000,000
Spendmend Holdings LLC	First Lien	2,056,240
System Planning and Analysis, Inc. (f/k/a Management Consulting & Research, LLC)	First Lien	7,000,000
Teneo Holdings LLC	First Lien	2,997,736
TWS Acquisition Corporation	First Lien	3,740,290
Tyto Athene, LLC	First Lien	5,887,915
Wildcat Buyerco, Inc.	First Lien	6,668,827
Pacific Purchaser, LLC	First Lien	5,000,000
ACP Avenu, LLC	First Lien	5,797,969
Medina Health, LLC	First Lien	7,000,000
Plimpton & Hills	First Lien	8,000,000
Carisk	First Lien	5,500,000
Watchtower	First Lien	7,000,000
Aeronix	First Lien	7,000,000
Lynx	First Lien	7,000,000
TransGo	First Lien	7,000,000
Omnia	First Lien	6,500,000
BiggerPockets	First Lien	7,000,000
AFC	First Lien	3,865,376
Targeted Pet Care	First Lien	7,000,000
Security101	First Lien	7,000,000
Summit	First Lien	1,994,924
Pegasus Steel	First Lien	7,000,000
Carnegie Dartlet	First Lien	7,000,000

Schedule 2

CALCULATION OF S&P EQUIVALENT DIVERSITY SCORE

“S&P Equivalent Diversity Score” means the sum of each of the Industry Diversity Scores for each S&P Industry Classification, which are calculated as follows:

(a) An “Issuer Par Amount” is calculated for each Obligor in respect of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all the Collateral Obligations issued by that Obligor and all its affiliates.

(b) An “Average Par Amount” is calculated by dividing the sum of the Issuer Par Amounts for all Obligors by the number of Obligors; provided that, for purposes of calculating the Average Par Amount, any affiliated Obligors in the same S&P Industry Classification will be considered one Obligor.

(c) An “Equivalent Unit Score” is calculated for each Obligor by taking the lesser of (a) one and (b) the Issuer Par Amount for such Obligor divided by the Average Par Amount.

(d) An “Aggregate Industry Equivalent Unit Score” is then calculated for each S&P Industry Classification, by adding the Equivalent Unit Scores for each Obligor in such S&P Industry Classification.

(e) An “Industry Diversity Score” is determined for each S&P Industry Classification by reference to the S&P Equivalent Diversity Score Table set forth below for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, then the Industry Diversity Score for that industry will be the lower of the two Diversity Scores in the table.

S&P Equivalent Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800

S-2-1

S&P Equivalent Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

S-2-2

Schedule 3

S&P INDUSTRY CLASSIFICATIONS

Asset Type Code	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas, and Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction and Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
3210000	Air Freight and Logistics
3220000	Passenger airlines
3230000	Marine transportation
3240000	Ground transportation
3250000	Transportation Infrastructure
4011000	Automobile Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel, and Luxury Goods
4210000	Hotels, Restaurants, and Leisure
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4430000	Broadline retail
4440000	Specialty Retail
5020000	Consumer staples distribution and retail
5110000	Beverages

S-3-1

Asset Type Code	Description
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal care products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7110000	Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Diversified REITS
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage, and Peripherals
8130000	Electronic Equipment, Instruments, and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools and Services
9551729	Health Care Technology
9612010	Professional services
9622292	Residential REITs
9622294	Industrial REITs
9622295	Hotel and resort REITs
9622296	Office REITs
9622297	Health care REITs
9622298	Retail REITs
9622299	Specialized REITs

S-3-2

PROJECT FINANCE

Asset Type Code	Description
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport
PF1000-PF1099	Reserved

S-3-3

Schedule 4

MOODY’S RATING DEFINITIONS

“Moody’s Derived Rating” means, with respect to a Collateral Obligation whose Moody’s Rating cannot otherwise be determined pursuant to the definitions thereof, such Moody’s Rating shall be determined as set forth below:

(i) By using any one of the methods provided below:

(i) if such Collateral Obligation is rated by S&P, then the Moody’s Rating of such Collateral Obligation will be determined, at the election of the Collateral Manager, pursuant to the following table:

Obligation Category of Rated Obligation	Rating by S&P (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of Rating by S&P

Not Structured Finance Obligation	greater than or equal to BBB-	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Obligation	less than BB+	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(ii) if such Collateral Obligation is not rated by S&P but another security or obligation of the Obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (ii)(A) above, and the Moody’s Rating of such Collateral Obligation will be determined by treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (ii)(B) and adjusting the rating of the related Moody’s rated obligations of the related Obligor by the number of rating subcategories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating

Senior secured obligation	greater than or equal to B2	-1

Senior secured obligation	less than B2	-2

Subordinated obligation	greater than or equal to B3	+1

Subordinated obligation	less than B3	0

S-4-1

(ii) if such Collateral Obligation is a DIP Collateral Obligation, no Moody’s Derived Rating may be determined based on a rating by S&P or any other rating agency.

“Moody’s Rating” means, with respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) with respect to a Collateral Obligation that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s, upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation;

(ii) with respect to a Collateral Obligation that is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, if not determined pursuant to clause (i) above, if the obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating notched up by one notch;

(iii) with respect to a Collateral Obligation, if not determined pursuant to clause (i) or (ii) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Senior Secured Loan, the Moody’s rating that is two notches higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion;

(iv) with respect to a Collateral Obligation other than a Senior Secured Loan or Participation Interest in a Senior Secured Loan (if not determined pursuant to clause (i), (ii) or (iii) above), if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating notched down by one notch;

(v) with respect to a Collateral Obligation other than a Senior Secured Loan or Participation Interest in a Senior Secured Loan (if not determined pursuant to clause (i), (ii), (iii) or (iv) above), if the Obligor of such Collateral Obligation has one or more subordinated obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation notched up by one notch as selected by the Collateral Manager in its sole discretion;

(vi) with respect to a Collateral Obligation, if not determined pursuant to clause (i), (ii), (iii), (iv) or (v) above, the Moody’s Derived Rating; and

(vii) with respect to a Collateral Obligation, if not determined pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above, then “Caa3” if such Collateral Obligation is a Senior Secured Loan or Participation Interest in a Senior Secured Loan, and “B3” if such Collateral Obligation is not a Senior Secured Loan or Participation Interest in a Senior Secured Loan.

S-4-2

For purposes of the definitions of “Moody’s Derived Rating” and “Moody’s Rating,” any credit estimate assigned by Moody’s shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if Moody’s fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer’s behalf has submitted to Moody’s all information that the Issuer or the Collateral Manager believed in good faith was required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation, (2) after 60 days until the earlier to occur of the 90th day or such time as Moody’s renews the credit estimate for such Collateral Obligation the Collateral Obligation will be treated as having been downgraded by one rating subcategory (but in no event lower than “Caa1”), (3) after 90 days until the earlier to occur of the 120th day or such time as Moody’s renews the credit estimate for such Collateral Obligation the Collateral Obligation will be deemed to have a Moody’s rating of “Caa1,” and (4) after 120 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa3.”

S-4-3

Schedule 5

S&P RECOVERY RATE TABLES

Section 1.

(a) (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rate of “1” through “6,” the recovery range indicated in the S&P published report therefor):

		Initial Liability Rating
S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P Published Reports*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100	75	85	88	90	92	95
1	95	70	80	84	87.5	91	95
1	90	65	75	80	85	90	95
2	85	62.5	72.5	77.5	83	88	92
2	80	60	70	75	81	86	89
2	75	55	65	70.5	77	82.5	84
2	70	50	60	66	73	79	79
3	65	45	55	61	68	73	74
3	60	40	50	56	63	67	69
3	55	35	45	51	58	63	64
3	50	30	40	46	53	59	59
4	45	28.5	37.5	44	49.5	53.5	54
4	40	27	35	42	46	48	49
4	35	23.5	30.5	37.5	42.5	43.5	44
4	30	20	26	33	39	39	39
5	25	17.5	23	28.5	32.5	33.5	34
5	20	15	20	24	26	28	29
5	15	10	15	19.5	22.5	23.5	24
5	10	5	10	15	19	19	19
6	5	3.5	7	10.5	13.5	14	14
6	0	2	4	6	8	9	9
		Recovery Rate*

*	If a recovery range is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of ‘1’ through ‘6,’ the lowest range for the applicable recovery rating will be assumed.

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S-5-1

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	—%	—%	—%	—%	—%	—%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	—%	—%	—%	—%	—%	—%
	Recovery rate

S-5-2

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued a Senior Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery rate

S-5-3

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	—%	—%	—%	—%	—%	—%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans[4]
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First-Lien Last-Out Loans, Unsecured Loans, Senior Secured Notes[5]
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

[4]

For purposes of determining the S&P Recovery Rate, a Senior Secured Note shall be deemed to be a Senior Secured Loan if such Senior Secured Note, if it were a loan, would satisfy the definition of Senior Secured Loan.

[5]

Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans in the table above and the Aggregate Principal Balance of all Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above

S-5-4

Group A:

Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K. and United States

Group B:	Brazil, Czech Republic, Mexico, Poland and South Africa
Group C:	Dubai International Finance Center, Greece, Kazakhstan, Russian Federation, Turkey, Ukraine, United Arab Emirates, Vietnam and others not included in Group A or Group B

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan or a Senior Secured Note secured solely or primarily by common stock or other equity interests, such Collateral Obligation shall be deemed to be an Unsecured Loan.

S-5-5

Section 2. S&P CDO Monitor

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
Weighted	35.00	40.00	45.00	50.00
Average S&P	35.10	40.10	45.10	50.10
Recovery Rate	35.20	40.20	45.20	50.20
	35.30	40.30	45.30	50.30
	35.40	40.40	45.40	50.40
	35.50	40.50	45.50	50.50
	35.60	40.60	45.60	50.60
	35.70	40.70	45.70	50.70
	35.80	40.80	45.80	50.80
	35.90	40.90	45.90	50.90
	36.00	41.00	46.00	51.00
	36.10	41.10	46.10	51.10
	36.20	41.20	46.20	51.20
	36.30	41.30	46.30	51.30
	36.40	41.40	46.40	51.40
	36.50	41.50	46.50	51.50
	36.60	41.60	46.60	51.60
	36.70	41.70	46.70	51.70
	36.80	41.80	46.80	51.80
	36.90	41.90	46.90	51.90
	37.00	42.00	47.00	52.00
	37.10	42.10	47.10	52.10
	37.20	42.20	47.20	52.20
	37.30	42.30	47.30	52.30
	37.40	42.40	47.40	52.40
	37.50	42.50	47.50	52.50
	37.60	42.60	47.60	52.60
	37.70	42.70	47.70	52.70
	37.80	42.80	47.80	52.80
	37.90	42.90	47.90	52.90
	38.00	43.00	48.00	53.00
	38.10	43.10	48.10	53.10
	38.20	43.20	48.20	53.20
	38.30	43.30	48.30	53.30
	38.40	43.40	48.40	53.40
	38.50	43.50	48.50	53.50
	38.60	43.60	48.60	53.60
	38.70	43.70	48.70	53.70
	38.80	43.80	48.80	53.80
	38.90	43.90	48.90	53.90
	39.00	44.00	49.00	54.00
	39.10	44.10	49.10	54.10

S-5-6

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	39.20	44.20	49.20	54.20
	39.30	44.30	49.30	54.30
	39.40	44.40	49.40	54.40
	39.50	44.50	49.50	54.50
	39.60	44.60	49.60	54.60
	39.70	44.70	49.70	54.70
	39.80	44.80	49.80	54.80
	39.90	44.90	49.90	54.90
	40.00	45.00	50.00	55.00
	40.10	45.10	50.10	55.10
	40.20	45.20	50.20	55.20
	40.30	45.30	50.30	55.30
	40.40	45.40	50.40	55.40
	40.50	45.50	50.50	55.50
	40.60	45.60	50.60	55.60
	40.70	45.70	50.70	55.70
	40.80	45.80	50.80	55.80
	40.90	45.90	50.90	55.90
	41.00	46.00	51.00	56.00
	41.10	46.10	51.10	56.10
	41.20	46.20	51.20	56.20
	41.30	46.30	51.30	56.30
	41.40	46.40	51.40	56.40
	41.50	46.50	51.50	56.50
	41.60	46.60	51.60	56.60
	41.70	46.70	51.70	56.70
	41.80	46.80	51.80	56.80
	41.90	46.90	51.90	56.90
	42.00	47.00	52.00	57.00
	42.10	47.10	52.10	57.10
	42.20	47.20	52.20	57.20
	42.30	47.30	52.30	57.30
	42.40	47.40	52.40	57.40
	42.50	47.50	52.50	57.50
	42.60	47.60	52.60	57.60
	42.70	47.70	52.70	57.70
	42.80	47.80	52.80	57.80
	42.90	47.90	52.90	57.90
	43.00	48.00	53.00	58.00
	43.10	48.10	53.10	58.10
	43.20	48.20	53.20	58.20
	43.30	48.30	53.30	58.30
	43.40	48.40	53.40	58.40
	43.50	48.50	53.50	58.50

S-5-7

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	43.60	48.60	53.60	58.60
	43.70	48.70	53.70	58.70
	43.80	48.80	53.80	58.80
	43.90	48.90	53.90	58.90
	44.00	49.00	54.00	59.00
	44.10	49.10	54.10	59.10
	44.20	49.20	54.20	59.20
	44.30	49.30	54.30	59.30
	44.40	49.40	54.40	59.40
	44.50	49.50	54.50	59.50
	44.60	49.60	54.60	59.60
	44.70	49.70	54.70	59.70
	44.80	49.80	54.80	59.80
	44.90	49.90	54.90	59.90
	45.00	50.00	55.00	60.00
	45.10	50.10	55.10	60.10
	45.20	50.20	55.20	60.20
	45.30	50.30	55.30	60.30
	45.40	50.40	55.40	60.40
	45.50	50.50	55.50	60.50
	45.60	50.60	55.60	60.60
	45.70	50.70	55.70	60.70
	45.80	50.80	55.80	60.80
	45.90	50.90	55.90	60.90
	46.00	51.00	56.00	61.00
	46.10	51.10	56.10	61.10
	46.20	51.20	56.20	61.20
	46.30	51.30	56.30	61.30
	46.40	51.40	56.40	61.40
	46.50	51.50	56.50	61.50
	46.60	51.60	56.60	61.60
	46.70	51.70	56.70	61.70
	46.80	51.80	56.80	61.80
	46.90	51.90	56.90	61.90
	47.00	52.00	57.00	62.00
	47.10	52.10	57.10	62.10
	47.20	52.20	57.20	62.20
	47.30	52.30	57.30	62.30
	47.40	52.40	57.40	62.40
	47.50	52.50	57.50	62.50
	47.60	52.60	57.60	62.60
	47.70	52.70	57.70	62.70
	47.80	52.80	57.80	62.80
	47.90	52.90	57.90	62.90

S-5-8

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
	48.00	53.00	58.00	63.00
	48.10	53.10	58.10	63.10
	48.20	53.20	58.20	63.20
	48.30	53.30	58.30	63.30
	48.40	53.40	58.40	63.40
	48.50	53.50	58.50	63.50
	48.60	53.60	58.60	63.60
	48.70	53.70	58.70	63.70
	48.80	53.80	58.80	63.80
	48.90	53.90	58.90	63.90
	49.00	54.00	59.00	64.00
	49.10	54.10	59.10	64.10
	49.20	54.20	59.20	64.20
	49.30	54.30	59.30	64.30
	49.40	54.40	59.40	64.40
	49.50	54.50	59.50	64.50
	49.60	54.60	59.60	64.60
	49.70	54.70	59.70	64.70
	49.80	54.80	59.80	64.80
	49.90	54.90	59.90	64.90
	50.00	55.00	60.00	65.00
		55.10	60.10	65.10
		55.20	60.20	65.20
		55.30	60.30	65.30
		55.40	60.40	65.40
		55.50	60.50	65.50
		55.60	60.60	65.60
		55.70	60.70	65.70
		55.80	60.80	65.80
		55.90	60.90	65.90
		56.00	61.00	66.00
		56.10	61.10	66.10
		56.20	61.20	66.20
		56.30	61.30	66.30
		56.40	61.40	66.40
		56.50	61.50	66.50
		56.60	61.60	66.60
		56.70	61.70	66.70
		56.80	61.80	66.80
		56.90	61.90	66.90
		57.00	62.00	67.00
		57.10	62.10	67.10
		57.20	62.20	67.20
		57.30	62.30	67.30

S-5-9

Liability Rating	“AAA”	“AA”	“A”	“BBB-”
		57.40	62.40	67.40
		57.50	62.50	67.50
		57.60	62.60	67.60
		57.70	62.70	67.70
		57.80	62.80	67.80
		57.90	62.90	67.90
		58.00	63.00	68.00
		58.10	63.10	68.10
		58.20	63.20	68.20
		58.30	63.30	68.30
		58.40	63.40	68.40
		58.50	63.50	68.50
		58.60	63.60	68.60
		58.70	63.70	68.70
		58.80	63.80	68.80
		58.90	63.90	68.90
		59.00	64.00	69.00
		59.10	64.10	69.10
		59.20	64.20	69.20
		59.30	64.30	69.30
		59.40	64.40	69.40
		59.50	64.50	69.50
		59.60	64.60	69.60
		59.70	64.70	69.70
		59.80	64.80	69.80
		59.90	64.90	69.90
		60.00	65.00	70.00

For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

The applicable weighted average spread will be the spread between 3.50% and 7.50% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

S-5-10

4. S&P Region Classifications

Country Name	Country Code	Region	Recovery Group
Afghanistan	93	Asia: India, Pakistan, and Afghanistan	C
Albania	355	Europe: Eastern	C
Algeria	213	Middle East: MENA	C
Andorra	376	Europe: Western	C
Angola	244	Africa: Sub-Saharan	C
Anguilla	1264	Americas: Other Central and Caribbean	C
Antigua	1268	Americas: Other Central and Caribbean	C
Argentina	54	Americas: Mercosur and Southern Cone	C
Armenia	374	Europe: Russia & CIS	C
Aruba	297	Americas: Other Central and Caribbean	C
Ascension	247	Africa: Southern	C
Australia	61	Asia-Pacific: Australia and New Zealand	A
Austria	43	Europe: Western	A
Azerbaijan	994	Europe: Russia & CIS	C
Bahamas	1242	Americas: Other Central and Caribbean	C
Bahrain	973	Middle East: Gulf States	C
Bangladesh	880	Asia: Other South	C
Barbados	246	Americas: Other Central and Caribbean	C
Belarus	375	Europe: Russia & CIS	C
Belgium	32	Europe: Western	A
Belize	501	Americas: Other Central and Caribbean	C
Benin	229	Africa: Sub-Saharan	C
Bermuda	441	Americas: Other Central and Caribbean	C
Bhutan	975	Asia: Other South	C
Bolivia	591	Americas: Andean	C
Bosnia and Herzegovina	387	Europe: Eastern	C
Botswana	267	Africa: Southern	C
Brazil	55	Americas: Mercosur and Southern Cone	B
British Virgin Islands	284	Americas: Other Central and Caribbean	C
Brunei	673	Asia: Southeast, Korea, and Japan	C
Bulgaria	359	Europe: Eastern	C
Burkina Faso	226	Africa: Sub-Saharan	C
Burundi	257	Africa: Sub-Saharan	C
Cambodia	855	Asia: Southeast, Korea, and Japan	C
Cameroon	237	Africa: Sub-Saharan	C
Canada	2	Americas: U.S. and Canada	A
Cape Verde Islands	238	Africa: Sub-Saharan	C
Cayman Islands	345	Americas: Other Central and Caribbean	C
Central African Republic	236	Africa: Sub-Saharan	C
Chad	235	Africa: Sub-Saharan	C
Chile	56	Americas: Mercosur and Southern Cone	C
China	86	Asia: China, Hong Kong, Taiwan	C
Colombia	57	Americas: Andean	C
Comoros	269	Africa: Sub-Saharan	C

S-5-11

Country Name	Country Code	Region	Recovery Group
Congo-Brazzaville	242	Africa: Sub-Saharan	C
Congo-Kinshasa	243	Africa: Sub-Saharan	C
Cook Islands	682	Asia-Pacific: Australia and New Zealand	C
Costa Rica	506	Americas: Other Central and Caribbean	C
Cote d’Ivoire	225	Africa: Sub-Saharan	C
Croatia	385	Europe: Eastern	C
Cuba	53	Americas: Other Central and Caribbean	C
Curacao	599	Americas: Other Central and Caribbean	C
Cyprus	357	Europe: Western	C
Czech Republic	420	Europe: Central	B
Denmark	45	Europe: Western	A
Djibouti	253	Africa: Eastern	C
Dominica	767	Americas: Other Central and Caribbean	C
Dominican Republic	809	Americas: Other Central and Caribbean	C
East Timor	670	Asia: Southeast, Korea and Japan	C
Ecuador	593	Americas: Andean	C
Egypt	20	Middle East: MENA	C
El Salvador	503	Americas: Other Central and Caribbean	C
Equatorial Guinea	240	Africa: Sub-Saharan	C
Eritrea	291	Africa: Eastern	C
Estonia	372	Europe: Central	C
Ethiopia	251	Africa: Eastern	C
Fiji	679	Asia-Pacific: Islands	C
Finland	358	Europe: Western	A
France	33	Europe: Western	A
French Guiana	594	Americas: Other Central and Caribbean	C
French Polynesia	689	Asia-Pacific: Islands	C
Gabonese Republic	241	Africa: Sub-Saharan	C
Gambia	220	Africa: Sub-Saharan	C
Georgia	995	Europe: Russia & CIS	C
Germany	49	Europe: Western	A
Ghana	233	Africa: Sub-Saharan	C
Greece	30	Europe: Western	C
Grenada	473	Americas: Other Central and Caribbean	C
Guadeloupe	590	Americas: Other Central and Caribbean	C
Guatemala	502	Americas: Other Central and Caribbean	C
Guinea	224	Africa: Sub-Saharan	C
Guinea-Bissau	245	Africa: Sub-Saharan	C
Guyana	592	Americas: Other Central and Caribbean	C
Haiti	509	Americas: Other Central and Caribbean	C
Honduras	504	Americas: Other Central and Caribbean	C
Hong Kong	852	Asia: China, Hong Kong, Taiwan	A
Hungary	36	Europe: Central	C
Iceland	354	Europe: Western	C
India	91	Asia: India, Pakistan and Afghanistan	C
Indonesia	62	Asia: Southeast, Korea and Japan	C
Iran	98	Middle East: Gulf States	C

S-5-12

Country Name	Country Code	Region	Recovery Group
Iraq	964	Middle East: Gulf States	C
Ireland	353	Europe: Western	A
Isle of Man	101	Europe: Western	C
Israel	972	Middle East: MENA	A
Italy	39	Europe: Western	A
Jamaica	876	Americas: Other Central and Caribbean	C
Japan	81	Asia: Southeast, Korea and Japan	A
Jordan	962	Middle East: MENA	C
Kazakhstan	8	Europe: Russia & CIS	C
Kenya	254	Africa: Eastern	C
Kiribati	686	Asia-Pacific: Islands	C
Kosovo	383	Europe: Eastern	C
Kuwait	965	Middle East: Gulf States	C
Kyrgyzstan	996	Europe: Russia & CIS	C
Laos	856	Asia: Southeast, Korea and Japan	C
Latvia	371	Europe: Central	C
Lebanon	961	Middle East: MENA	C
Lesotho	266	Africa: Southern	C
Liberia	231	Africa: Sub-Saharan	C
Libya	218	Middle East: MENA	C
Liechtenstein	102	Europe: Western	C
Lithuania	370	Europe: Central	C
Luxembourg	352	Europe: Western	A
Macedonia	389	Europe: Eastern	C
Madagascar	261	Africa: Sub-Saharan	C
Malawi	265	Africa: Sub-Saharan	C
Malaysia	60	Asia: Southeast, Korea and Japan	C
Maldives	960	Asia: Other South	C
Mali	223	Africa: Sub-Saharan	C
Malta	356	Europe: Western	C
Martinique	596	Americas: Other Central and Caribbean	C
Mauritania	222	Africa: Sub-Saharan	C
Mauritius	230	Africa: Southern	C
Mexico	52	Americas: Mexico	B
Micronesia	691	Asia-Pacific: Islands	C
Moldova	373	Europe: Russia & CIS	C
Monaco	377	Europe: Western	C
Mongolia	976	Europe: Russia & CIS	C
Montenegro	382	Europe: Eastern	C
Montserrat	664	Americas: Other Central and Caribbean	C
Morocco	212	Middle East: MENA	C
Mozambique	258	Africa: Sub-Saharan	C
Myanmar	95	Asia: Southeast, Korea and Japan	C
Namibia	264	Africa: Southern	C
Nauru	674	Asia-Pacific: Islands	C
Nepal	977	Asia: Other South	C
Netherlands	31	Europe: Western	A

S-5-13

Country Name	Country Code	Region	Recovery Group
New Caledonia	687	Asia-Pacific: Islands	C
New Zealand	64	Asia-Pacific: Australia and New Zealand	A
Nicaragua	505	Americas: Other Central and Caribbean	C
Niger	227	Africa: Sub-Saharan	C
Nigeria	234	Africa: Sub-Saharan	C
North Korea	850	Asia: Southeast, Korea and Japan	C
Norway	47	Europe: Western	A
Oman	968	Middle East: Gulf States	C
Pakistan	92	Asia: India, Pakistan and Afghanistan	C
Palau	680	Asia-Pacific: Islands	C
Palestinian Settlements	970	Middle East: MENA	C
Panama	507	Americas: Other Central and Caribbean	C
Papua New Guinea	675	Asia-Pacific: Islands	C
Paraguay	595	Americas: Mercosur and Southern Cone	C
Peru	51	Americas: Andean	C
Philippines	63	Asia: Southeast, Korea and Japan	C
Poland	48	Europe: Central	B
Portugal	351	Europe: Western	A
Qatar	974	Middle East: Gulf States	C
Romania	40	Europe: Eastern	C
Russia	7	Europe: Russia & CIS	C
Rwanda	250	Africa: Sub-Saharan	C
Samoa	685	Asia-Pacific: Islands	C
Sao Tome & Principe	239	Africa: Sub-Saharan	C
Saudi Arabia	966	Middle East: Gulf States	C
Senegal	221	Africa: Sub-Saharan	C
Serbia	381	Europe: Eastern	C
Seychelles	248	Africa: Southern	C
Sierra Leone	232	Africa: Sub-Saharan	C
Singapore	65	Asia: Southeast, Korea and Japan	A
Slovak Republic	421	Europe: Central	C
Slovenia	386	Europe: Western	C
Solomon Islands	677	Asia-Pacific: Islands	C
Somalia	252	Africa: Eastern	C
South Africa	27	Africa: Southern	B
South Korea	82	Asia: Southeast, Korea and Japan	C
Spain	34	Europe: Western	A
Sri Lanka	94	Asia: Other South	C
St. Helena	290	Africa: Southern	C
St. Kitts/Nevis	869	Americas: Other Central and Caribbean	C
St. Lucia	758	Americas: Other Central and Caribbean	C
St. Vincent & Grenadines	784	Americas: Other Central and Caribbean	C
Sudan	249	Africa: Eastern	C
Suriname	597	Americas: Other Central and Caribbean	C
Swaziland	268	Africa: Southern	C
Sweden	46	Europe: Western	A
Switzerland	41	Europe: Western	A

S-5-14

Country Name	Country Code	Region	Recovery Group
Syrian Arab Republic	963	Middle East: MENA	C
Taiwan	886	Asia: China, Hong Kong, Taiwan	C
Tajikistan	992	Europe: Russia & CIS	C
Tanzania/Zanzibar	255	Africa: Sub-Saharan	C
Thailand	66	Asia: Southeast, Korea and Japan	C
Togo	228	Africa: Sub-Saharan	C
Tonga	676	Asia-Pacific: Islands	C
Trinidad & Tobago	868	Americas: Other Central and Caribbean	C
Tunisia	216	Middle East: MENA	C
Turkey	90	Europe: Eastern	C
Turkmenistan	993	Europe: Russia & CIS	C
Turks & Caicos	649	Americas: Other Central and Caribbean	C
Tuvalu	688	Asia-Pacific: Islands	C
Uganda	256	Africa: Sub-Saharan	C
Ukraine	380	Europe: Russia & CIS	C
United Arab Emirates	971	Middle East: Gulf States	C
United Kingdom	44	Europe: Western	A
Uruguay	598	Americas: Mercosur and Southern Cone	C
USA	1	Americas: U.S. and Canada	A
Uzbekistan	998	Europe: Russia & CIS	C
Vanuatu	678	Asia-Pacific: Islands	C
Venezuela	58	Americas: Andean	C
Vietnam	84	Asia: Southeast, Korea, and Japan	C
Western Sahara	1212	Middle East: MENA	C
Yemen	967	Middle East: Gulf States	C
Zambia	260	Africa: Sub-Saharan	C
Zimbabwe	263	Africa: Sub-Saharan	C

S-5-15

Schedule 6

[RESERVED]

S-6-16

Schedule 7

S&P CDO MONITOR FORMULA DEFINITIONS

As used for purposes of the S&P CDO Monitor Test, the following terms have the meanings set forth below:

“S&P CDO Monitor Adjusted BDR”: The rate equal to:

BDR multiplied by (OP divided by NP) plus (NP minus OP) divided by (NP multiplied by (1 minus WARR)),

where

Term	Meaning

BDR	S&P CDO Monitor BDR

OP	Target Initial Par Amount

NP	the sum of the Collateral Principal Amount and the S&P Collateral Value of all Defaulted Obligations

WARR	Weighted Average S&P Recovery Rate

“S&P CDO Monitor BDR”: As of any date of determination, the rate equal to the sum of (A) 0.089536, (B) the product of (x) 3.121153 and (y) the Weighted Average Floating Spread and (C) the product of (x) 1.231175 and (y) the Weighted Average S&P Recovery Rate.

“S&P CDO Monitor SDR”: The rate equal to:

0.247621 plus (SPWARF divided by 9162.65) minus (DRD divided by 16757.2) minus (ODM divided by 7677.8) minus (IDM divided by 2177.56) minus (RDM divided by 34.0948) plus (WAL divided by 27.3896),

where

Term	Meaning

SPWARF	S&P Weighted Average Rating Factor

DRD	Default Rate Dispersion

ODM	Obligor Diversity Measure

IDM	Industry Diversity Measure

RDM	Regional Diversity Measure

WAL	S&P Weighted Average Life

“Default Rate Dispersion”: As of any date of determination, the number equal to (a) the sum of the products calculated with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher by multiplying (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Weighted Average Rating Factor and (ii) the outstanding Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“Industry Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each S&P Industry Classification, of (i) the outstanding Principal Balance of each Collateral Obligation with an S&P Rating of “CCC-” or higher, the Obligor of which is categorized in such S&P Industry Classification, divided by (ii) the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

S-7-1

“Obligor Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each Obligor, of (i) the outstanding Principal Balance of each Collateral Obligation of such Obligor with an S&P Rating of “CCC-” or higher divided by (ii) the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“Regional Diversity Measure”: As of any date of determination, the number equal to (A) the reciprocal of (B) the sum of the squares, determined with respect to each S&P Region Classification, of (i) the outstanding Principal Balance of each Collateral Obligation with an S&P Rating of “CCC-” or higher, the Obligor of which is categorized in such S&P Region Classification, divided by (ii) the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Weighted Average Life”: As of any date of determination, the number equal to (A) the sum of the products, determined with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher, of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of such Collateral Obligation multiplied by (ii) the outstanding Principal Balance of such Collateral Obligation, divided by (B) the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Weighted Average Rating Factor”: As of any date of determination, the number equal to (A) the sum of the products, determined with respect to each Collateral Obligation with an S&P Rating of “CCC-” or higher, of (i) the S&P Rating Factor of such Collateral Obligation multiplied by (ii) the outstanding Principal Balance of such Collateral Obligation divided by (B) the aggregate outstanding Principal Balance on such date of all Collateral Obligations with an S&P Rating of “CCC-” or higher.

“S&P Rating Factor”: With respect to any Collateral Obligation, the S&P rating factor corresponding to the S&P Rating of such Collateral Obligation in the following table:

S&P Rating	S&P rating factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1,233.63
BB-	1,565.44
B+	1,982.00
B	2,859.50
B-	3,610.11
CCC+	4,641.00
CCC	5,293.00
CCC-	5,751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

S-7-2

EXHIBIT A-1

FORM OF GLOBAL SECURED NOTE

[RULE 144A][TEMPORARY REGULATION S][REGULATION S] GLOBAL NOTE

REPRESENTING

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE

2036

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) IF THIS IS A SECURED NOTE ONLY, TO A QUALIFIED PURCHASER THAT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) IN RELIANCE ON THE EXEMPTION PROVIDED IN REGULATION S, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS NOT A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

A-1-1

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE COLLATERAL TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN

A-1-2

LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.]1

[1]	Insert into the Class C Notes and the Class D Notes.

A-1-3

PENNANTPARK CLO VIII, LLC

[RULE 144A][TEMPORARY REGULATION S][REGULATION S] GLOBAL SECURED NOTE REPRESENTING

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] [FLOATING] RATE NOTES DUE 2036

[R][S-[1][2]] CUSIP No.: [_] ISIN: [_]	Up to U.S.$[_]

PennantPark CLO VIII, LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date occurring in April 2036 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the eighteenth (18th) day of January, April, July and October of each year, commencing on the Payment Date in July 2024 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Term SOFR Rate (or such Fallback Rate that is selected to replace the Term SOFR Rate in accordance with the Indenture) plus [2.30]2[2.70]3[2.90]4[3.90]5[5.90]6% per annum [(or the Re-Pricing Rate if this Note has been subject to a Re-Pricing)]7 on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. Payment of principal of this Note may only occur in accordance with the Priority of Payments. The principal of this Note shall be payable no later than the Stated Maturity unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	Applicable only to the Class A-1 Notes.

[3]	Applicable only to the Class A-2 Notes.

[4]	Applicable only to the Class B Notes.

[5]	Applicable only to the Class C Notes.

[6]	Applicable only to the Class D Notes.

[7]	Applicable only to the Class B Notes, the Class C Notes and the Class D.

A-1-4

[Any interest on this Note that is not paid when due by operation of the Priority of Payments will be deferred and will bear interest at the Interest Rate applicable to the Class [C][D] Notes.]8

Unless the certificate of authentication hereon has been executed by the Collateral Trustee or the Authenticating Agent by the manual facsimile or electronic signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1][A-2][B][C][D] [Senior] Secured [Deferrable] Floating Rate Notes due 2036 (the “Class [A-1][A-2][B][C][D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture and security agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”, which term includes any successor Collateral Trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Collateral Trustee, and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

[This Note is subject to Re-Pricing as set forth in Section 9.7 of the Indenture. The Holders of the Notes will be provided notice of the Re-Pricing and the opportunity to consent thereto. The Non-Consenting Holders will be subject to Mandatory Tender and transfer to transferees designated by, or on behalf of, the Issuer, or may be redeemed by the Issuer, in each case at the applicable Re-Pricing Sale Price.]9

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to mandatory redemption if any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, Optional Redemption, Tax Redemption, Clean-Up Call Redemption and Special Redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture. In connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption in whole or of any Class of Notes in connection with the Refinancing of such Class, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

Transfers of this [Rule 144A][Temporary Regulation S][Regulation S] Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

[Interests in this [Rule 144A][Regulation S] Global Note will be transferable in accordance with DTC’s rules and procedures in use at such time. Interests in this [Rule 144A][Regulation S] Global Note may be exchanged for an interest in, or transferred to a transferee acquiring a Certificated Note or taking an interest in a [Rule 144A][Regulation S] Global Note, subject to and in accordance with the restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture.]10

[8]	Applicable only to the Class C Notes and the Class D Notes.
[9]	Applicable only to the Class B Notes, the Class C Notes and the Class D Notes.
[10]	Applicable only to the Rule 144A Notes and the Regulation S Notes.

A-1-5

[This Note is a Temporary Regulation S Global Note. Interests in this Temporary Regulation S Global Note may be exchanged on or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes as provided in the Indenture for interests in a permanent Regulation S Global Note of the same issue and Stated Maturity and of an aggregate principal amount equal to the amount so exchanged. The permanent Regulation S Global Note shall be so issued and delivered in exchange for this Temporary Regulation S Global Note. Upon acceptance of this Temporary Regulation S Global Note, the beneficial owner or owners of this Temporary Regulation S Global Note will be deemed to certify that they are Qualified Purchasers that are not U.S. persons as defined in Regulation S under the Securities Act.]11

The Issuer, the Collateral Trustee, and any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Collateral Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Collateral Trustee nor any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Collateral Trustee, shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Notes of this Class may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Note, this [Rule 144A][Temporary Regulation S][Regulation S] Global Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Notes of this Class will be issued in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Secured Debt, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

[11]	Applicable only to the Temporary Regulation S Notes.

A-1-6

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PENNANTPARK CLO VIII, LLC

By:	PennantPark Investment Advisers, LLC, its
Designated Manager

By:
Name:
Title:

A-1-7

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

Dated: February 22, 2024

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

A-1-8

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Secured Notes represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Note on the Closing Date is U.S.$[•]. The following exchanges, redemptions of or increase in the whole or a part of the Secured Notes represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Note	Part of principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Note exchanged/redeemed / increased	Remaining principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Note following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer
$[_]

A-1-9

ASSIGNMENT FORM

For value received

does hereby sell, assign, and transfer to

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Collateral Trustee with full power of substitution in the premises.

Date: __________________	Your Signature

(Sign exactly as your name appears in the security)

Signature Guaranteed*:

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

EXHIBIT A-2

FORM OF CERTIFICATED SECURED NOTE

CERTIFICATED SECURED NOTE

REPRESENTING

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE

2036

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A UNDER THE SECURITIES ACT OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A UNDER THE SECURITIES ACT THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) IF THIS IS A SECURED NOTE ONLY, TO A QUALIFIED PURCHASER THAT IS A NON-U.S. PERSON (AS DEFINED IN REGULATION S) IN RELIANCE ON THE EXEMPTION PROVIDED IN REGULATION S, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS NOT A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

A-2-1

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE COLLATERAL TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER AND COLLATERAL MANAGER ARE RELYING ON THE FOREGOING AS A MATERIAL INDUCEMENT TO ENTER THIS TRANSACTION AND OTHERWISE WOULD NOT ENGAGE IN THIS TRANSACTION.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER.]1

[1]	Insert into the Class C Notes and the Class D Notes.

A-2-2

PENNANTPARK CLO VIII, LLC

CERTIFICATED NOTE

representing

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE

2036

C-[_] CUSIP No.: [_]	U.S.$[__]

PennantPark CLO VIII, LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to [_] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [_] United States Dollars (U.S.$[_]) on the Payment Date in April 2036 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the eighteenth (18th) day of January, April, July and October of each year, commencing on the Payment Date in July 2024 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Term SOFR Rate (or such Fallback Rate that is selected to replace the Term SOFR Rate in accordance with the Indenture) plus [2.30]2[2.70]3[2.90]4[3.90]5[5.90]6% per annum [(or the Re-Pricing Rate if this Note has been subject to a Re-Pricing)]7 on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. Payment of principal of this Note may only occur in accordance with the Priority of Payments. The principal of this Note shall be payable no later than the Stated Maturity unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	Applicable only to the Class A-1 Notes.

[3]	Applicable only to the Class A-2 Notes.

[4]	Applicable only to the Class B Notes.

[5]	Applicable only to the Class C Notes.

[6]	Applicable only to the Class D Notes.

[7]	Applicable only to the Class B Notes, the Class C Notes and the Class D.

A-2-3

[Any interest on this Note that is not paid when due by operation of the Priority of Payments will be deferred and will bear interest at the Interest Rate applicable to the Class [C][D] Notes.]8

Unless the certificate of authentication hereon has been executed by the Collateral Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1][A-2][B][C][D] [Senior] Secured [Deferrable] Floating Rate Notes due 2036 (the “Class [A-1][A-2][B][C][D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture and security agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”, which term includes any successor Collateral Trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Collateral Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to mandatory redemption if any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, Optional Redemption, Tax Redemption, Clean-Up Call Redemption and Special Redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture. In connection with any Tax Redemption, Clean-Up Call Redemption or Optional Redemption in whole or of any Class of Notes in connection with the Refinancing of such Class, holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

[This Note is subject to Re-Pricing as set forth in Section 9.7 of the Indenture. The Holders of the Notes will be provided notice of the Re-Pricing and the opportunity to consent thereto. The Notes subject to Re-Pricing held by the Holders that do not consent to such Re-Pricing will be redeemed with the proceeds of an issuance of Re-Pricing Replacement Notes, in each case, at their applicable Re-Pricing Sale Prices.]9

This Note may be transferred to a transferee acquiring Certificated Notes, to a transferee taking an interest in a Rule 144A Global Note or to a transferee taking an interest in a Regulation S Global Note, subject to and in accordance with the restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture.

The Issuer, the Collateral Trustee, and any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Collateral Trustee, may treat the Person in whose name this Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Collateral Trustee nor any agent of the Issuer, including the Note Registrar and the Paying Agent, or the Collateral Trustee, shall be affected by notice to the contrary.

[8]	Applicable only to the Class C Notes and the Class D Notes.
[9]	Applicable only to the Class B Notes, the Class C Notes and the Class D Notes.

A-2-4

The Notes of this Class will be issued in minimum denominations of $250,000 and integral multiples of $1.00 in excess thereof.

If an Event of Default shall occur and be continuing, the Notes of this Class may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Title to Notes shall pass by registration in the Note Register kept by the Note Registrar, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings or other similar Proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Secured Debt, or, if longer, any applicable preference period then in effect plus one day following such payment in full.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

A-2-5

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PENNANTPARK CLO VIII, LLC

By: PennantPark Investment Advisers, LLC, its
Designated Manager

By:
Name:
Title:

A-2-6

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

Dated: February 22, 2024

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

A-2-7

ASSIGNMENT FORM

For value received

does hereby sell, assign, and transfer to

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Collateral Trustee with full power of substitution in the premises.

Date: __________________	Your Signature

(Sign exactly as your name appears in the security)

Signature Guaranteed*:

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-8

EXHIBIT A-3

FORM OF RULE 144A GLOBAL SUBORDINATED NOTE

RULE 144A GLOBAL SUBORDINATED NOTE

representing

SUBORDINATED NOTES DUE 2036

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS BOTH (I) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (II) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) IN RELIANCE ON AN EXEMPTION FROM SECURITIES ACT REGISTRATION THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

EACH PURCHASER OF THIS SUBORDINATED NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT, FOR SO LONG AS IT HOLDS THIS SUBORDINATED NOTE OR ANY INTEREST THEREIN, THAT (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, AND (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS SUBORDINATED NOTE OR AN INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY SUBORDINATED NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER AND THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY OTHER PLAN LAW (“SIMILAR LAW”) AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

A-3-1

NO TRANSFER OF AN INTEREST IN A SUBORDINATED NOTE TO A PERSON THAT IS A BENEFIT PLAN INVESTOR WILL BE PERMITTED, AND THE COLLATERAL TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A SUBORDINATED NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A BENEFIT PLAN INVESTOR, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN THE SUBORDINATED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (I) A QUALIFIED INSTITUTIONAL BUYER AND ALSO (II) A QUALIFIED PURCHASER TO SELL ITS INTEREST IN THIS NOTE, MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER, OR MAY ASSIGN SUCH NOTE A SEPARATE CUSIP OR CUSIPS.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS SUBORDINATED NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS SUBORDINATED NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATED TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED DEBT AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE.

A-3-2

PENNANTPARK CLO VIII, LLC

RULE 144A GLOBAL SUBORDINATED NOTE

representing

SUBORDINATED NOTES DUE 2036

Up to U.S.$[●]

[R][S]-1

[date]

CUSIP No.: [__]

ISIN No.: [__]

PENNANTPARK CLO VIII, LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Subordinated Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A hereto on the Payment Date in April 2036 (the “Stated Maturity”) except as provided below and in the Indenture.

The obligations of the Issuer under the Secured Debt and the Indenture are limited recourse obligations of the Issuer and the obligations of the Issuer under the Subordinated Notes are non-recourse obligations of the Issuer payable solely from proceeds of the Collateral Obligations and the other Assets, and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer under or in connection with the Indenture after such realization shall be extinguished and shall not thereafter revive. The Subordinated Notes are not secured under the Indenture, and the Holders of the Subordinated Notes are not Secured Parties. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

The principal of each Subordinated Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Subordinated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of the Secured Debt as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Collateral Trustee (as defined below) or the Authenticating Agent by the manual, facsimile or electronic signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2036 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture and security agreement dated as of February 22, 2024 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”) between the Issuer and Wilmington Trust, National Association, as Collateral Trustee (the “Collateral Trustee”, which term includes any successor Collateral Trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Collateral Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

A-3-3

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Debt, at the written direction of the Collateral Manager (with the consent of a Majority of the Subordinated Notes) or a Majority of the Subordinated Notes.

Transfers of this Rule 144A Global Subordinated Note shall be limited to transfers hereof in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee, except as otherwise set forth in the Indenture.

Interests in this Rule 144A Global Subordinated Note will be transferable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Subordinated Notes subject to and in accordance with the restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture.

The Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee shall treat the Person in whose name this Subordinated Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving distributions of Principal Proceeds and Interest Proceeds on such Subordinated Note and on any other date for all other purposes whatsoever (whether or not such Subordinated Note is overdue), and neither the Issuer nor the Collateral Trustee nor any agent of the Issuer or the Collateral Trustee shall be affected by notice to the contrary.

Interests in this Rule 144A Global Subordinated Note may be exchanged for an interest in the corresponding Certificated Subordinated Note, subject to the restrictions as set forth in the Indenture. This Rule 144A Global Subordinated Note is subject to mandatory exchange for Certificated Subordinated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this Rule 144A Global Subordinated Note, this Rule 144A Global Subordinated Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Subordinated Notes will be issued in minimum denominations of U.S.$650,000 and integral multiples of U.S.$1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Subordinated Note, but the Issuer, the Registrar or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Collateral Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee with such signature guaranteed by an “eligible guarantor institution” in accordance with the Indenture.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows –

A-3-4

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.

PENNANTPARK CLO VIII, LLC

By:	PennantPark Investment Advisers, LLC, its
Designated Manager

By:
Name:
Title:

A-3-5

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

A-3-6

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Subordinated Notes represented by this Rule 144A Global Subordinated Note on the Closing Date is U.S.$[•]. The following exchanges, redemptions of or increase in the whole or a part of the Subordinated Notes represented by this Rule 144A Global Subordinated Note have been made:

Date exchange/ increase made	Original principal amount of this Rule 144A Global Subordinated Note	Part of principal amount of this Rule 144A Global Subordinated Note exchanged/redeemed/ increased	Remaining principal amount of this Rule 144A Global Subordinated Note following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer

A-3-7

EXHIBIT A-4

FORM OF CERTIFICATED SUBORDINATED NOTE

CERTIFICATED SUBORDINATED NOTE

SUBORDINATED NOTES DUE 2036

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS BOTH (I) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (II) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) IN RELIANCE ON AN EXEMPTION FROM SECURITIES ACT REGISTRATION THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

EACH PURCHASER OF THIS SUBORDINATED NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT, FOR SO LONG AS IT HOLDS THIS SUBORDINATED NOTE OR ANY INTEREST THEREIN, THAT (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, AND (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS SUBORDINATED NOTE OR AN INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY SUBORDINATED NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER AND THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY OTHER PLAN LAW (“SIMILAR LAW”) AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.

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NO TRANSFER OF AN INTEREST IN A SUBORDINATED NOTE TO A PERSON THAT IS A BENEFIT PLAN INVESTOR WILL BE PERMITTED, AND THE COLLATERAL TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A SUBORDINATED NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A BENEFIT PLAN INVESTOR, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN THE SUBORDINATED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN THIS NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (I)(A) A QUALIFIED INSTITUTIONAL BUYER OR (B) AN ACCREDITED INVESTOR AND ALSO (II) A QUALIFIED PURCHASER TO SELL ITS INTEREST IN THIS NOTE, MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER, OR MAY ASSIGN SUCH NOTE A SEPARATE CUSIP OR CUSIPS.

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATED TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED DEBT AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

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PENNANTPARK CLO VIII, LLC

CERTIFICATED SUBORDINATED NOTE

representing

SUBORDINATED NOTES DUE 2036

U.S.$[__]

C-1

[date]

CUSIP No.: [•]

ISIN No.: [•]

PENNANTPARK CLO VIII, LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to [•] or registered assigns, upon presentation and surrender of this Subordinated Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [•] United States Dollars (U.S.$[•]) on the Payment Date in April 2036 (the “Stated Maturity”) except as provided below and in the Indenture.

The obligations of the Issuer under the Secured Debt and the Indenture are limited recourse obligations of the Issuer and the obligations of the Issuer under the Subordinated Notes are non-recourse obligations of the Issuer payable solely from proceeds of the Collateral Obligations and the other Assets, and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer under or in connection with the Indenture after such realization shall be extinguished and shall not thereafter revive. The Subordinated Notes are not secured under the Indenture, and the Holders of the Subordinated Notes are not Secured Parties. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

The principal of each Subordinated Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Subordinated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of the Secured Debt as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Collateral Trustee (as defined below) or the Authenticating Agent by the manual or facsimile signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2036 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued and to be issued under an indenture and security agreement dated as of February 22, 2024 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”) between the Issuer and Wilmington Trust, National Association, as Collateral Trustee (the “Collateral Trustee”, which term includes any successor Collateral Trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Collateral Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

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Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Debt, at the written direction of the Collateral Manager (with the consent of a Majority of the Subordinated Notes) or a Majority of the Subordinated Notes.

This Certificated Subordinated Note may be transferred to a transferee acquiring Certificated Subordinated Notes or to a transferee taking an interest in a Rule 144A Global Subordinated Note, subject to and in accordance with the restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture.

The Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee shall treat the Person in whose name this Subordinated Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving distributions of Principal Proceeds and Interest Proceeds on such Subordinated Note and on any other date for all other purposes whatsoever (whether or not such Subordinated Note is overdue), and neither the Issuer nor the Collateral Trustee nor any agent of the Issuer or the Collateral Trustee shall be affected by notice to the contrary.

The Subordinated Notes will be issued in minimum denominations of U.S.$650,000 and integral multiples of U.S.$1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar.

No service charge shall be made for registration of transfer or exchange of this Subordinated Note, but the Issuer, the Registrar or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Collateral Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee with such signature guaranteed by an “eligible guarantor institution” in accordance with the Indenture.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE INDENTURE AND THE NOTES AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THE INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

- signature page follows -

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.

PENNANTPARK CLO VIII, LLC

By:	PennantPark Investment Advisers, LLC, its
Designated Manager

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

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ASSIGNMENT FORM

For value received

does hereby sell, assign, and transfer to

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within security and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the security on the books of the Collateral Trustee with full power of substitution in the premises.

Date:	Your Signature
(Sign exactly as your name appears in the security)

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE 144A GLOBAL SECURED NOTE OR CERTIFICATED SECURED NOTE TO REGULATION S GLOBAL SECURED NOTE

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (“Issuer”); Class [A-1][A-2][B][C][D] Notes due 2036 (the “Notes”)

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $_________ Aggregate Outstanding Amount of Notes which are held in the form of a [Rule 144A Global Secured Note representing Class [A-1][A-2][B][C][D] Notes with DTC] [Certificated Secured Class [A-1][A-2][B][C][D] Notes] in the name of ______________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Regulation S Global Secured Note representing Class [A-1][A-2][B][C][D] Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ____________ (the “Transferee”) in accordance with Regulation S and the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and the Offering Circular defined in the Indenture relating to such Notes and that:

1. the offer of the Notes was not made to a person in the United States;

2. at the time the buy order was originated, the Transferee was a Qualified Purchaser that was not a “U.S. person” (as defined in Regulation S) or the Transferor and any person acting on its behalf reasonably believed that the Transferee was a Qualified Purchaser that was not a “U.S. person” (as defined in Regulation S);

3. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. the Transferee (and any account on behalf of the Transferee that is purchasing the Notes) is a Qualified Purchaser that is not a “U.S. person” (as defined in Regulation S).

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The Transferor understands that the Issuer, the Collateral Trustee, the Note Registrar, the Transfer Agent and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By: ______________________________________
Name:
Title:

Dated: __________, ____

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

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EXHIBIT B-2

FORM OF PURCHASER REPRESENTATION LETTER FOR CLASS [A-1][A-2][B][C][D][SUBORDINATED] CERTIFICATED NOTES

[DATE]

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (“Issuer”); Class [A-1][A- 2][B][C][D][Subordinated] Notes due 2036

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$__________ Aggregate Outstanding Amount of Class [A-1][A- 2][B][C][D][Subordinated] Notes (the “Notes”), in the form of one or more Certificated Notes [payable to ______________ (the “Purchaser”)] [to effect the transfer of the Notes to ___________ (the “Transferee”)].

In connection with such request, and in respect of such Notes, the [Purchaser/Transferee] does hereby certify that the Notes are being [purchased/transferred] (i) in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture (including the Exhibits referenced therein), and (ii) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the [Purchaser/Transferee] hereby represents, warrants and covenants for the benefit of the Issuer and their counsel as follows:

1. It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture (and the Exhibits referenced therein) and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is either (a) a “qualified purchaser” as defined in the 1940 Act, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or (b) in the case of the Secured Notes only, a “qualified purchaser” (as defined in the 1940 Act) or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is not a “U.S. person” (as defined in Regulation S) and is acquiring the Notes outside the United States in reliance on the exemption from registration provided by Regulation S. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that Issuer has not been registered as an investment company under the 1940 Act and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

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2. In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Placement Agent, the Co-Structuring Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers and transferees of the Notes); (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Co-Structuring Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates; (iv) it was not formed for the purpose of investing in the Notes; (v) it will hold and transfer at least the Minimum Denomination of such Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3. (i) It is either (a) a “qualified purchaser” (as defined in the 1940 Act) or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (1) a “qualified institutional buyer” as defined in Rule 144A that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (2) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or (b) in the case of the Secured Notes only, a “qualified purchaser” (as defined in the 1940 Act) or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is not a “U.S. person” (as defined in Regulation S) and is acquiring the Notes outside the United States in reliance on the exemption from registration provided by Regulation S; (ii) it is acquiring the Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (iv) it will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

4. (A) In the case of a purchase or transfer of the Secured Notes, it represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of ERISA, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan subject to any Other Plan Law, its acquisition, holding and disposition of such Notes do not and will not constitute or give rise to a non-exempt violation of any Other Plan Law.

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(B) In the case of Subordinated Notes, it represents that: (A) for so long as it holds such Subordinated Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor , and (B) if such person is a governmental, church, non-U.S. or other plan, (1) it is not, and for so long as it holds such Subordinated Note or interest therein it will not be, subject to any Similar Law, and (2) its acquisition, holding and disposition of such Subordinated Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law.

5. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

6. It will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

7. In the case of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes, it represents and agrees that:

(i) if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code),

(a) it is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); and (2) not a “10 percent shareholder” with respect to the Issuer (or, for so long as the Subordinated Notes are held by a single beneficial owner, such beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to any beneficial owners of the Subordinated Notes within the meaning of Section 881(c)(3)(C) of the Code; or

(b) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

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(c) it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income tax of payments on the Notes; and

(ii) it will provide the Issuer and the Collateral Trustee with certifications necessary to establish that it is not subject to U.S. federal withholding tax under FATCA; and

(iii) if it is a beneficial owner of the Notes, for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

8. It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Secured Debt issued pursuant to the Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect. It further agrees to the subordination provision set forth in Section 13.1(c) of the Indenture.

9. (a) (i) The express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider, the Custodian or the Calculation Agent.

10. It agrees that the Issuer may compel any beneficial owner of Re-Pricing Eligible Notes that does not consent to a Re-Pricing with respect to its Notes pursuant to the applicable terms of this Indenture to sell its interest in the Notes, or may sell such interest in the Notes on behalf of such beneficial owner and may in the case of a Re-Pricing redeem such Notes.

11. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance.

12. It agrees to provide the Issuer, the Collateral Trustee and their agents with all documentation and information required for the Issuer to achieve AML Compliance, and to update or replace such documentation and information promptly, as necessary.

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13. In the case of Subordinated Notes, it represents and agrees that:

(i) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and will provide a properly completed and signed IRS Form W-9 (or applicable successor form). It understands and acknowledges that failure to provide the Issuer or the Collateral Trustee with the applicable tax certifications may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes; and

(ii) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired, and no holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of, transfer or convey in any manner a Subordinated Note (or any interest therein) or other equity interest in the Issuer or cause a Subordinated Note or other equity interest in the Issuer to be marketed, (1) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations or (2) if such acquisition would cause the combined number of holders of Subordinated Notes and any equity interests in the Issuer to be held by more than 90 persons; and

(iii) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Debt or other equity interests in the Issuer (including the amount of distributions on such Debt or such equity interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704 1(a)(2)(i)(B); and

(iv) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect holders of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and any other equity interests of the Issuer held by such person and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes (or any other equity interests in the Issuer) is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h); and

(v) it may not transfer all or any portion of the Subordinated Notes unless: (1) the Person to which it transfers such Subordinated Notes agrees to be bound by the restrictions, conditions, representations, warranties, and covenants set forth in this paragraph 13, and (2) such transfer does not violate this paragraph 13.

Any transfer made in violation of this paragraph 13, or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Subordinated Notes are transferred shall become a Transferee unless such Person agrees to be bound by this paragraph 13. However, notwithstanding the immediately preceding sentence, a transfer in violation of this paragraph 13 shall be permitted if the Issuer obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that the transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

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14. In the case of Subordinated Notes, it hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Purchaser, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Purchaser to take any such adjustment into account directly. To the fullest extent permitted by law, each Purchaser of Subordinated Notes hereby agrees to indemnify the Issuer for the Purchaser’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Transferee’s share of the income of the Issuer or attributable to distributions to such Purchaser.

15. In the event such Transferee owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes.

16. In the event such Transferee owns 100% of the Subordinated Notes, such Transferee will not sell, transfer, assign, participate, pledge or otherwise dispose of any Debt unless it obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

17. It will provide notice to each Person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture, including the Exhibits referenced therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

B-2-6

Name of Purchaser:

Dated:

By: ___________________________________
Name:
Title:

Outstanding principal amount of Class [_____] Notes: U.S.$[___________]

Taxpayer identification number:

Address for notices: Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone: FAO:

Facsimile: Attention:

Attention:

Denominations of certificates (if more than one):

Registered name:

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-2-7

EXHIBIT B-3

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF REGULATION S GLOBAL SECURED NOTE OR CERTIFICATED NOTE TO RULE 144A GLOBAL SECURED NOTE

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (“Issuer”); Class [A-1][A-2][B][C][D] Notes due 2036

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $__________ Aggregate Outstanding Amount of Notes (the “Notes”) which are held in the form of a [Regulation S Global Secured Note representing Class [A-1][A-2][B][C][D] Notes with DTC] [Certificated Class [A-1][A-2][B][C][D] Notes] in the name of ____________________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Secured Note representing Class [A-1][A-2][B][C][D] Notes.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to _______________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture (including the Exhibits referenced therein) and the Offering Circular relating to such Notes and (ii) Rule 144A and it reasonably believes that the Transferee is purchasing the Notes for its own account, is a Qualified Purchaser and a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Collateral Trustee, the Note Registrar, the Transfer Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By: ______________________________________
Name:
Title:

B-3-1

Dated: __________, ____

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-3-2

EXHIBIT B-4

FORM OF TRANSFEREE CERTIFICATE FOR

RULE 144A GLOBAL SECURED NOTE

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (“Issuer”); Class [A-1][A-2][B][C][D] Notes due 2036

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$________ Aggregate Outstanding Amount of Class [A-1][A-2][B][C][D] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Rule 144A Global Note of such Class pursuant to Section 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and (ii) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and their counsel as follows:

1. It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture (including the Exhibits referenced therein) and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is either (a) a “qualified purchaser” as defined in the 1940 Act, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or (b) not a “U.S. person” (as defined in Regulation S) and is acquiring the Notes outside the United States in reliance on the exemption from registration provided by Regulation S. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that the Issuer has not been registered as an investment company under the 1940 Act and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

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2. In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers and transferees of the Notes); (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates; (iv) it was not formed for the purpose of investing in the Notes; (v) it will hold and transfer at least the Minimum Denomination of such Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3. (i) It is a “qualified purchaser” (as defined in the 1940 Act) or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is a “qualified institutional buyer” as defined in Rule 144A that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A; (ii) it is acquiring the Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (iv) it will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

4. It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of ERISA, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan subject to any Other Plan Law, its acquisition, holding and disposition of such Notes do not and will not constitute or give rise to a non-exempt violation of any Other Plan Law.

5. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

B-4-2

6. It will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

7. It represents and agrees that, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it:

(i) is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); and (2) not a “10 percent shareholder” with respect to the Issuer (or, for so long as the Subordinated Notes are held by a single beneficial owner, such beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to any beneficial owners of the Subordinated Notes within the meaning of Section 881(c)(3)(C) of the Code; or

(ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(iii) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income tax of payments on the Notes.

8. It will provide the Issuer and the Collateral Trustee with certifications necessary to establish that it is not subject to U.S. federal withholding tax under FATCA.

9. If it is a beneficial owner of the Notes, for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

10. It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Debt issued pursuant to the Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect. It further agrees to the subordination provision set forth in Section 13.1(c) of the Indenture.

11. (a) (i) The express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider, the Custodian or the Calculation Agent.

B-4-3

12. It agrees that the Issuer may compel any beneficial owner of Re-Pricing Eligible Notes that does not consent to a Re-Pricing with respect to its Notes pursuant to the applicable terms of this Indenture to sell its interest in the Notes, or may sell such interest in the Notes on behalf of such beneficial owner and may in the case of a Re-Pricing redeem such Notes.

13. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance.

14. It understands that the Issuer, the Collateral Trustee and the Placement Agent will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

15. It will provide notice to each Person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture, including the Exhibits referenced therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

B-4-4

Name of Purchaser:

Dated:

By:
Name:
Title:

Aggregate Outstanding Amount of Notes: U.S.$[________________]

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-4-5

EXHIBIT B-5

FORM OF TRANSFEREE CERTIFICATE FOR REGULATION S GLOBAL SECURED NOTE

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (“Issuer”); Class [A-1][A-2][B][C][D] Notes due 2036

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 (the “Indenture”) between the Issuer and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$__________ Aggregate Outstanding Amount of Class [A-1][A-2][B][C][D] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Regulation S Global Note of such Class pursuant to Section 2.5(e) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and (ii) pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and their counsel that it is a Qualified Purchaser that is a non-“U.S. person” (as defined in Regulation S) acquiring the Notes outside the United States in reliance on the exemption from Securities Act registration provided by Regulation S.

The Transferee further represents, warrants and agrees for the benefit of the Issuer and their counsel as follows:

1. It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is either (a) a “qualified purchaser” as defined in the 1940 Act, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or (b) not a “U.S. person” (as defined in Regulation S) and is acquiring the Notes outside the United States in reliance on the exemption from registration provided by Regulation S. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that the Issuer has not been registered as an investment company under the 1940 Act and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

B-5-1

2. In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers and transferees of the Notes); (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates; (iv) it was not formed for the purpose of investing in the Notes; (v) it will hold and transfer at least the Minimum Denomination of such Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3. (i) It is a Qualified Purchaser that is not a “U.S. person” (as defined in Regulation S) and is acquiring the Notes outside the United States in reliance on the exemption from registration provided by Regulation S; (ii) it is acquiring the Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (iv) it will provide notice of the relevant transfer restrictions, representations, warranties and agreements to subsequent transferees.

4. It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in Section 3(42) of ERISA, its acquisition, holding and disposition of such Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan subject to any Other Plan Law, its acquisition, holding and disposition of such Notes do not and will not constitute or give rise to a non-exempt violation of any Other Plan Law.

5. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

6. It will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable

B-5-2

the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

7. It represents and agrees that, if it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it:

(i) is: (1) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code); and (2) not a “10 percent shareholder” with respect to the Issuer (or, for so long as the Subordinated Notes are held by a single beneficial owner, such beneficial owner of the Subordinated Notes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to any beneficial owners of the Subordinated Notes within the meaning of Section 881(c)(3)(C) of the Code; or

(ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(iii) is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income tax of payments on the Notes.

8. It will provide the Issuer and the Collateral Trustee with certifications necessary to establish that it is not subject to U.S. federal withholding tax under FATCA.

9. If it is a beneficial owner of the Notes, for U.S. federal income tax purposes, it is not a member of an “expanded group” (as defined in Treasury Regulations Section 1.385-1(c)(4)) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

10. It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Secured Debt issued pursuant to the Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect. It further agrees to the subordination provision set forth in Section 13.1(c) of the Indenture.

11. (a) (i) The express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider, the Custodian or the Calculation Agent.

B-5-3

12. It agrees that the Issuer may compel any beneficial owner of Re-Pricing Eligible Notes that does not consent to a Re-Pricing with respect to its Notes pursuant to the applicable terms of this Indenture to sell its interest in the Notes, or may sell such interest in the Notes on behalf of such beneficial owner and may in the case of a Re-Pricing redeem such Notes.

13. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance.

14. It understands that the Issuer, the Collateral Trustee and the Placement Agent will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

15. It will provide notice to each Person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture, including the Exhibits referenced therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

B-5-4

Name of Purchaser:

Dated:

By:
Name:
Title:

Aggregate Outstanding Amount of Notes: U.S.$[__________]

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-5-5

EXHIBIT B-6

FORM OF TRANSFEROR CERTIFICATE FOR

RULE 144A GLOBAL SUBORDINATED NOTES

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (the “Issuer”) Subordinated Notes due 2036 (the “Notes”)

Reference is hereby made to the Indenture and Security Agreement dated as of February 22, 2024 between the Issuer and Wilmington Trust, National Association, as Collateral Trustee (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$[______] aggregate principal amount of Notes which are held in the form of one or more Certificated Subordinated Notes in the name of [______] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Subordinated Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ____________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and the Offering Circular relating to such Notes and (ii) Rule 144A under the U.S. Securities Act of 1933, as amended, and it reasonably believes that the Transferee is purchasing the Notes for its own account or an account with respect to which the Transferee exercises sole investment discretion and the Transferee and any such account is a Qualified Institutional Buyer, in a transaction meeting the requirements of Rule 144A, that is also a Qualified Purchaser and (iii) any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator or any of their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By: _______________________________
Name:
Title:

Date: _____________

cc:	PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-6-1

EXHIBIT B-7

FORM OF TRANSFEREE CERTIFICATE FOR

RULE 144A GLOBAL SUBORDINATED NOTES

[DATE]

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (the “Issuer”) Subordinated Notes due 2036 (the “Notes”)

Reference is hereby made to the Indenture and Security Agreement, dated as of February 22, 2024, between the Issuer and Wilmington Trust, National Association, as Collateral Trustee (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in Indenture.

This letter relates to U.S.$ _______ Aggregate Outstanding Amount of the Rule 144A Global Subordinated Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a beneficial interest in a Certificated Subordinated Note pursuant to Section 2.5(g)(ii) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and (ii) pursuant to an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and their counsel as follows:

1. It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture (and the Exhibits referenced therein) and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is either a “qualified purchaser” as defined in the 1940 Act, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. It understands that Issuer has not been registered as an investment company under the 1940 Act and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

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2. In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers and transferees of the Notes); (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates; (iv) it was not formed for the purpose of investing in the Notes; (v) it will hold and transfer at least the Minimum Denomination of such Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3. It will treat the Issuer, and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

4. It will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

5. It represents that: (A) for so long as it holds such Subordinated Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor, and (B) if such person is a governmental, church, non-U.S. or other plan, (1) for so long as it holds such Subordinated Note or interest therein it will not be subject to any Similar Law, and (2) its acquisition, holding and disposition of such Subordinated Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law.

6. It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Secured Debt issued pursuant to the Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect. It further agrees to the subordination provision set forth in Section 13.1(c) of the Indenture.

B-7-2

7. (a) (i) The express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider, the Custodian or the Calculation Agent.

8. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance.

9. It agrees to provide the Issuer, the Collateral Trustee and their agents with all documentation and information required for the Issuer to achieve AML Compliance, and to update or replace such documentation and information promptly, as necessary.

10. It understands that the Issuer, the Collateral Trustee and the Placement Agent will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

11. It represents and agrees that:

(i) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and will provide a properly completed and signed IRS Form W-9 (or applicable successor form). It understands and acknowledges that failure to provide the Issuer or the Collateral Trustee with the applicable tax certifications may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes; and

(ii) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired, and no holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of, transfer or convey in any manner a Subordinated Note (or any interest therein) or other equity interest in the Issuer or cause a Subordinated Note or other equity interest in the Issuer to be marketed, (1) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations or (2) if such acquisition would cause the combined number of holders of Subordinated Notes and any equity interests in the Issuer to be held by more than 90 persons; and

(iii) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Debt or other equity interests in the Issuer (including the amount of distributions on such Debt or such equity interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704 1(a)(2)(i)(B); and

B-7-3

(iv) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect holders of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and any other equity interests of the Issuer held by such person and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes (or any other equity interests in the Issuer) is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h); and

(v) it may not transfer all or any portion of the Subordinated Notes unless: (1) the Person to which it transfers such Subordinated Notes agrees to be bound by the restrictions, conditions, representations, warranties, and covenants set forth in this paragraph 11, and (2) such transfer does not violate this paragraph 11.

Any transfer made in violation of this paragraph 11, or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Subordinated Notes are transferred shall become a Transferee unless such Person agrees to be bound by this clause (iii). However, notwithstanding the immediately preceding sentence, a transfer in violation of this clause (iii) shall be permitted if the Issuer obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that the transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

12. It hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Transferee, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Transferee to take any such adjustment into account directly. To the fullest extent permitted by law, each Transferee of Subordinated Notes hereby agrees to indemnify the Issuer for the Transferee’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Transferee’s share of the income of the Issuer or attributable to distributions to such Transferee.

13. In the event such Transferee owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes.

14. In the event such Transferee owns 100% of the Subordinated Notes, such Transferee will not sell, transfer, assign, participate, pledge or otherwise dispose of any Debt unless it obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

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15. It will provide notice to each Person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture, including the Exhibits referenced therein.

Name of Purchaser:

Dated:

By: ___________________________________
Name:
Title:

Outstanding principal amount of Subordinated Notes: U.S.$[___________]

Taxpayer identification number:

Address for notices: Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone: FAO:

Facsimile: `Attention:

Attention:

Denominations of certificates (if more than one):

Registered name:

cc:

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

B-7-5

EXHIBIT B-8

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER TO

CERTIFICATED SUBORDINATED NOTES

[DATE]

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Administration – PennantPark CLO VIII, LLC

Re:	PennantPark CLO VIII, LLC (the “Issuer”) Subordinated Notes due 2036 (the “Notes”)

Reference is hereby made to the Indenture and Security Agreement, dated as of February 22, 2024, between the Issuer and Wilmington Trust, National Association, as collateral trustee (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in Indenture.

This letter relates to U.S. $[____] aggregate principal amount of Subordinated Notes which are held in the form of a beneficial interest in a Rule 144A Global Subordinated Note with the Depository held by [______] (the “Transferor”) to effect the transfer of the Subordinated Notes in exchange for a Certificated Subordinated Note.

In connection with such transfer, and in respect of such Subordinated Notes, the Transferor does hereby certify that such Subordinated Notes are being transferred to ____________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and the Offering Circular relating to such Subordinated Notes, (ii) Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in which case it reasonably believes that the Transferee is purchasing the Subordinated Notes for its own account or an account with respect to which the Transferee exercises sole investment discretion and the Transferee and any such account is a Qualified Institutional Buyer, in a transaction meeting the requirements of Rule 144A, or an “accredited investor” meeting the requirements of Rule 501(a) of Regulation D under the Securities Act that in each case is also a Qualified Purchaser and (iii) any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator or any of their respective Affiliates and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By: ___________________________________
Name:
Title:

Date: _____________

B-8-1

cc:	PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-8-2

EXHIBIT B-9

FORM OF TRANSFEREE CERTIFICATE FOR CERTIFICATED SUBORDINATED NOTES

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Trust Services – PennantPark CLO VIII, LLC

Re:	PENNANTPARK CLO VIII, LLC (the “Issuer”); Subordinated Notes due 2036

Reference is hereby made to the Indenture and Security Agreement, dated as of February 22, 2024, between the Issuer and Wilmington Trust, National Association, as Collateral Trustee (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of the Subordinated Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a beneficial interest in a Certificated Subordinated Note pursuant to Section 2.5(g)(i) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture, including, but not limited to, the tax certifications under Section 2.12 of the Indenture, and (ii) pursuant to an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferee hereby represents, warrants and covenants for the benefit of the Issuer, the Collateral Trustee, the Collateral Manager and their respective counsel that we are:

(a)	(PLEASE CHECK ONLY ONE)

a “qualified institutional buyer” as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), that is also a “qualified purchaser” and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder; or

an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) who is also a “qualified purchaser” (or an entity owned exclusively by “qualified purchasers”);

(b)	acquiring the Notes for our own account (and not for the account of any other person) in a minimum denomination of U.S.$[•] and in integral multiples of U.S.$1.00 in excess thereof.

The Transferee further represents, warrants and agrees as follows:

1. It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture (and the Exhibits referenced therein) and the legends on such Notes, including the requirement for written

B-9-1

certifications. In particular, it understands that the Notes may be transferred only to a person that is a “qualified purchaser” as defined in the 1940 Act, or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is either (i) a “qualified institutional buyer” as defined in Rule 144A who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that Issuer has not been registered as an investment company under the 1940 Act and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

2. In connection with its purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers and transferees of the Notes); (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Placement Agent, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Custodian, the Administrative Service Provider, the Transferor or any of their respective affiliates; (iv) it was not formed for the purpose of investing in the Notes; (v) it will hold and transfer at least the Minimum Denomination of such Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

4. It will timely furnish the Issuer, the Collateral Trustee and their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer, the Collateral Trustee and their respective agents to make payments to the beneficial owner without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer and its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer, the Collateral Trustee and their respective agents to satisfy reporting and other obligations under any applicable law or regulation (including any cost basis reporting obligation), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each beneficial owner acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner.

B-9-2

5. It represents that: (A) for so long as it holds such Subordinated Note or interest therein, such Person is not, and is not acting on behalf of, a Benefit Plan Investor, and (B) if such person is a governmental, church, non-U.S. or other plan, (1) for so long as it holds such Subordinated Note or interest therein it will not be subject to any Similar Law, and (2) its acquisition, holding and disposition of such Subordinated Note will not constitute or result in a non-exempt violation of any applicable Other Plan Law.

6. It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Secured Debt issued pursuant to the Indenture and incurred pursuant to the Credit Agreement or, if longer, the applicable preference period (plus one day) then in effect. It further agrees to the subordination provision set forth in Section 13.1(c) of the Indenture.

7. (a) (i) The express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding, and (iii) it shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (b) there are no implied rights under the Indenture to direct the commencement of any such Proceeding; and (c) notwithstanding any provision of the Indenture, or any provision of the Notes or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes (or of any interest therein), or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Collateral Trustee, the Loan Agent, the Collateral Manager, the Collateral Administrator, the Administrative Service Provider, the Custodian or the Calculation Agent.

8. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”), and other similar laws or regulations, including, without limitation, requiring each purchaser or transferee of a Note to make representations to the Issuer in connection with such compliance.

9. It agrees to provide the Issuer, the Collateral Trustee and their agents with all documentation and information required for the Issuer to achieve AML Compliance, and to update or replace such documentation and information promptly, as necessary.

10. It understands that the Issuer, the Collateral Trustee and the Placement Agent will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

11. It represents and agrees that:

(i) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and will provide a properly completed and signed IRS Form W-9 (or applicable successor form). It understands and acknowledges that failure to provide the Issuer or the Collateral Trustee with the applicable tax certifications may result in withholding or back-up withholding from payments to it in respect of the Subordinated Notes; and

(ii) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired, and no holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of, transfer or convey in any manner a Subordinated Note (or any interest therein) or other equity interest in the Issuer or cause a Subordinated Note or other equity interest in the Issuer to be marketed, (1) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations or (2) if such acquisition would cause the combined number of holders of Subordinated Notes and any equity interests in the Issuer to be held by more than 90 persons; and

B-9-3

(iii) it acknowledges and agrees that it will not enter into any financial instrument the payments on which are, or the value of which is, determined in whole or in part by reference to such Debt or other equity interests in the Issuer (including the amount of distributions on such Debt or such equity interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704 1(a)(2)(i)(B); and

(iv) it acknowledges and agrees that no Subordinated Note (or interest therein) may be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (1)(x) none of the direct or indirect holders of any interest in such person have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes and any other equity interests of the Issuer held by such person and (y) a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes (or any other equity interests in the Issuer) is not and will not be to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the regulations under the Code; or (2) the Issuer must otherwise determine that the holder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h); and

(v) it may not transfer all or any portion of the Subordinated Notes unless: (1) the Person to which it transfers such Subordinated Notes agrees to be bound by the restrictions, conditions, representations, warranties, and covenants set forth in this paragraph 11, and (2) such transfer does not violate this paragraph 11.

Any transfer made in violation of this paragraph 11, or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h), will be void and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Subordinated Notes are transferred shall become a Transferee unless such Person agrees to be bound by this paragraph 11. However, notwithstanding the immediately preceding sentence, a transfer in violation of this paragraph 13 shall be permitted if the Issuer obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that the transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

12. It hereby agrees to take any and all actions, and to furnish any and all information, requested by the Issuer in order to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Section 6225 of the Code, or any successor provision, including (if requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Transferee, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (x) establish the amount of any tax liability resulting from any such adjustment and (y) elect (in accordance with Section 6226 of the Code, or any successor provision) for each Transferee to take any such adjustment into account directly. To the fullest extent permitted by law, each Transferee of Subordinated Notes hereby agrees to indemnify the Issuer for the Transferee’s allocable share of any applicable tax liability of any type whatsoever (including any liability for penalties, additions to tax or interest) attributable to such Transferee’s share of the income of the Issuer or attributable to distributions to such Transferee.

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13. In the event such Transferee owns less than 100% of the Subordinated Notes, it will not acquire Subordinated Notes if such acquisition would cause it to own 100% of the Subordinated Notes.

14. In the event such Transferee owns 100% of the Subordinated Notes, such Transferee will not sell, transfer, assign, participate, pledge or otherwise dispose of any Debt unless it obtains written advice of Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

15. It will provide notice to each Person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Sections 2.5 and 2.12 of the Indenture, including the Exhibits referenced therein.

[The remainder of this page has been intentionally left blank.]

B-9-5

Name of Purchaser:

Dated:

By:
Name:
Title:

Aggregate Outstanding Amount of Notes: U.S.$__________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone:	FAO:

Facsimile:	Attention:

Attention:

Denominations of certificates (if applicable and if more than one):

Registered name:

cc:	PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

B-9-6

EXHIBIT C

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

[TO BE ATTACHED]

C-1

EXHIBIT D

FORM OF BENEFICIAL OWNERSHIP CERTIFICATE

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Trust Services – PennantPark CLO VIII, LLC

PennantPark CLO VIII, LLC

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

Re:

Reports Prepared Pursuant to the Indenture and Security Agreement, dated as of February 22, 2024 (the “Indenture”), between PennantPark CLO VIII, LLC (the “Issuer”), and Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”).

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S.$________________ in principal amount of the [Class A-1 Senior Secured Floating Rate Notes] [Class A-2 Senior Secured Floating Rate Notes] [Class B Senior Secured Floating Rate Notes] [Class C Secured Deferrable Floating Rate Notes][Class D Secured Deferrable Floating Rate Notes][Subordinated Notes] due 2036 of the Issuer and hereby requests the Collateral Trustee grant it access to or deliver to it, as applicable, and as and when granted or delivered to any Holder or Noteholder under the Indenture, all notices, reports or other communications required to be delivered to any Holder or Noteholder under the Indenture or any Transaction Document. Capitalized terms used but not defined herein shall have the meaning given them in the Indenture.

In consideration of the physical or electronic signature hereof by the beneficial owner, the Issuer, the Collateral Trustee, the Loan Agent, the Collateral Administrator, the Collateral Manager, the Administrative Service Provider, the Transferor or their respective agents may from time to time communicate or transmit to the beneficial owner (a) information upon the request of the beneficial owner pursuant to the Indenture and (b) other information or communications marked or otherwise identified as confidential (collectively, but subject to the following sentence, “Confidential Information”). Confidential Information relating to the Issuer shall not include, however, any information that (i) was publicly known or otherwise known to the beneficial owner prior to the time of such communication or transmission; (ii) subsequently becomes publicly known through no act or omission by the beneficial owner or any Person acting on behalf of beneficial owner; (iii) otherwise is known or becomes known to the beneficial owner other than (x) through disclosure by the Issuer or (y) to the knowledge of the beneficial owner after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

The beneficial owner will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the beneficial owner in good faith to protect Confidential Information of third parties delivered to the beneficial owner; provided that the beneficial owner may deliver or disclose Confidential Information to: (i) its directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the administration of the matters contemplated hereby or the investment represented by the Notes; (ii) its legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to the Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes or any other security of the Issuer in accordance with the requirements of Section 2.5 of the Indenture to which such Person sells or offers to sell any such Note or any part thereof; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with these provisions; (vii) either Rating Agency or any other NRSRO (subject to Section 14.15 of the Indenture); (viii) any other Person with the consent of the Issuer and the Collateral Manager; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Secured Debt or the Indenture. The beneficial owner agrees that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Collateral Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to it any Confidential Information in violation of these provisions. In the event of any required disclosure of the Confidential Information by the beneficial owner, it hereby agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

The undersigned certified that such Person will notify the Collateral Trustee when it sells all or a portion of its beneficial interest in such Class of Notes.

Unless the option below is checked, the undersigned hereby consents to the Trustee identifying it as a beneficial owner of Notes if the Trustee has been requested by the Issuer, the Collateral Manager or the Placement Agents, pursuant to Section 2.5 of the Indenture.

  The undersigned hereby requests confidential treatment of its identity and requests that the Trustee not identify it as a beneficial owner of Notes if the Trustee has been requested by the Issuer, the Collateral Manager or the Placement Agents, pursuant to Section 2.5 of the Indenture.

Submission of this certificate bearing the beneficial owner’s physical or electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York without reference to its conflicts of law provisions (other than Section 5-1401 of the New York General Obligations Law).

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ___ day of __________, ____.

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title: Authorized Signatory

Tel: ________________

Fax: _______________

EXHIBIT E

FORM OF WEIGHTED AVERAGE S&P RECOVERY RATE NOTICE

Wilmington Trust, National Association, as Collateral Trustee and as Collateral Administrator

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890-1605

Attention: CLO Trust Services – PennantPark CLO VIII, LLC

Standard & Poor’s Ratings Services

a Standard & Poor’s Financial Services LLC business

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: CDO Surveillance Group

Facsimile: (212) 438 2655

Email: CDO_Surveillance@sandp.com

Re:	Weighted Average S&P Recovery Rate Notice Pursuant to Section 7.18(i) of the Indenture referred to below

Ladies and Gentlemen:

Reference is made to the Indenture and Security Agreement, dated as of February 22, 2024, between PennantPark CLO VIII, LLC and Wilmington Trust, National Association, as Collateral Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

1. Pursuant to Section 7.18(i) of the Indenture, the Collateral Manager hereby notifies the Collateral Trustee, the Collateral Administrator and S&P that the Weighted Average S&P Recovery Rate that shall apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test is, with respect to the [AAA]: _______.

2. The Collateral Manager hereby requests that such election be made effective on the following date: _____________.

3. The Collateral Manager hereby certifies that all conditions applicable to the election of a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations have been satisfied as of the date hereof.

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E-1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ___ day of __________, ____.

PENNANTPARK INVESTMENT ADVISERS, LLC, as the Collateral Manager

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTICE OF SUBSTITUTION OR REPURCHASE

(OPTIONAL REPURCHASES OR SUBSTITUTIONS PURSUANT TO SECTION 12.3 OF THE INDENTURE)

Wilmington Trust, National Association, as Collateral Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CLO Trust Services – PennantPark CLO VIII, LLC

Wilmington Trust, National Association, as Loan Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: CLO Trust Services – PennantPark CLO VIII, LLC

Email: whwang@wilmingtontrust.com

PennantPark CLO VIII, LLC, as Issuer

c/o PennantPark Investment Administration, LLC

1691 Michigan Avenue, Suite 500

Miami Beach, Florida 33139

PennantPark Investment Advisers, LLC as Collateral Manager

1691 Michigan Ave

Miami Beach, FL 33139

Attention: PennantPark Liability Management

RE:	[Substitution][Repurchase] of Collateral Obligation

I.	Notification

Pursuant to the Indenture and Security Agreement, dated as of February 22, 2024 (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Indenture”), between PennantPark CLO VIII, LLC and Wilmington Trust, National Association, as Collateral Trustee, PennantPark Floating Rate Capital, Ltd. (the “Transferor”) hereby notifies you that it intends to [substitute a Collateral Obligation pursuant to Section 12.3(a) of the Indenture][repurchase a Collateral Obligation pursuant to Section 12.3(b) of the Indenture]. Capitalized terms used but not defined herein shall have the meanings given such terms in the Indenture.

F-1

Pursuant to Section 12.3 of the Indenture, the Transferor hereby provides notice that that:

The Collateral Obligation for which a Substitution Event has occurred and/or which is to be [substituted] [repurchased] is:

[__________________________________]

The reason for such [substitution][repurchase] is:	[__________________________________]

The Collateral Obligation(s) to be Delivered in Exchange for the Collateral Obligation to be Substituted is:	[__________________________________]

The Transfer Deposit Amount (if any) with respect to the Collateral Obligation is:	[__________________________________]

The date of the deposit or substitution is:	[__________________________________]

Upon such [substitution][repurchase], the Schedule of Collateral Obligations shall be deemed amended to reflect the [substitution][inclusion] of the Collateral Obligation. Such substitution or exchange is permitted under and is being made in compliance with the applicable provisions of the Indenture, including without limitation, the Substitution Period. As of the related Cut-Off Date, the Substitute Collateral Obligation Conditions have been satisfied.

II.	Calculations

[If applicable, provide calculations used in determining compliance with Section 12.3 of the Indenture – “Optional Repurchase or Substitution of Collateral Obligations,” including the Repurchase and Substitution Limit as defined in Section 12.3(c) of the Indenture.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

F-2

IN WITNESS WHEREOF, the undersigned have caused this notice to be duly executed this ___ day of __________, ____.

PENNANTPARK FLOATING RATE CAPITAL, LTD., as the Transferor

By:
Name:
Title:

PENNANTPARK INVESTMENT ADVISERS, LLC, as the Collateral Manager on behalf of the Issuer

By:
Name:
Title:

F-3